UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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BAKER HUGHES, a GE company
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(Name of person(s) filing proxy statement, if other than the registrant)

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BAKER HUGHES, A GE COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

MAY 11, 2018

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO VOTE IN ADVANCE OF THE MEETING USING ONE OF THESE VOTING METHODS

:	Via the Internet at www.proxyvote.com	)	Calling toll-free at 1-800-690-6903

+	Mailing your signed proxy card or voting instructions to the address listed on the envelope

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

May 11, 2018
9:00 a.m. Central Daylight Time
2001 Rankin Road Baker Street Conference Room Houston, Texas 77073

Agenda

1.	The election of directors;

2.	An advisory vote related to the Company’s executive compensation program;

3.	The approval of the Company’s Employee Stock Purchase Plan;

4.	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018; and

5.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

Record Date

The Board of Directors (the “Board”) of Baker Hughes, a GE company (the "Company," "BHGE," "we," "us" or "our") has fixed March 19, 2018 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock (as defined below) of the Company of record at the close of business on that date will be entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment.

Proxy Voting

You are invited to attend the meeting in person. Whether or not you plan to attend in person, we urge you to promptly vote your shares by telephone, by the Internet or, if this proxy statement (“Proxy Statement”) was mailed to you, by completing, signing, dating and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting of the Stockholders (the "Annual Meeting"). You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy.

By order of the Board of Directors,

Lee Whitley
Associate General Counsel and Corporate Secretary
Houston, Texas
March 23, 2018

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being sent or made available to stockholders on or about March 23, 2018. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

2018 Annual Meeting Information

Date:	May 11, 2018
Time:	9:00 a.m. Central Daylight Time
Place:	2001 Rankin Road Baker Street Conference Room Houston, Texas 77073

Matters to be Voted Upon

No.	Proposal	Board Recommendation
1.	The election of directors	FOR each nominee
2.	An advisory vote related to the Company’s executive compensation program	FOR
3.	The approval of the Company’s Employee Stock Purchase Plan	FOR
4.	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018	FOR

Combination of GE O&G and BHI
On July 3, 2017, we closed our previously announced business combination (the “Transactions”) to combine the oil and gas business (“GE O&G”) of General Electric Company (“GE”) and Baker Hughes Incorporated ("BHI"), creating a world-leading, fullstream oilfield technology provider that has a unique mix of equipment and service capabilities. The Transactions were executed using a partnership structure, pursuant to which GE O&G and BHI each contributed their operating assets to a newly formed partnership, Baker Hughes, a GE company, LLC (“BHGE LLC”). GE holds an approximate 62.5% controlling interest in this partnership and former BHI stockholders hold an approximate 37.5% interest through the ownership of 100% of our Class A Common Stock. GE holds its voting interest through our Class B Common Stock and its economic interest through a corresponding number of Common Units of BHGE LLC. Former BHI stockholders immediately after the completion of the Transactions also received a special dividend of $17.50 per share paid by the Company to holders of record of the Company’s Class A Common Stock. GE contributed $7.4 billion to BHGE LLC to fund substantially all of the special dividend. The rights (including voting rights) of our Class A Common Stock and Class B Common Stock (each as defined below) are identical; provided that Class B Common Stock has no economic rights.

2017 Business Highlights

$21.9B COMBINED REVENUE *	$1B ADJUSTED OPERATING INCOME *	64K+ EMPLOYEES IN 120 COUNTRIES	ANNOUNCED A $3B SHARE BUYBACK AUTHORIZATION
* Combined revenue and adjusted operating income are non-GAAP measures. A reconciliation of GAAP to non- GAAP measures is included in this proxy statement as Annex C.

BHGE 2018 Proxy Statement | 1

We Created a New Company

We merged two great companies in record time and began trading on the NYSE as BHGE
We won our first fullstream deal and signed our largest-ever digital contract
We achieved numerous drilling records for customers and doubled footage drilled with Autotrak to 5,200 miles across the globe
We delivered $119 million in synergies and increased our dividend by 6%
We launched 240+ new products and registered 2,800+ patents

Health, Safety & Environment; Compliance and Sustainability

Health, Safety and the Environment is part of everything we make and everything we do, and our employees are empowered to own exceptional HSE performance to make every day a Perfect HSE Day. A Perfect HSE Day is a day with no incidents, no vehicle accidents and no harm to the environment.

We relentlessly adhere to the highest ethical standards that our stockholders expect of us. Employees and directors are expected to follow "The Spirit & The Letter" of our Code of Conduct, which establishes the duties of our directors, officers, employees and business partners to conduct business legally and ethically.

We drive sustainable benefits in communities where we do business through stakeholder engagement; community service; science, technology, engineering and mathematics education; and charitable contributions.

72 Combined 2H'17	2,700 Volunteer Hours	TOP 50 Most Community Minded Companies
Perfect HSE Days	to support disaster relief efforts in the U.S.	Civic 50

Corporate Governance Highlights

✓	Significant Minority Stockholder Protections including lockup, standstill, and Conflicts Committee composed of non-GE directors
✓	Lead Director
✓	Active stockholder engagement
✓	Significant stock ownership guidelines for executives and directors
✓	No pledging or hedging of company stock
✓	Diverse board in terms of gender, experience and skills
✓	Annual election of directors
✓	Mandatory director retirement age of 75 and 15-year term limits

BHGE 2018 Proxy Statement | 2

Executive Compensation Highlights

Our people and their capabilities are critical to our success, and maintaining a strong talent base despite significant change is essential. Additionally, the Transactions created unique challenges to fully engage and retain key leaders and employees. With this backdrop, the Compensation Committees of BHI and BHGE made the following key compensation decisions for 2017:
BHI (Pre-Closing of the Transactions from January - June 2017)

In January 2017, prior to the close of the Transactions, the Compensation Committee of BHI reemphasized pay for performance in the key elements of BHI's compensation programs by:

•	continuing a performance-based short-term incentive bonus structure for 2017 based on key financial and strategic performance metrics;

•
increasing performance-based stock for Senior Executives to 50% of the total long-term incentives awarded during the annual January 2017 grant cycle. Were it not for the closing of the Transactions, the payout would have been based upon relative growth and return metrics versus BHI’s peer group during performance periods within 2017 - 2019. Any actual payout would have been delivered at the end of the performance period ending in 2019. The remaining 50% of the January 2017 grant was delivered in the form of service-based Restricted Stock Units ("RSUs") that vest one-third each year; and

•	providing global broad-based merit increases to base salary following two years without broad-based increases, consistent with practices of other companies in our industry.

BHGE (Post-Closing of the Transactions from July - December 2017)

Immediately following the closing of the Transactions, the BHGE Board established a new Compensation Committee that was tasked with developing a strategy to attract and retain top talent, drive company performance and align with stockholder interests. The Compensation Committee executed on these objectives by:

•	establishing market-based, target compensation packages for the executive leadership team based on a new Compensation Reference Group;

•	implementing a new performance-based short-term incentive bonus plan for all eligible employees of BHGE based on key financial and strategic performance metrics for the second half of 2017; and

•
granting key leadership long-term incentive awards in the form of stock options and RSUs to align a broader group of BHGE employees with stockholders, incentivize leaders to “stay and win” with the new company, and close retention gaps based on the market for key roles

2018 BHGE Compensation Program
In January 2018, the Company continued to reinforce the pay for performance elements of its compensation programs by:

•	continuing a performance-based short-term incentive bonus structure for 2018 based on key financial and strategic performance metrics; and

•
establishing performance-based long-term incentive awards for Senior Executives granting 50% of the total long-term incentives during the annual 2018 grant cycle in the form of performance share units. The payout is based upon relative Total Shareholder Return (TSR) and Return on Invested Capital (ROIC) versus the Company's peer group during performance periods within 2018 - 2020. Any actual payout would be delivered at the end of the performance period ending in 2020. The remaining 50% of the January 2018 grant was split evenly in the form of stock options and service-based RSUs that will vest one-third each year.

BHGE 2018 Proxy Statement | 3

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BHGE, a Delaware corporation, to be voted at the Annual Meeting scheduled to be held on May 11, 2018 and at any and all reconvened meetings after adjournments thereof.

Information About the Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we furnish to our stockholders proxy materials, including our 2017 Annual Report on Form 10-K of the Company (the “Annual Report”) to stockholders, on the Internet. On or about March 30, 2018, we will send electronically an annual meeting package personalized with profile and voting information (“Electronic Delivery”) to those stockholders that have previously signed up to receive their proxy materials via the Internet. On or about March 30, 2018, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those stockholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to stockholders. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials or Annual Report to stockholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Stockholders may sign up to receive future proxy materials and other stockholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. Visit www.proxyvote.com for additional information regarding electronic delivery enrollment.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 11, 2018

This Proxy Statement and the Annual Report and the means to vote by Internet are available on the Internet at www.proxyvote.com.

Stockholder of Record; Shares Registered in Your Name

If on March 19, 2018 (the “record date”), your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered a stockholder of record with respect to those shares, and we sent the proxy materials directly to you. You may vote by proxy over the Internet at the following Internet address: www.proxyvote.com, or if you properly request and receive a proxy card by mail or email, over the phone by calling Broadridge Financial Solutions (“Broadridge”) at 1-800-690-6903. Proxies submitted through Broadridge by the Internet or telephone must be received by 11:59 p.m. Eastern time (10:59 p.m. Central time) on May 10, 2018. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

Beneficial Owner; Shares Registered in the Name of the Broker, Bank or Other Agent

If on March 19, 2018, your shares were held in “street name” in an account at a brokerage firm, bank or other nominee holder, then you are considered the beneficial owner of the shares and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct the organization on how to vote the shares held in your account. You may direct the vote of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy materials from the bank or brokerage firm. Votes directed by the Internet or telephone through such a program must be received by Broadridge by 11:59 p.m. Eastern time (10:59 p.m. Central time) on May 10, 2018. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a legal proxy from your broker either on the Internet or use the voting form that accompanies this Proxy Statement. Requesting a legal proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares.

BHGE 2018 Proxy Statement | 4

Voting

Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the advisory vote related to the Company’s executive compensation program, FOR the approval of the Company’s Employee Stock Purchase Plan and FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018. If any additional matter should be presented properly at the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Company’s Corporate Secretary, at the Company’s executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 17021 Aldine Westfield Road, Houston, Texas 77073. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by stockholders of record for proper purposes.

Solicitation of Proxies

The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $8,500, plus out-of-pocket expenses.

Attendance

Only stockholders of record or beneficial owners of the Company’s Class A Common Stock and Class B Common Stock (each as defined below) may attend the meeting in person. If you are a stockholder of record, you may be asked to present proof of identification, such as a driver’s license. Beneficial owners must also present evidence of share ownership, such as a recent brokerage account or bank statement. All attendees must comply with our standing rules, which will be distributed upon entrance to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described in this Proxy Statement so that your vote will be counted if you later decide not to attend the Annual Meeting.

Householding
We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes, a GE company, Attn: Corporate Secretary, 17021 Aldine Westfield Road, Houston, Texas 77073, +1 (713) 439-8600. Stockholders may also address future requests for separate delivery of the Proxy Statement, or for delivery of a single copy where they are currently receiving multiple copies, by contacting us at the address or phone number listed above.

VOTING SECURITIES

The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), of which 419,417,205 shares and 706,984,255 shares, respectively, were issued and outstanding at the close of business on March 19, 2018. Only stockholders that hold shares at the close of business on the record date will be entitled to vote at the meeting. Each share of Common Stock, voting as a single class, entitles the holder thereof to one vote on each matter to be considered at the meeting. GE has informed the Company that it will vote in accordance with the Board’s recommendations and, as a result, we expect each of the proposals to be voted upon at the Annual Meeting to pass. In addition, the Stockholders Agreement, dated as of July 3, 2017, by and between the Company and GE, as amended from time to time (the “Stockholders Agreement”), provides that GE must cause its shares of Common Stock to be present for quorum purposes at any stockholder meeting, vote in favor of all non-GE directors (as defined therein), and not vote in favor of the removal of any non-GE director (as defined therein) other than for cause.

The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Assuming a quorum is present at the Annual Meeting, the following voting standards apply:

Proposal	Vote Required	Broker Non-Votes or Withhold Votes	Abstentions

Election of Directors	The affirmative vote of a plurality of votes cast by the holders of shares present or represented at the Annual Meeting and entitled to vote on the matter.	No effect on the outcome of the vote	Not applicable
The approval of the advisory vote related to the Company's executive compensation program	The affirmative vote of holders of the majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter.	No effect on the outcome of the vote	Abstentions have the same effect as a vote against
The approval of the Company’s Employee Stock Purchase Plan	The affirmative vote of holders of the majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter.	No effect on the outcome of the vote	Abstentions have the same effect as a vote against
The approval of the ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2018	The affirmative vote of holders of the majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter.	Brokers may vote on uninstructed shares	Abstentions have the same effect as a vote against

Brokers, banks or other nominees that hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals under the rules of the New York Stock Exchange (the “NYSE Rules”) when they have not received instructions from the beneficial owners, such as Proposal 4 (the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 2018). If a broker, bank or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals such as Proposal 1 (the election of directors), Proposal 2 (the advisory vote related to the Company’s executive compensation program) and Proposal 3 (approval of the Company’s Employee Stock Purchase Plan).

BHGE 2018 Proxy Statement | 5

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

In analyzing director nominations, the Governance & Nominating Committee strives to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspective and who maintain a Board that reflects diversity, including but not limited to gender, ethnicity, background, country of citizenship and experience. The Governance & Nominating Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area of endeavor, comprehend the role of a public company director, exemplify relevant expertise, experience and a substantive understanding of domestic and international considerations and geopolitics, especially those pertaining to the service and equipment sector of the oil and gas and energy-related industries.

When analyzing whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance & Nominating Committee and the Board of Directors focus on the information summarized in each of the Directors’ individual biographies set forth in this Proxy Statement.

All directors who are elected at the Annual Meeting will serve for a one-year term expiring at the Annual Meeting expected to be held in May 2019 or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal. The proxy holders will vote FOR the nine persons listed below under “Company Nominees for Director,” unless contrary instructions are given.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the nine persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee.

Board Highlights

Board Nominees for Director

The following table sets forth each nominee director’s name, all positions with the Company held by the nominee, the nominee’s principal occupation, age and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected. Each nominee director below was appointed in connection with the consummation of the Transactions on July 3, 2017.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote "FOR" each nominee.

BHGE 2018 Proxy Statement | 6

Director Nominee Biographies

W. Geoffrey Beattie
Mr. Beattie has been serving as a director of the Company since July 2017, and as the Lead Director of the Board since October 2017. He has been the Chief Executive Officer of Generation Capital, a private investment company based in Toronto, Canada, since September 2013. He served previously as Chief Executive Officer of the Woodbridge Company Limited, a privately held investment company and the majority shareholder of Thomson Reuters from March 1998 to December 2012, where he also served as Deputy Chairman from May 2000 to May 2013. Mr. Beattie was previously a partner of the law firm Torys LLP.
He currently serves on the boards of directors of GE, Maple Leaf Foods and Acasta Enterprises Inc. He also serves as the Chairman of Relay Ventures, a Canadian venture capital firm and as a director of DBRS Inc. (Dominion Bond Rating Service). Mr. Beattie is a GE Director nominee pursuant to the terms of the Stockholders Agreement.
Skills & Qualifications
Mr. Beattie’s extensive leadership experience, investor experience and broad financial expertise, including in the area of risk management.

Age: 58 Director since: 2017 Committees: Audit (Member) Governance & Nominating (Chair)

Gregory D. Brenneman
Mr. Brenneman has been serving as a director of the Company since July 2017. He has served as Executive Chairman of CCMP Capital Advisors, LLC since 2016, Chief Executive Officer from 2015 to 2016 and Chairman from 2008 to 2016. He has also served as Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since 1994. Mr. Brenneman served as Executive Chairman of Quizno’s Corporation from 2008 to 2010 and as its President and Chief Executive Officer from 2007 to 2008. He served on BHI's Board of Directors from 2014 through July 2017 and served on the boards of Automatic Data Processing, Inc., Milacron Holdings Corp and Francesca’s Collections within the last five years.
He currently serves on the board of directors of The Home Depot, Inc. and PQ Corporation. Mr. Brenneman is a Non-GE Director nominee pursuant to the terms of the Stockholders Agreement.
Skills & Qualifications
Mr. Brenneman’s leadership and financial experience in public companies including his service as a director of other public companies.

Age: 56 Director since: 2017 Committees: Conflicts (Member) Compensation (Member) Governance & Nominating (Member)

BHGE 2018 Proxy Statement | 7

Clarence P. Cazalot, Jr.
Mr. Cazalot has been serving as a director of the Company since July 2017. He was the Executive Chairman of the Board of Marathon Oil Corporation from August 2013 to December 2013. Mr. Cazalot served as the Chairman of Marathon Oil Corporation from 2011 to 2013 and as President, Chief Executive Officer and a Director of Marathon Oil Corporation from 2002 to August 2013. He served on BHI's Board of Directors from 2002 to July 2017 and within the last five years, he served on the Board of FMC Technologies.
He currently serves as a director of Enbridge, Inc. Mr. Cazalot is a Non-GE Director nominee pursuant to the terms of the Stockholders Agreement.
Skills & Qualifications
Mr. Cazalot’s role as a former chairman of a board, chief executive officer and president of a publicly traded energy company as well as his many years of experience in the global energy business.

Age: 67 Director since: 2017 Committees: Conflicts (Chair) Governance & Nominating (Member)

Martin S. Craighead
Mr. Craighead has been serving as a director of the Company since July 2017, and he is the Vice Chairman of the Board. He served as Chairman of the Board of BHI from April 2013 to July 2017 and as Director of the Board from 2011 to April 2013. Mr. Craighead served as Chief Executive Officer of BHI from January 2012 to July 2017 and President from 2010 to 2017.
Mr. Craighead currently serves as a director of PQ Corporation. Mr. Craighead is a Non-GE Director nominee pursuant to the terms of the Stockholders Agreement.
Skills & Qualifications
Mr. Craighead’s leadership experience, global business experience and extensive background in the oil and gas industry.

Age: 58 Director since: 2017 Committees: Compensation (Member)

BHGE 2018 Proxy Statement | 8

Lynn L. Elsenhans
Ms. Elsenhans has been serving as a director of the Company since July 2017. She was the Executive Chairman of Sunoco, Inc. from January 2009 until May 2012, and Chief Executive Officer and President from August 2008 until March 2012. She also served as Chairman of Sunoco Logistics Partners L.P. from October 2008 until May 2012, and Chief Executive Officer from July 2010 until March 2012. Ms. Elsenhans worked at Royal Dutch Shell for more than 28 years where she held a number of senior roles, including Executive Vice President, Global Manufacturing from 2005 to 2008. She served on BHI's Board of Directors from 2012 to July 2017 and was a director of Flowserve Corporation within the last five years.
Ms. Elsenhans is a member of the Board of Directors of GlaxoSmithKline. She is a Non-GE Director nominee pursuant to the terms of the Stockholders Agreement.
Skills & Qualifications
Ms. Elsenhans’ positions as a former chairman and chief executive officer of a publicly traded energy company as well as her many years of leadership experience at a global oil and gas company.

Age: 61 Director since: 2017 Committees: Audit (Chair) Conflicts (Member) Governance & Nominating (Member)

Jamie S. Miller
Ms. Miller has been serving as a director of the Company since July 2017. She currently serves as the Senior Vice President and Chief Financial Officer of GE. Ms. Miller previously served as the Senior Vice President, GE and President and Chief Executive Officer, GE Transportation from October 2015 to October 2017 and Senior Vice President, Chief Information Officer for GE from April 2013 to September 2015. Ms. Miller joined GE in April 2008 as Vice President, Controller and Chief Accounting Officer and held this position until April 2013. Prior to joining GE, Ms. Miller served as the Senior Vice President and Controller of WellPoint, Inc. (now Anthem) and was a partner at PricewaterhouseCoopers LLP.
Ms. Miller is a GE Director nominee pursuant to the terms of the Stockholders Agreement.
Skills & Qualifications
Ms. Miller’s extensive leadership experience in various businesses and functions across GE and with other firms, her global business experience and her technological, financial and accounting experience.

Age: 49 Director since: 2017 Committees: Governance & Nominating (Member)

BHGE 2018 Proxy Statement | 9

James J. Mulva
Mr. Mulva has been serving as a director of the Company since July 2017. He was the Chairman and Chief Executive Officer of ConocoPhillips from October 2004 until his retirement in June 2012. He is the former Chairman of the American Petroleum Institute.
Mr. Mulva currently serves on the boards of GE and General Motors Company and served on the board of Statoil within the last five years. Mr. Mulva is a GE Director nominee pursuant to the terms of the Stockholders Agreement.
Skills & Qualifications
Mr. Mulva’s extensive leadership experience, global business experience, significant background in the oil and gas industry, as well as his public and private company board experience.

Age: 71 Director since: 2017 Committees: Audit (Member) Compensation (Member)

John G. Rice
Mr. Rice has been serving as a director of the Company since July 2017. He will retire as Vice Chairman, GE on March 31, 2018, and was the CEO, GE Global Growth Organization from November 2010 until December 2017. He served in other various leadership positions across GE, including Vice Chairman, GE and President and CEO of GE Technology Infrastructure from 2007 until November 2010, Vice Chairman of GE’s industrial and infrastructure businesses from 2005 until 2007 and President and CEO of GE Energy from 2000 until 2005.
Mr. Rice currently serves as a director of Li and Fung. Mr. Rice is a GE Director nominee pursuant to the terms of the Stockholders Agreement.
Skills & Qualifications
Mr. Rice’s extensive leadership experience in various businesses across GE, his global business experience and his experience with global energy and infrastructure markets from his current and prior roles at GE.

Age: 61 Director since: 2017 Committees: Compensation (Chair)

Lorenzo Simonelli
Mr. Simonelli has been serving as Chairman of the Board of Directors of the Company since October 2017, and as a Director and as Chief Executive Officer of the Company since July 2017. Before joining the Company in July 2017, Mr. Simonelli was the Senior Vice President, GE and President and Chief Executive Officer, GE Oil & Gas from October 2013 to July 2017. Before joining GE Oil & Gas, he was the President and Chief Executive Officer of GE Transportation from July 2008 to October 2013. Mr. Simonelli joined GE in 1994 and held various finance and leadership roles from 1994 to 2008.
Skills & Qualifications
Mr. Simonelli’s extensive leadership experience in businesses and functions across GE, including as the Chief Executive Officer of GE O&G, in addition to his global experience, financial experience and extensive background in the oil and gas industry.

Age: 44 Director since: 2017 Committees: Not applicable

BHGE 2018 Proxy Statement | 10

Election and Resignation Policy

Under the provisions of the Amended and Restated Certificate of Incorporation, dated July 3, 2017 (the “Certificate of Incorporation”), the Second Amended and Restated Bylaws of the Company, dated July 3, 2017 (the “Bylaws”), and the Stockholders Agreement, the total number of directors constituting the Board will be nine members or such number as may be fixed from time to time by resolution of the Board. At any meeting of stockholders at which directors are to be elected, directors will be elected by the plurality vote of the votes cast by the holders of shares present or represented at the meeting and entitled to vote thereon. As further discussed below under Corporate Governance-Board Membership, GE has the right to designate five directors for nomination by the Board for election and maintain its proportional representation on the Board so long as certain conditions set forth in the Stockholders Agreement are satisfied.
Under the Certificate of Incorporation, the Bylaws and the Stockholders Agreement, each director will serve for a term of one year, ending on the date of the next annual meeting of stockholders following the date of such director’s election or appointment; provided that the term of each director will continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification or removal. Any director or the entire Board may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote thereon. In addition, GE has the authority to remove any GE-designated director so long as GE meets certain ownership criteria discussed below under Corporate Governance-Board Membership. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation will be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. As further discussed below under Corporate Governance-Board Membership, any vacancy created by a director that had been designated by GE will be filled by the Board with a director designated by GE, and the Governance & Nominating Committee will have the right to fill any vacancy on the Board with respect to any director who was not designated by GE with a person who is reasonably acceptable to GE and satisfies certain independence criteria.
Any newly created directorship that results from an increase in the number of directors, or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause, will be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, and will not be filled by the stockholders. Any director elected to fill a vacancy will hold office for the remaining term of his or her predecessor and until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification or removal.

CORPORATE GOVERNANCE

The Company’s Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and management believe promote this purpose, are sound and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the New York Stock Exchange (“NYSE”) and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Governance Principles as the principles of conduct of the Company’s business affairs to benefit its stockholders, which conform to the NYSE corporate governance listing standards and SEC rules. The Corporate Governance Principles are posted under the “Investors-Corporate Governance-Governance Overview” section of the Company’s website at www.bhge.com and are also available upon request to the Company’s Corporate Secretary. In addition, the Stockholders Agreement between GE and the Company sets forth a number of corporate governance requirements with respect to the Company.
Controlled Company Status

Through its ownership of a majority of the Company’s voting stock and the provisions set forth in our Certificate of Incorporation, Bylaws and the Stockholders Agreement (as defined below), GE has the ability to designate and elect a majority of the Company’s directors. As a result of GE’s ownership of a majority of the voting power of Common Stock, the Company is a “controlled company” as defined in NYSE listing rules and, therefore, is not subject to NYSE requirements that would otherwise require the Company to have (i) a majority of independent directors, (ii) a nominating committee composed solely of independent directors, (iii) the compensation of its executive officers determined by a

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majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Director Independence

Under the Stockholders Agreement, until the Trigger Date (as defined below) the Company is required to take advantage of all available “controlled company” exemptions under NYSE Rules. Under NYSE Rules, a “controlled company” is not required to have a majority of independent directors on the Board or to have the Governance & Nominating Committee and the Compensation Committee consist entirely of independent directors. The Company is required to have an Audit Committee composed of at least three directors, all of whom must be independent in accordance with the NYSE Rules, the Stockholders Agreement and the heightened independence standards for service on its Audit Committee.
For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company or GE. The Board has established guidelines to assist it in determining director independence that conform to the independence requirements in the NYSE Rules. In addition to applying these guidelines, the Board considers all relevant facts and circumstances in making an independence determination. In addition, the Stockholders Agreement requires certain directors to also satisfy the definition of “Company Independent Directors” as set forth in the Stockholders Agreement: (i) meets the independence standards under NYSE rules, (ii) is not a director designated by GE, (iii) is not a current or former member of the board of directors of GE or officer or employee of GE or its affiliates, (iv) does not and has not had any other substantial relationship with GE or its affiliates, and (v) is designated by the Governance & Nominating Committee as a “Company Independent Director.” Directors who meet these independence standards are considered to be “independent” as defined in the NYSE Rules.
In addition to other applicable regulatory requirements, under the Stockholders Agreement at least one member of the Audit Committee and at least three members of the Governance & Nominating Committee must be Company Independent Directors. The Board has determined that all the nominees for election at this Annual Meeting other than Messrs. Simonelli, Craighead and Rice and Ms. Miller meet the independence standard under NYSE Rules.
Board Membership
Pursuant to the Stockholders Agreement, GE has the right to designate five directors for nomination by the Board for election and maintain its proportional representation on the Board so long as GE (a) either beneficially owns at least 50% of the voting power of the Common Stock of the Company, or (b) is required to consolidate the financial statements of the Company in accordance with Generally Accepted Accounting Principles ("GAAP") with those of GE during any fiscal year. The date on which both conditions (a) and (b) are no longer true is referred to as the Trigger Date under the Stockholders Agreement. Until the Trigger Date, GE has the right to designate five nominees to the Board at any annual or special meeting of stockholders of the Company at which directors will be elected, and has the authority to nominate, elect and remove such GE-designated directors.
In addition, the Stockholders Agreement provides that following the initial appointment of the Board, non-GE designated directors be designated by the Governance & Nominating Committee. In the event there is a vacancy on the Board with respect to any director who was not designated by GE, the Governance & Nominating Committee must fill such vacancy or designate a person for nomination reasonably acceptable to GE.
The Governance & Nominating Committee is charged with reviewing the composition of the Board and refreshing it as appropriate, pursuant to the Stockholders Agreement. With this in mind, the committee may retain an executive search firm to assist in identifying and evaluating potential nominees.

Board Term Limits and Retirement Age
The Board has a 15-year term limit for all directors, other than the Company's CEO. Additionally, with limited exceptions, directors will not be nominated for election to the Board after his or her 75th birthday.

The Board’s Leadership Structure
Our Governance Principles require the election, by the independent directors, of a Lead Director who leads meetings of the independent directors and regularly meets with the chairman/CEO for a discussion of matters arising from these

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meetings, calls additional meetings of the independent directors or the entire Board as deemed appropriate, serves as a liaison on Board-related issues between the chairman/CEO and the independent directors, and performs such other functions as the Board may direct, including (i) advising the Governance & Nominating Committee on the selection of committee chairs, (ii) approving the agenda, schedule and information sent to the directors for Board meetings, (iii) working with the chairman/CEO to propose an annual schedule of major discussion items for the Board’s approval, (iv) guiding the Board’s governance processes, including the annual board self-evaluation, succession planning and other governance-related matters, (v) leading the annual chairman/CEO evaluation, and (vi) providing leadership to the Board if circumstances arise in which the role of the chairman/CEO may be, or may be perceived to be, in conflict. The Governance & Nominating Committee reviews and recommends to the Board a director to serve as Lead Director. W. Geoffrey Beattie is the current Lead Director. The independent directors hold executive sessions at every regularly scheduled Board and Committee meeting and at such other times as the Lead Director deems appropriate.
The Board has determined that the current structure, with a combined CEO and Chairman of the Board and an independent Lead Director, is in the best interests of the Company and our stockholders. The combined role of CEO and Chairman provides an effective balance between management of the Company and director participation in our board process and allows for management to focus on the execution of our strategic and business plans. As indicated above, our independent Lead Director was elected by the independent Board members and has a clear set of comprehensive duties that provide an effective check on management.
Board Attendance

During the fiscal year ended December 31, 2017, the Board of Directors held four meetings (such meetings all taking place after the consummation of the Transactions on July 3, 2017). Each director attended more than 90% of the total number of meetings of the Company’s Board of Directors and of the respective Committees on which he or she served. It is the Company’s policy to request and encourage all of the Company’s directors and nominees for election as directors to attend the Annual Meeting in person.
Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee, a Governance & Nominating Committee and a Conflicts Committee, which is a sub-committee of the Governance & Nominating Committee. At each regularly scheduled Board meeting, the Chair of each Committee reviews with the full Board the items discussed and approved at a Committee meeting.
The charter for each Committee has been posted and is available for public viewing under the “Investors-Corporate Governance-Governance Overview” section of the Company’s website at www.bhge.com and is also available upon request to the Company’s Corporate Secretary. The members of each Committee are identified in the following table:

Director	Committee Memberships as of December 31, 2017
	Audit	Compensation	Governance & Nominating	Conflicts (Sub-Committee of Governance & Nominating Committee)
W. Geoffrey Beattie	Member		Chair
Gregory D. Brenneman		Member	Member	Member
Clarence P. Cazalot Jr.			Member	Chair
Martin S. Craighead		Member
Lynn L. Elsenhans	Chair		Member	Member
Jamie S. Miller			Member
James J. Mulva	Member	Member
John G. Rice		Chair
Lorenzo Simonelli	Not applicable

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Audit Committee

The Audit Committee held four meetings during fiscal year 2017 (such meetings all taking place after the consummation of the Transactions on July 3, 2017). The Stockholders Agreement requires that the Audit Committee consist of three directors, including at least one Company Independent Director. The Board of Directors has determined that at least one of the Audit Committee members meet the NYSE standards for independence as well as those contained in the Company’s Governance Principles and that each member of the Audit Committee meets the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to the Sarbanes-Oxley Act of 2002 ("SOX"). The Board has designated Lynn Elsenhans as the member of the Audit Committee who serves as the “audit committee financial expert.”
The responsibilities of the Audit Committee include:

•	assisting the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company;

•	reviewing the adequacy of the Company’s disclosure controls and internal controls;

•	reviewing the quarterly and annual financial statements of the Company;

•	reviewing the performance of the Company’s internal audit function;

•	reviewing and pre-approving the current year audit and non-audit services;

•	overseeing the Company’s compliance programs related to legal and regulatory requirements; and

•	selecting and hiring the Company’s independent registered public accounting firm.
To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors and management.
In accordance with the NYSE requirements, our Audit Committee is responsible for overseeing risk analysis and risk management procedures. The Audit Committee reviews guidelines and policies on enterprise risk management, including risk assessment and risk management related to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Company maintains an Enterprise Risk Management (“ERM”) process under which it reviews its business risk framework, including an assessment of external and internal risks and appropriate mitigation activities. The Company’s annual ERM report is provided to the Audit Committee and a comprehensive in-person presentation is made to the entire Board. In addition to the risk oversight exercised by the Audit Committee of the Board of Directors, each of the Compensation Committee and the Governance & Nominating Committee regularly exercises oversight related to risks associated with responsibilities of the respective Committee. The Board of Directors believes that the risk management processes in place for the Company are appropriate.
Compensation Committee

The Compensation Committee held two meetings during fiscal year 2017 (such meetings all taking place after the consummation of the Transactions on July 3, 2017). Under the terms of its charter and the Stockholders Agreement, at least one member of the Committee is a non-GE director and at least two members of the Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”). While the Company is a “controlled company” under applicable NYSE listing requirements, the Compensation Committee is not required to consist solely of independent directors.
The Compensation Committee assists the Board with its overall responsibility relating to organizational strength and executive compensation. Specifically, its responsibilities include:

•	establishing the Company general compensation philosophy in consultation with senior management;

•	assisting the Board in developing and evaluating potential candidates for executive positions and developing executive succession plans;

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•	reviewing and approving the corporate goals and objectives of the compensation of the CEO and other officers;

•	reviewing the Company’s non-equity incentive compensation, equity incentive compensation and other stock-based plans; and

•	recommending changes in such plans to the Board; reviewing levels of stock ownership by officers; and evaluating incentive compensation arrangements.
Among other responsibilities, the Compensation Committee is responsible for reviewing incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and to review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation and assess whether any such risk is reasonably likely to have a material adverse effect on the Company. The Company’s stock ownership guidelines established by the Board of Directors also serve to mitigate compensation-related risks. During fiscal year 2017, the Compensation Committee determined the Company’s compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company. For more information pertaining to the Company’s compensation policies and practices, please read the “Compensation Discussion and Analysis” section of this Proxy Statement.
Governance & Nominating Committee

The Governance & Nominating Committee held two meetings during fiscal year 2017 (such meetings all taking place after the consummation of the Transactions on July 3, 2017). Under the terms of its charter and the Stockholders Agreement, the Committee consists of five directors, including at least three Company Independent Directors.
The responsibilities of the Governance & Nominating Committee include:

•	identifying qualified individuals to become Board members;

•	determining the composition of the Board and its committees;

•	monitoring a process to assess Board effectiveness;

•	reviewing and implementing the Company’s Governance Principles;

•	overseeing risks related to the Company’s governance structure and processes and risks arising from related party transactions; and

•	overseeing the Company’s positions on corporate social responsibilities and public issues of significance which affect investors and other key stakeholders.
Conflicts Committee
The Conflicts Committee is a subcommittee of the Governance & Nominating Committee of the Board. Under the terms of its charter and the Stockholders Agreement, the Committee consists solely of the Company Independent Directors serving on the Governance & Nominating Committee.
The responsibilities of the Conflicts Committee include:

•	reviewing and approving related party transactions above certain materiality or dollar thresholds;

•
reviewing and approving certain transactions as contemplated by the Stockholders agreement, including transfers or acquisitions of Company Common Stock by GE or its representatives or affiliates or the negotiation of any disputes between the Company and GE; and

•
reviewing and approving any material amendment or modification of the Stockholders Agreement, any material waiver of any or all of the Company’s rights under the Stockholders Agreement, or enforcement of the Company’s and BHGE LLC’s rights under the Stockholders Agreement and other agreements with GE in connection with the Transactions.

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Code of Conduct

The Company’s code of conduct, “The Spirit & The Letter” (the “Code of Conduct”), applies to all officers, directors and employees, which includes the code of ethics for the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and all other persons performing similar functions within the meaning of the securities laws and regulations. The Code of Conduct prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or potential conflict, between personal interests and those of the Company. On an annual basis, each of the Company’s principal officers and all persons performing similar functions on behalf of the Company certify compliance with the Company’s Code of Conduct and the applicable NYSE and SOX provisions. The Audit Committee oversees the administration of the Code of Conduct and responsibility for the corporate compliance effort with the Company. The Company’s Code of Conduct and Code of Ethical Conduct Certification are posted under the “Investors-Corporate Governance-Governance Overview” section of the Company’s website at https://www.bhge.com and are also available upon request to the Company’s Corporate Secretary.
Stockholder Nominations of Directors

Other stockholders may also propose nominees for consideration by the Governance & Nominating Committee by submitting the names and other supporting information required under the Company’s Bylaws to:

Attn: Corporate Secretary Baker Hughes, a GE company 17021 Aldine Westfield Road Houston, Texas 77073
Recommendations that stockholders desire to make for the 2019 Annual Meeting should be submitted after January 11, 2019 and no later than February 10, 2019. See "Stockholder Proposals" below.
Stockholder Communications with the Board of Directors

To provide the Company's stockholders and other interested parties with a direct and open line of communication to the Company's Board of Directors, stockholders may communicate with any member of the Board, including the Company's Lead Director, the Chair of any committee or with the non-management directors of the Company as a group, by sending such written communication to the Company's Corporate Secretary, c/o Baker Hughes, a GE company, 17021 Aldine Westfield Road, Houston, Texas, 77073. Under the Governance Principles, the lead director makes himself available for consultation and direct communication with the Company’s major stockholders. In addition, pursuant to the Company's policy to request and encourage attendance at the Annual Meeting, such meeting provides an opportunity for stockholders to communicate with members of the Company's Board of Directors in attendance.

DIRECTOR COMPENSATION
Director Fees

Each director, with the exception of Messrs. Simonelli and Rice and Ms. Miller, is paid an annual retainer fee of $100,000, along with the following fees for service on committees of the Board:

•	Audit Committee Chair - $20,000

•	Other Committee Chair - $15,000

•	Audit Committee Members, excluding the Chair - $10,000

•	Other Committee Members, excluding the Chair - $5,000

The Lead Director, Mr. Beattie, does not receive any additional compensation for his services. Messrs. Simonelli and Rice and Ms. Miller do not receive any compensation for their service on the Board. Mr. Rice has announced his retirement from GE on March 31, 2018. Upon his retirement from GE, Mr. Rice will be entitled to receive the director fees and the director equity awards on the same basis as other non-management directors that are not employed by GE.

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Director Equity Awards

On the date of each Annual Meeting beginning with the Annual Meeting in 2018, each director, with the exception of Mr. Simonelli and Ms. Miller, is expected to receive an annual equity award in the form of “RSUs” with a grant date value of $175,000. For the initial period of service from the July 3, 2017 closing date of the Transactions through the date of the Annual Meeting in 2018, each director, with the exception of Messrs. Simonelli and Rice and Ms. Miller, received an RSU award with a grant date value of $149,110, which equals $175,000 as prorated for such period. Each RSU award is scheduled to vest on the first anniversary of the grant date, with vesting accelerating on a change in control of the Company or if the director’s service on the Board terminates due to death, disability or completion of the term for which the director was elected.
Director Deferral Plan

Under the BHGE Non-Employee Director Deferral Plan, non-management directors may elect to receive their annual retainers and committee fees in shares of Common Stock, with the shares delivered either in the year in which the retainers otherwise would have been paid or in a future year. Directors may also elect to defer receipt of the shares covered by their RSU awards, which otherwise are delivered when the awards vest.
Directors receive dividend equivalents on their RSU awards and any deferred retainers and committee fees. These dividend equivalents are paid in cash either currently or, in the case of unvested RSU awards, when the awards vest.
BHI Director Retirement Policy
BHI previously provided benefits under a Director Retirement Policy (the "Retirement Policy"), which remains in effect until all benefits accrued thereunder are paid in accordance with the current terms and conditions of the Retirement Policy. No additional benefits have been accrued under the Retirement Policy since December 31, 2001. Messrs. Fernandes, Nichols and Watson and Ms. Gargalli had accrued benefits under the Retirement Policy.
Director Stock Ownership Requirements

Under the Governance Principles, each non-management director who is not an officer or employee of GE or its affiliates is expected to own at least five times his or her annual retainer in Class A Common Stock while serving as a director of the Company. Such ownership level should be obtained within five years from the date elected or appointed to the Board. The Governance & Nominating Committee reviews director stock ownership on an annual basis.

2017 Director Compensation

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended 2017.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3)(13) ($)	All Other Compensation (4) ($)	Total ($)
Current BHGE Directors
W. Geoffrey Beattie	62,500	149,000	—	211,500
Gregory D. Brenneman	115,000	323,964	3,849	442,813
Clarence P. Cazalot, Jr.	115,000	323,964	3,849	442,813
Martin S. Craighead (5)	—	—	—	—
Lynn L. Elsenhans	122,500	323,964	3,849	450,313
Jamie S. Miller	—	—	—	—
James Mulva	57,500	149,000	—	206,500
John G. Rice (6)	—	—	—	—
Lorenzo Simonelli	—	—	—	—
Former BHGE Directors
Jeffrey R. Immelt (7)	—	—	—	—

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J. Larry Nichols (8)	100,645	323,964	20,935	445,544
Former BHI Directors
Larry D. Brady (9)	10,833		550,395	561,228
William H. Easter III	55,000	174,964	3,849	233,813
Anthony G. Fernandes (10)	60,000	174,964	1,064,045	1,299,009
Claire W. Gargalli (11)	52,500	174,964	8,435	235,899
Pierre H. Jungels	55,000	174,964	935	230,899
James A. Lash	62,500	174,964	935	238,399
James W. Stewart	52,500	174,964	935	228,399
Charles L. Watson (12)	52,500	174,964	132,964	360,428
____________

(1)	Messrs. Beattie, Brenneman and Mulva elected to receive a portion of their 2017 BHGE director fees in Class A Common Stock under the BHGE Non-Employee Director Deferral Plan adopted on August 1, 2017.

(2)
On January 26, 2017, each legacy BHI director (Messrs. Brenneman, Cazalot, Easter, Fernandes, Jungels, Lash, Stewart, and Watson and Mmes. Elsenhans and Gargalli) received an RSU award with a grant date value of $175,000, rounded down to the nearest share. The amounts included in the Stock Awards column represent the aggregate grant date fair value of $63.60 per RSU award computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718 (“ASC Topic 718”). This RSU grant vested in full on the closing of the Transactions on July 3, 2017. For a discussion of valuation assumptions, see “Note 11 - Stock-Based Compensation” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2017.

(3)
On August 1, 2017, each BHGE director other than Messrs. Simonelli and Rice and Ms. Miller received an RSU award. The value of the award shown for each director reflects the $175,000 grant date value of the RSU award, as prorated for the period of service from July 3, 2017 to the date of the Company’s Annual Meeting in 2018. This value represents the aggregate grant date fair value of $35.68 per share computed in accordance with ASC Topic 718 . The value ultimately realized by the directors if and when the awards vest will depend on the share price on the vesting date. For a discussion of valuation assumptions, see “Note 11 - Stock-Based Compensation” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2017. The number of shares for the grants was calculated using a price of $35.70 per share, the closing price on the date of grant.

(4)
This column includes dividend equivalents paid during the year ended December 31, 2017 on unvested RSU awards. This column does not include the value of any Transaction related payments in respect of the special dividend of $17.50 paid to all BHI stockholders and upon the vest of legacy BHI RSU awards because that value is already represented in the grant date value of the RSU granted.

(5)	Because Mr. Craighead served as Chief Executive Officer until the closing of the Transactions on July 3, 2017, his compensation as a director is reflected in the Summary Compensation Table.

(6)
Mr. Rice has announced his retirement from GE on March 31, 2018. Upon his retirement from GE, Mr. Rice will be entitled to receive the director fees and the director equity awards on the same basis as other non-management directors that are not employed by GE.

(7)	Mr. Immelt retired from the Board, effective October 2, 2017. As an employee of GE, he did not receive any compensation for his service on the Company's Board.

(8)
Mr. Nichols retired from the Board effective October 2, 2017 and received a $20,000 lump sum payment under the BHI Director Retirement Policy. Mr. Nichols forfeited his August 1, 2017 RSU grant at the time of his retirement.

(9)	Mr. Brady passed away on January 15, 2017. Mr. Brady's estate received a lump sum payment of $550,395 that had accrued under the BHI Director Compensation Deferral Plan.

BHGE 2018 Proxy Statement | 18

(10)
Mr. Fernandes retired from the BHI board on July 3, 2017. He received a lump sum payment in the amount $5,000 under the BHI Director Retirement Policy and $1,055,196 that had accrued under the BHI Director Compensation Deferral Plan.

(11)
Ms. Gargallii retired from the BHI board on July 3, 2017 and will receive a total of thirteen quarterly payments of $7,500 under the BHI Director Retirement Policy, which payments began in October 2017.

(12)
Mr. Watson retired from the BHI board on July 3, 2017 and will receive a total of fifteen quarterly payments of $7,500 under the BHI Director Retirement Policy, which payments began in October 2017. He received a lump sum payment of $121,615 that had accrued under the BHI Director Compensation Deferral Plan.

(13)	The following table shows the aggregate number of stock awards and option awards outstanding for each director as of December 31, 2017.

Name	Aggregate Stock Awards Outstanding as of December 31, 2017 (#)	Aggregate Option Awards Outstanding as of December 31, 2017 (#)
W. Geoffrey Beattie	4,176	—
Gregory D. Brenneman	4,176	—
Clarence P. Cazalot, Jr	4,176	9,957
Martin S. Craighead (1)	—	—
Lynn L. Elsenhans	4,176	13,117
Jeffrey R. Immelt (2)	—	—
Jamie S. Miller	—	—
James Mulva	4,176	—
J. Larry Nichols (3)	—	9,957
John G. Rice	—	—
Lorenzo Simonelli	—	—

(1)
Because Mr. Craighead served as Chief Executive Officer until the closing of the Transactions on July 3, 2017, his outstanding stock awards received as a director are reflected in the Outstanding Equity Awards at Fiscal Year-End table.

(2)	Mr. Immelt retired from the Board, effective October 2, 2017. As an employee of GE, he did not receive any equity grants for his service on the Company's Board.
(3)	Mr. Nichols retired from the Board, effective October 2, 2017 and forfeited his August 1, 2017 RSU grant at the time of his retirement.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table sets forth information about the holders of the Common Stock known to the Company on March 19, 2018 to own beneficially 5% or more of each class of Common Stock, based on filings by the holders with the SEC. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

Name and Address	Title of Class	Shares	Percent of Class
General Electric Company (1) 33-41 Farnsworth Street Boston, MA 02210	Class B Common Stock	706,984,255	100%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock	44,219,189	10.32%

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FMR LLC (3) 245 Summer Street Boston, MA 02210	Class A Common Stock	33,734,929	7.9%
Dodge & Cox (4) 555 California Street, 40th Floor San Francisco, CA 94104	Class A Common Stock	32,428,460	7.6%
BlackRock Inc. (5) 55 East 52nd Street New York, NY 10055	Class A Common Stock	30,915,951	7.2%
Capital World Investors (6) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	29,198,313	6.8%
State Street Corporation (7) One Lincoln Street Boston, MA 02111	Class A Common Stock	22,585,944	5.27%
_________

(1)
The number of shares is based on a Form 4 filed with the SEC dated January 2, 2018. According to the filing, General Electric Company directly owns 128,054,898 shares and 578,929,357 shares are owned by General Electric Company's wholly-owned subsidiaries. According to the Schedule 13D filed with the SEC dated July 3, 2017 and assuming the exchange of all Class B Common Stock into Class A Common Stock (for a total of 1,144,816,445 shares of Class A Common Stock on a fully exchanged basis), (i) General Electric Company has sole voting power over 129,889,088.15 shares and sole dispositive power over all such shares, and shared voting power over 587,221,633.85 shares and shared dispositive power over all such shares, (ii) GE Investments, Inc. has shared voting power over 5,634,713.04 shares and shared dispositive power over all such shares, (iii) GE Oil & Gas US Holdings IV, Inc. has shared voting power over 118,759,736.45 shares and shared dispositive power over all such shares, (iv) GE Holdings (US), Inc. has shared voting power over 5,634,713.04 shares and shared dispositive power over all such shares and (v) GE Oil & Gas US Holdings I, Inc. has shared voting power over 462,827,184.36 shares and shared dispositive power over all such shares.

(2)
The number of shares is based on the Schedule 13G dated December 29, 2017 and filed with the SEC by The Vanguard Group. According to the filing, (i) The Vanguard Group has sole power to vote 589,853 shares and shared power to vote 98,902 shares and sole power to dispose of 43,544,909 shares and shared power to dispose of 674,280 shares, (ii) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 463,297 shares or 0.10% of the Class A Common Stock of the Company, and (iii) Vanguard Investments Australia Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 334,598 shares or 0.07% of the Class A Common Stock of the Company.

(3)
The number of shares is based on the Schedule 13G dated February 13, 2018 and filed with the SEC by FMR LLC. According to the filing, (i) FMR LLC has sole power to vote 1,892,095 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 33,734,929 shares and does not share power to dispose of any of the shares.

(4)
The number of shares is based on the Schedule 13G dated February 13, 2018 and filed with the SEC by Dodge & Cox. According to the filing, (i) Dodge & Cox has sole power to vote 30,709,529 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 32,428,460 shares and does not share power to dispose of any of the shares. Dodge & Cox Stock Fund, an investment company registered under the Investment Company Act of 1940, has an interest of 21,431,013 shares, or 5.0%, of the Company's Class A Common Stock.

(5)
The number of shares is based on the Schedule 13G dated January 24, 2018 and filed with the SEC by BlackRock, Inc. According to the filing, (i) BlackRock, Inc. has sole power to vote 27,011,156 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 30,915,951 shares and does not share power to dispose of any of the shares.

(6)
The number of shares is based on the Schedule 13G dated February 8, 2018 and filed with the SEC by Capital World Investors. According to the filing, (i) Capital World Investors has sole power to vote 29,198,313 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 29,198,313 shares and does not share power to dispose of any of the shares. Capital World Investors divisions of CRMC and Capital International Limited collectively provide investment management services under the name Capital World Investors.Capital World Investors is deemed to be the beneficial owner of 29,198,313 shares or 6.8% of the Company's Class A Common Stock.

(7)
The number of shares is based on the Schedule 13G dated February 14, 2018 and filed with the SEC by State Street Corporation. According to the filing, (i) State Street Corporation has sole power to vote 0 shares and shares power to vote 22,585,944 of the shares and (ii) sole power to dispose of 0 shares and shares power to dispose of 22,585,944 shares. State Street Corporation is a parent holding company that beneficially owns 5.27% the Company's Class A Common Stock through various direct and indirect subsidiaries.

BHGE 2018 Proxy Statement | 20

Stock Ownership of Section 16(a) Directors and Executive Officers

Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 19, 2018 by each director, the persons named in the Summary Compensation Table and the Section 16(a) directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 19, 2018.

Shares Beneficially Owned
Name	Shares Owned as of March 19, 2018		Shares Subject to Options and RSUs Which Are or Will Become Exercisable or Vested Prior to May 18, 2018	Total Beneficial Ownership as of March 19, 2018	% of Class (1)
W. Geoffrey Beattie	7,900		4,176	12,076	—
Gregory D. Brenneman	97,666		4,176	101,842	—
Clarence P. Cazalot, Jr.	39,198		13,776	52,974	—
Martin S. Craighead	502,455		600,599	1,103,054	—
Lynn L. Elsenhans	24,640		17,293	41,933	—
Jamie S. Miller	—		—	—	—
James J. Mulva	1,204		4,176	5,380	—
John G. Rice	5,000		—	5,000	—
Lorenzo Simonelli	9,139		—	9,139	—
Brian Worrell	2,801		—	2,801	—
Belgacem Chariag	220,147		174,194	394,341	—
Derek Mathieson	83,080		85,807	168,887	—
William D. Marsh	29,006		47,890	76,896	—
Kimberly Ross	84,001	(2)	—	84,001	—
Arthur L. Soucy	43,785	(3)	150,325	194,110
Richard L. Williams	42,989	(4)	53,217	96,206	—
All directors and executive officers as a group (19 persons) (5)	1,025,736		975,411	2,001,147	—
__________

(1)	No percent of class is shown for holdings of less than 1%.

(2)	Ms. Ross' ownership is reported as of July 3, 2017, the date she separated from BHI as Chief Financial Officer.

(3)	Mr. Soucy's ownership is reported as of July 3, 2017, the date he separated from BHI as President, Products & Technology.

(4)	Mr. Williams' ownership is reported as of January 25, 2016, the date of his last BHI Form 4 filing.

(5)	The totals in this row include the NEOs, current directors and all Section 16 officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. SEC regulations require executive officers, directors, and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, with the exception of a filing for Mr. Matthias Heilmann that was inadvertently filed late, the Company believes its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2017.
Prohibition of Pledging and Hedging under the Securities Trading and Disclosure Policy

The Company’s Governance Principles prohibit our directors and executive officers from entering into any derivative transaction in Company stock (including short sales, forwards, equity swaps, options or collars or other instruments

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that are based on the Company’s stock price). In addition, directors and executive officers are prohibited from pledging shares of Company stock as collateral or security for indebtedness.

CHARITABLE CONTRIBUTIONS

During the fiscal year ended December 31, 2017, the Company did not make any contributions to any charitable organization in which any director served as an executive officer that exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Conduct. The Company will not make any personal loans or extensions of credit to directors or executive officers. No independent director may provide personal services for compensation to the Company or GE, other than in connection with serving as a director. The Board will not permit any waiver of any ethics policy for any director or executive officer.
If an actual or potential conflict of interest arises for a director, the director will promptly inform the chairman/CEO and the lead director. The Governance & Nominating Committee will resolve any such conflicts, subject to the specific rules governing Related Party Transactions, as defined and further described below. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Governance & Nominating Committee will resolve any conflict of interest question involving the CEO or an executive officer reporting directly to the CEO, and the CEO will resolve any conflict of interest issue involving any other officer of the Company.
In addition, pursuant to the Stockholders Agreement, any transaction between the Company, on the one hand, and GE or its affiliates (other than the Company), on the other hand (each, a “Related Party Transaction”), is required to be on arm’s-length terms and in the best interest of the Company. The Conflicts Committee must provide prior written approval of any amendment to, or modifications or terminations of, or material waivers, consents or elections under, any Related Party Transaction. The Conflicts Committee must also provide prior written approval of any material amendments or modifications or terminations of any of the documents entered into in connection with the Transactions (defined as the “Transaction Documents” in the Stockholders Agreement) or material waivers, consents (other than any consents of the managing member of BHGE LLC contemplated by its LLC agreement where neither GE nor any of its affiliates is a counterparty to or beneficiary of the matter in question, and such matter would not otherwise require the prior written approval of the Conflicts Committee) or elections of the Company’s or BHGE LLC’s rights under any of the Transaction Documents.
All Related Party Transactions that are not contemplated by the Transaction Documents will be governed by the Related Party Transactions Policy. Pursuant to the Related Party Transactions Policy, Related Party Transactions that involve payments in excess of $25 million (individually or in the aggregate with all substantially related payments) or that are otherwise material (with materiality determined in a manner consistent with the Company’s SEC disclosure requirements) are subject to the prior written approval of the Conflicts Committee. Related Party Transactions below the $25 million threshold may be approved by Company management; provided that the proposed transaction is on an arm’s-length basis, in the best interests of the Company, and follows the Related Party Transaction Policy in letter and spirit. Such transactions must be reported to the Conflicts Committee on a quarterly basis.
GE-Related Transactions
In connection with the Transactions on July 3, 2017, we entered into various agreements with GE and its affiliates that govern our relationship with GE following the Transactions including an Intercompany Services Agreement pursuant to which GE and its affiliates and the Company have and will continue to provide certain services to each other. GE has and will continue to provide certain administrative services, GE proprietary technology and use of certain GE trademarks in consideration for a payment of $55 million per year. GE may also provide us with certain additional administrative services under the Intercompany Services Agreement, not included as consideration for the $55 million per year payment, and the fees for such services are based on actual usage of such services and historical GE intercompany pricing. In addition, we will provide GE and its affiliates with confidential access to certain of our proprietary technology and related developments and enhancements thereto related to GE's operations, products or service

BHGE 2018 Proxy Statement | 22

offerings. We recognized a cost of $28 million for the year ended December 31, 2017 for services provided by GE and its affiliates subsequent to the close of the Transactions.

Prior to the Transactions, GE and its affiliates provided a variety of services and funding to us. The cost of these services was either (a) recognized through our allocated portion of GE's corporate overhead; or (b) billed directly to us. Costs of $103 million, $210 million and $180 million for the year ended December 31, 2017, 2016 and 2015, respectively, were recorded in our consolidated and combined statement of income (loss) in respect of services provided by GE and its affiliates prior to the close of the Transactions.

We sold $639 million, $374 million and $329 million of products and services to GE and its affiliates during the year ended December 31, 2017, 2016 and 2015, respectively. Purchases from GE and its affiliates were $1,512 million, $978 million and $1,225 million during the year ended December 31, 2017, 2016 and 2015, respectively.

Employee Benefits

Certain of our employees are covered under various GE sponsored employee benefit plans, including GE's retirement plans (pension, retiree health and life insurance, and savings benefit plans) and active health and life insurance benefit plans.

Related Party Balances
In connection with the Transactions, as of July 3, 2017, we were required to repay any cash in excess of $100 million, net of any third-party debt in GE O&G, to GE. Due to the restricted nature of the majority of this excess cash, we continue to hold this cash on behalf of GE until such cash is unrestricted and available for repayment to GE. The restriction arises as the majority of the cash cannot be released, transferred or otherwise converted into a non-restricted market currency due to the lack of market liquidity, capital controls or similar monetary or exchange limitations by a Government entity of the jurisdiction in which such cash is situated. Accordingly, on July 3, 2017, we executed a promissory note with GE.  There is no maturity date on the promissory note, but we remain obligated to repay GE such excess cash together with any income or loss we may incur on it, therefore, this obligation is reflected as short-term borrowings. As of December 31, 2017, of the amount due to GE of $1,124 million, $997 million was held in the form of cash and $127 million was held in the form of investment securities. A corresponding liability is reported in short-term borrowings in the consolidated and combined statements of financial position.

Receivables Monetization

We monetized a portion of our current receivables through programs established for GE and various GE subsidiaries. During the three months ended December 31, 2017, we ceased to participate in the GE receivables monetization program.

Under the receivable monetization program, we factored U.S. and non-U.S. receivables to GE Capital on a recourse and nonrecourse basis pursuant to various factoring and services agreements, purchased directly by Working Capital Solutions (WCS), an operating unit of GE Capital or sold to external investors through WCS agent arranger or buy/sell structures. Under the factoring programs, GE Capital performed a risk analysis and allocated a nonrecourse credit limit for each customer. If the portfolio exceeded this credit limit, then the receivable was factored with recourse. The evaluation of whether recourse transactions qualify for accounting derecognition is based, in part, upon the legal jurisdiction of the sales, as such, the majority of recourse transactions outside the U.S. qualify for sale treatment. The Company has $116 million and $198 million at December 31, 2017 and December 31, 2016, respectively, of accounts payable to GE that relate to cash collected on current receivables under this monetization program. In addition, prior to the Transactions, we participated in the GE Accounts Receivable (GEAR) program, in which we transferred our receivables into a securitization structure administered by GE Capital through the GE Receivables and Sale Contribution Agreement.

The outstanding balances of receivables that were transferred to GE under WCS administered programs and are accounted for as sales were $225 million and $2,168 million as of December 31, 2017 and 2016, respectively.

Under the programs, we retain the responsibility for servicing the receivables and remitting collections to the owner and the lenders for a fee equal to the prevailing market rate for such services. We have outsourced our servicing responsibilities to GE Capital for a market-based fee and accordingly, no servicing asset or liability has been recorded

BHGE 2018 Proxy Statement | 23

on the consolidated and combined statements of financial position as of December 31, 2017 and December 31, 2016. Under the programs, we incurred interest expense and finance charges of $59 million, $91 million and $93 million for the year ended December 31, 2017, 2016 and 2015, respectively, which is reflected in the consolidated and combined statements of income (loss).
Trade Payables Accelerated Payment Program

Our North American operations participate in accounts payable programs with GE Capital. Invoices are settled with vendors per our payment terms to obtain cash discounts. GE Capital provides funding for invoices eligible for a cash discount. Our liability associated with the funded participation in the accounts payable programs, which is presented as accounts payable within the consolidated and combined statements of financial position, was $293 million and $104 million as of December 31, 2017 and December 31, 2016, respectively.
Parent’s Net Investment

At December 31, 2016, the remainder of GE's total investment, in excess of our debt from GE, is reflected as equity under the caption "Parent's net investment" in our consolidated and combined statements of financial position. At December 31, 2017, GE's equity ownership is reflected in noncontrolling interest in our consolidated and combined statements of financial position.
Other
The Company has $575 million and $228 million of accounts payable at December 31, 2017 and 2016, respectively, for services provided by GE in the ordinary course of business. The Company has $801 million and $392 million of current receivables at December 31, 2017 and 2016, respectively, for services provided to GE in the ordinary course of business.

Prior to the Transactions, GE provided guarantees, letters of credit, and other support arrangements on our behalf. We provide guarantees to GE Capital on behalf of some customers who have entered into financing arrangements with GE Capital.
Prior to the Transactions, a certain number of our employees were granted GE stock options and RSUs under GE's 2007 Long-Term Incentive Plan. Our consolidated and combined financial statements include compensation expense related to these awards for the portion of an employee's vesting period that accrued during employment with us.

Income Taxes
At closing, BHGE, GE and BHGE LLC entered into a Tax Matters Agreement. The Tax Matters Agreement governs the administration and allocation between the parties of tax liabilities and benefits arising prior to, as a result of, and subsequent to the Transactions, including certain restructuring transactions in connection therewith, and the respective rights, responsibilities and obligations of GE and BHGE, with respect to various other tax matters. GE is responsible for certain taxes related to the Transactions, including restructuring transactions undertaken by GE and Baker Hughes and their respective subsidiaries. GE has assumed approximately $33 million of tax obligations of Baker Hughes related to the Transactions, including restructuring transactions.
Following the closing of the Transactions, BHGE or BHGE LLC (or their respective subsidiaries) may be included in group tax returns with GE. To the extent included in such group tax returns, (i) GE will be required to pay BHGE or BHGE LLC to the extent such separate tax returns include net operating losses that are used to reduce taxes payable by GE with respect to the applicable group tax return, and (ii) BHGE or BHGE LLC will be required to make tax sharing payments to GE in an amount intended to approximate the amount that such entity would have paid if it had not been included in such group tax returns and had filed separate tax returns.
The Tax Matters Agreement also provides for the sharing of certain tax benefits (i) arising from the Transactions, including restructuring transactions, and (ii) resulting from allocations of tax items by BHGE LLC. GE is entitled to 100% of these tax benefits to the extent that GE has borne certain taxes related to the Transactions, including restructuring transactions which are currently estimated to be $33 million. Thereafter, these tax benefits will be shared by GE and BHGE in accordance with their economic ownership of BHGE LLC, which are currently approximately 62.5% and approximately 37.5%, respectively. The sharing of tax benefits generally is expected to result in cash payments by BHGE LLC to its members. Any such cash payments may be subject to adjustment based on certain subsequent events, including tax audits or other determinations as to the availability of the tax benefits with respect to which such cash payments were previously made.

BHGE 2018 Proxy Statement | 24

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Compensation Committee held two meetings during fiscal year 2017 (such meetings all taking place after the consummation of the Transactions on July 3, 2017). The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.
John G. Rice, Chair
Gregory D. Brenneman
Martin S. Craighead
James J. Mulva

Understanding the Impact of the BHI and GE O&G Transactions on Executive Compensation Program Design and Administration

Introduction

This Compensation Discussion and Analysis ("CD&A") outlines compensation earned during 2017 by our principal executive officer (“PEO”), our principal financial officer (“PFO”), and other named executive officers (together with our PEO and PFO, the “NEOs”). The NEOs include both executive officers who were serving at the end of fiscal year 2017, and former executive officers who terminated employment on July 3, 2017, including our former PEO, our former PFO and two executives who would have been among the three most highly compensated executive officers (other than our PEO and PFO) had they still been serving as an executive officer at the end of the fiscal year. Since BHGE was formed on July 3, 2017 (upon the business combination of BHI and GE O&G), this CD&A describes compensation prior to the Transactions for BHI and following the Transactions for BHGE.

To determine the most highly compensated executive officers under the rules of the SEC, we were required to consider the full fiscal year compensation for executive officers who were previously employed by BHI and only post-Transactions compensation for executive officers who were previously employed by GE O&G. Going forward, these disclosures and tables will reflect twelve full months of compensation for all executive officers, and the Summary Compensation Table will reflect the most highly compensated executives.

For 2H 2017 (July 3, 2017 to December 31, 2017), the Company’s active “NEOs”, were the following five executives:
Lorenzo Simonelli - Chairman, Chief Executive Officer and President (PEO); former CEO of GE O&G
Brian Worrell - Chief Financial Officer (PFO); former CFO of GE O&G
Belgacem Chariag - former Chief Global Operations Officer; departed the Company on January 31, 2018
Derek Mathieson - Chief Marketing & Technology Officer
William D. Marsh - Chief Legal Officer

The NEOs also include four former BHI executive officers who terminated employment on July 3, 2017 (the "BHI NEOs"):
Martin S. Craighead - former Chairman & Chief Executive Officer (former PEO)
Kimberly A. Ross - former Senior Vice President and Chief Financial Officer (former PFO)
Arthur L. Soucy - former President, Products and Technology
Richard L. Williams - former Senior Adviser to the Executive Leadership Team

BHGE 2018 Proxy Statement | 25

2017 Business Context and Performance Overview

2017 was a transformational year for BHI and GE O&G. On July 3, 2017, we closed the Transactions to combine GE O&G and BHI, forming BHGE. The newly created company is a world-leading fullstream provider of integrated oilfield products, services and digital solutions. We set out to be the best partner to oil and gas customers by offering high technology solutions across the value chain, aimed at increasing productivity. By forming BHGE, we positioned the Company to deliver more value for our stockholders.

Discussions on BHGE results throughout this CD&A section are on a combined business basis which is a non-GAAP measure. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement as Annex C.

During 2017, the market for our services remained depressed due to continued reduction in capital spending by many of our customers driven by the challenging macro oil and gas market. Despite market headwinds, we made meaningful progress against our financial priorities as referenced below, and we feel these results set us up well to deliver for our stockholders in 2018.

Financial Priority		Key Accomplishments
Grow Market Share	✓	For the two consecutive quarters since forming BHGE in July 2017, we delivered revenue growth that outpaced the rig count, demonstrating our progress around market share growth.
	✓	Our total year 2017 orders on a combined business basis were $22 billion, up 4% year-over-year, while our 2017 revenue on a combined business basis was $21.9 billion, down 5% versus 2016.
Increase Margins	✓	Our total year 2017 adjusted operating income was $1 billion, up 69% year-over-year.
	✓	We ended 2017 with $119 million of synergies executed, ahead of our goals, and are on track to deliver $1.6 billion in synergies by 2020.
Generate Free Cash Flow	✓
Since closing the Transactions, we delivered free cash flow of $(0.8) billion, which included a one-time impact from ending receivables monetization of $(1.2) billion and transaction/restructuring cash payments of $(0.5) billion.

In the second half of 2017, we achieved significant progress on key facets of our business as we implemented our new strategy. Our stronger performance in the second half of 2017 demonstrates that we not only executed on new operational objectives we set following the creation of BHGE, we exceeded them. The highlights are as follows:

•	Signed the first fullstream deal with Twinza Oil Limited to support an offshore project in Papua New Guinea;

•
Signed an agreement for an integrated project in the North Sea with Siccar Point Energy, where we will provide a suite of well services for the appraisal well in addition to providing the production and installation of subsea production equipment;

•	Awarded the largest turbomachinery order with PetroChina for turbine generators in the Halfaya oilfield in Iraq;

•	Signed the largest ever digital contract with a key international customer;

•	Delivered $119MM of synergies in 3Q and 4Q combined;

•	Invested over $600MM combined throughout 2017 in research and development to support our focus on technology;

•	Introduced more than 240 new products and registered more than 2,800 patents, including the LM9000 aero gas turbine, the TerrAdapt™ bit, and the first installation of IntelliStream™;

•
Launched our "Perfect HSE Day" metric, which highlights a 24-hour period without a recordable injury or illness, significant environmental spill/release, or significant motor vehicle accident across the company and delivered 72 combined Perfect HSE days from July 3, 2017 through the end of 2017;

•	Announced a $3 billion share buyback authorization, 6% increase in our quarterly dividend, and a $3.95 billion debt offering at attractive pricing, replacing more expensive legacy debt; and

BHGE 2018 Proxy Statement | 26

•
Launched new growth pillars to outline our 2018 strategy: market leading product companies; integrated service modules; and fullstream. We outlined bold targets to achieve these pillars: 50% reduction in the cost of doing business, 50% improvement in productivity, and 50% improvement in industrial yield.

Despite these accomplishments and progress towards our long-term, strategic objectives, our stock price underperformed as compared to our peers in the limited time-frame of six months following the creation of BHGE through the end of 2017. Our 2018 long-term incentive performance plan will be tied to the Company’s performance against our peers' total shareholder return.

BHGE 2018 Proxy Statement | 27

Compensation Decisions

Our people and their capabilities are critical to our success, and maintaining a strong talent base despite significant change is essential. Additionally, the Transactions created unique challenges to fully engage and retain key leaders and employees. With this backdrop, the Compensation Committees of BHI and BHGE made the following key compensation decisions for 2017:
BHI (January - June 2017)

In January 2017, prior to the close of the Transactions, the Compensation Committee of BHI reemphasized pay for performance in the key elements of BHI's compensation programs by:

•	continuing a performance-based short-term incentive bonus structure for 2017 based on key financial and strategic performance metrics;

•
increasing performance-based stock for Senior Executives to 50% of the total long-term incentives awarded during the annual January 2017 grant cycle. Were it not for the closing of the Transactions, the payout would have been based upon relative growth and return metrics versus BHI’s peer group during performance periods within 2017 - 2019. Any actual payout would have been delivered at the end of the performance period ending in 2019. The remaining 50% of the January 2017 grant was delivered in the form of service-based RSUs that vest one-third each year; and

•	providing global broad-based merit increases to base salary following two years without broad-based increases, consistent with practices of other companies in our industry.

BHGE (July - December 2017)

Immediately following the closing of the Transactions, the BHGE Board established a new Compensation Committee that was tasked with developing a strategy to attract and retain top talent, drive company performance and align with stockholder interests. The Compensation Committee executed on these objectives by:

•	establishing market-based, target compensation packages for the Senior Executives based on a new Compensation Reference Group;

•	implementing a new performance-based short-term incentive bonus plan for all eligible employees of BHGE based on key financial and strategic performance metrics for the second half of 2017; and

•
granting key leadership long-term incentive awards in the form of stock options and RSUs to align a broader group of BHGE employees with stockholders, incentivizing leaders to “stay and win” with the new company, and closing retention gaps based on the market for key roles.

2018 BHGE Compensation Program
In January 2018, the Company continued to reinforce the pay for performance elements of its compensation programs by:

•	continuing a performance-based short-term incentive bonus structure for 2018 based on key financial and strategic performance metrics; and

•
establishing performance-based long-term incentive awards for Senior Executives granting 50% of the total long-term incentives during the annual 2018 grant cycle in the form of performance share units. The payout is based upon relative Total Shareholder Return (TSR) and Return on Invested Capital (ROIC) versus the Company's peer group during performance periods within 2018 - 2020. Any actual payout would be delivered at the end of the performance period ending in 2020. The remaining 50% of the January 2018 grant was split evenly in the form of stock options and service-based RSUs that will vest one-third each year.

BHGE 2018 Proxy Statement | 28

Compensation Strategy

The purpose of our compensation program is to motivate and retain exceptional individual and organizational performance that is in the long-term best interests of our stockholders. We use traditional compensation elements of base salary, annual short-term incentives, long-term incentives, and employee benefits to deliver attractive and competitive compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of pay. Our executive pay decisions are made by a Compensation Committee of our Board of Directors and reviewed with the full Board of Directors. We target the market median for base salary and short-term incentive compensation, while providing the opportunity for executives to earn upper quartile incentive pay based on Company performance.

Our compensation programs are designed specifically for (1) our most senior executive officers, including our PEO, our PFO, and our three other most highly compensated executive officers (collectively, either the “Senior Executives” or “NEOs”) and (2) employees who are designated as executives of the Company, including the Senior Executives (“Executives”), and (3) a broad base of Company employees.

Compensation Objectives

To reward both short- and long-term performance and to further our compensation objectives, our executive compensation program is designed to:

Attract And Retain Knowledgeable, Experienced, And High Performing Senior Executives	Reward The Creation Of Long-Term Stockholder Value
Provide a competitive total rewards package, inclusive of base salary, incentives, and benefits. Regularly benchmark our pay programs against the competitive market, comparing both fixed and variable, at-risk compensation that is tied to short- and long-term performance.

Incentive programs include financial performance measures that are fundamental to long-term stockholder value creation. Administer plans to include three-year performance cycles on long-term incentive plan awards, three-year vesting schedules on equity incentives, and competitive total benefit programs.

Address The Complexities Of Managing A Cyclical Business	Pay for Performance
Short-term incentive programs provide for formulaic and non-formulaic short-term performance goals and reward managers for the achievement of those goals. The long-term incentive plan utilizes a combination of share growth and full-value awards, balancing retention and appreciation through the business cycles.

Provide a significant percentage of total compensation that is variable and at-risk. Annual and long-term incentive compensation comprises, on average, more than two-thirds of each of our Senior Executive's total direct compensation.

Reinforce Adherence To High Ethical, Environmental, Health And Safety Standards	Align Executive And Stockholder Interests
The strategic blueprint bonus component may include specific business goal targets related to HSE. The short-term incentive programs allow for reduction or elimination of bonus payouts if the HSE standards are not upheld.

Stock ownership guidelines motivate alignment between long-term stockholder value creation and management decisions. The ultimate value of our annual equity grants is driven by stock price performance.

BHGE 2018 Proxy Statement | 29

Pay for Performance

We are committed to a pay for performance philosophy and have designed our compensation programs to deliver compensation that is aligned with Company performance and stockholder interests. Since we are a newly formed company, we do not have the historical reference points to display pay for performance alignment in a traditional manner such as realized compensation versus TSR or peers. In the future when we have full year data, we intend to represent this alignment of compensation with shareholder returns relative to peers. However, our short-term incentives are tied to stretch financial targets and strategic goals and our long-term incentives are tied to stock growth and above market returns.

The charts below show the target mix of compensation elements for our Senior Executives. This allocation provides a significant percentage of our target total direct compensation for Senior Executives in the form of variable compensation through our annual short-term incentive bonuses and long-term incentive compensation. Actual total direct compensation varies based on the extent of achievement of, among other things, safety, operational and financial performance goals and stock performance.

Compensation Governance
The Compensation Committee is focused on creating a best in class compensation program that aligns executive and stockholder interests. The following table highlights the governance and compensation best practices that we employ and the poor practices that we avoid.

	WHAT WE DO		WHAT WE DON'T DO
✓	Pay for performance. Majority of pay is at-risk and aligned with achievement of pre-determined goals and company performance	☒	No hedging or pledging of company stock
		☒	No backdating or repricing of stock option awards
✓	Significant stock ownership guidelines that further enhance the link between the interest of our stockholders and our executives	☒	No excessive perquisites
		☒	No dividend equivalents paid on unearned RSU
✓	Clawback provisions. This compensation recovery allows our Board to recoup performance-based cash awards in specified instances	☒	No automatic base salary increases
		☒	No single trigger stock acceleration
✓	Annual Risk Assessment	☒	No excise tax gross-ups for future agreements
✓	Benchmark Compensation and Performance
✓	Annual "Say on Pay" vote

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Key Inputs into Our Executive Compensation Programs

In designing our executive compensation programs, we consider input from our stockholders, our independent compensation consultant, and other compensation consultants, as well as market practices.

Consideration of Stockholder Feedback and Advisory Say on Pay Voting Results

In accordance with our stockholders’ preference, we submit our executive compensation program to an advisory vote annually. In 2017, BHI’s compensation program received the support of 88.5% of the total votes cast at our annual meeting. While the Say on Pay vote is advisory and not binding on the Company, the Compensation Committee strongly values the opinions of our stockholders as expressed in the Say on Pay outcome.

Engagement with our stockholders is very important to us. We invest significant time and resources in investor outreach and ongoing dialogue with stockholders to communicate the value of the combination between BHI and GE O&G and the strengths of the portfolio. In 2017, prior to the closing of the Transactions, members of the executive management team contacted a significant number of institutional stockholders to discuss the Transactions, the BHGE governance structure and key executive compensation practices. The meetings included discussions on change in control practices and the need to provide compensatory retention and reward incentives given the unique challenges faced by BHI during the pending merger with GE O&G. During that engagement, we reiterated the intention of BHGE to continue to use a pay for performance model.

The Company considered the feedback that was provided during these engagement calls and BHGE continued many favorable performance-based compensation practices. We discontinued the following BHI practices:

•	single trigger stock acceleration;

•	bonus payments triggered by a change in control; and

•	gross-ups for excise taxes will sunset after 3 years for executives who were previously grandfathered under the BHI plans.

Compensation Consultant and Conflict of Interest Analysis

Prior to July 3, 2017, the BHI Compensation Committee retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant. FW Cook advised the BHI Compensation Committee on matters related to the Senior Executives' compensation and general compensation programs, including industry best practices. In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the BHI Compensation Committee considered the relationships FW Cook had with the Company, the members of the BHI Compensation Committee and BHI’s executive officers, as well as the policies that FW Cook had in place to maintain its independence and objectivity, and determined that no conflicts of interest arose from the work performed by FW Cook during the first half of 2017.

During the second half of 2017, BHGE management sought the views of a number of external consultants including FW Cook and Willis Towers Watson about market intelligence on compensation trends related to senior executive compensation. In March 2018, the BHGE Compensation Committee formally selected FW Cook as its independent compensation consultant.

Benchmarking

The high level of competition for executive talent magnifies the need to ensure that our executive compensation programs are appropriately positioned against peer companies. To appropriately benchmark compensation and measure performance, both BHI and BHGE developed and utilized two primary benchmarking sources: (1) a Compensation “Reference Group” and (2) a Performance “Peer Group.” BHI did not have any changes in these sources from the information disclosed in last year's Proxy Statement.

Compensation “Reference Group”

In July 2017, the BHGE Compensation Committee conducted a review to determine which companies to include in the Compensation Reference Group. The Reference Group for BHGE is similar to the previous reference group for BHI and is comprised of 30 companies including industry peers and companies in the broader energy and general industry sectors with similar business characteristics, size, margins, competition for talent, and other key compensable factors. In selecting the Reference Group, the Compensation Committee narrowed the broad universe of public companies down to a smaller group by considering companies within a size range against which the Company competes for talent as well as similar

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business characteristics. The list was narrowed further considering factors, such as global scale, engineering, technology, and industrial applications, multiple divisions, logistical complexity, business services, size (and other financial measures), and asset/people intensity.

The Compensation Committee considers executive compensation at these companies as just one among several factors in setting pay. We target compensation at the 50th percentile of an appropriate peer group with the potential upside of the 75th percentile based on performance. The Committee uses the comparative data as a reference point in exercising judgment about compensation types and amounts. The use of Reference Group proxy data and published survey data in both the general industry and the energy industry (collectively, the “Survey Data”) satisfies the need for both statistical validity and industry factors. The Reference Group data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay plans, test the compensation strategy, observe trends, and provide a general competitive backdrop for decision making.

Compensation Reference Group
30 companies - Blend of General Industry, Capital Intensive, and Global Oil & Gas Peers
		• 3M Company	• Fluor Corporation	• Phillips 66
		• AECOM	• General Dynamics Corporation	• Raytheon Company
		• Caterpillar Inc.	• Halliburton Company	• Schlumberger Limited
		• ConocoPhillips	• Honeywell International Inc.	• Tesoro Corporation
Compensation	ð	• Cummins Inc.	• International Paper Company	• The Boeing Company
		• Deere & Company	• Johnson Controls International plc•	• The Dow Chemical Company
		• Devon Energy Corporation	• Marathon Petroleum Corporation	• United Parcel Service, Inc.
		• E. I. du Pont de Nemours and Co.	• National Oilwell Varco, Inc.	• United Technologies Corporation
		• Eaton Corporation plc	• Occidental Petroleum Corporation	• Valero Energy Corporation
		• FedEx Corporation	• PACCAR Inc	• Weatherford International Ltd.
Used to identify and compare executive pay practices such as pay mix, levels and magnitude, competitiveness, prevalence of long-term incentive vehicles, pay-for-performance plans, etc.
Performance “Peer Group"

In October 2017, the BHGE Compensation Committee evaluated alternatives to determine how to best assess company performance and associated compensation. While the BHI Performance Peer Group was comprised solely of the four oilfield service companies, the BHGE Performance Peer Group is broader, based on the companies in the OSX index plus TechnipFMC to align with the wider portfolio of BHGE. Because of the technical nature of the industry, cyclical nature of the markets, high labor needs and capital requirements, these oilfield service companies provide the best competitive comparison for benchmarking performance over the long-term to determine payouts in awards such as performance share units.

Peer Group
16 companies based on the OSX index plus TechnipFMC
		• Bristow Group, Inc	• Nabors Industries Ltd.	• TechnipFMC
		• Core Lab NV	• National Oilwell Varco, Inc.	• Teekay Tankers CL A
Performance	ð	• Diamond Offshore Drilling, Inc.	• Oceaneering International, Inc.	• Transocean Ltd.
		• Golar LNG Ltd.	• Oil States International Inc.	• Weatherford International Ltd.
		• Halliburton Company	• Rowan Companies, plc
		• Helmerich & Payne, Inc.	• Schlumberger Limited
Used to compare performance in order to determine long-term incentive plan results.

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Components of the Executive Compensation Program

The Compensation Committee reviews, on an annual basis, each compensation element for the PEO and each of the Senior Executives. The Compensation Committee is responsible for reviewing and approving the Company's goals and objectives relative to the PEO's compensation, evaluating the PEO's performance in light of such goals and objectives, and determining the PEO's compensation level based on this evaluation and other relevant information. When reviewing compensation for the Senior Executives, the Compensation Committee balances the Senior Executive's scope of responsibilities and experience against competitive compensation levels.

In addition, each year the PEO presents to the Compensation Committee his evaluation of each of the other Senior Executives, which includes a review of each Senior Executive's contributions and performance over the past year, strengths, development needs, and succession potential. The PEO makes no recommendations to the Compensation Committee regarding his own compensation. Following this presentation and a review of the Survey Data, the Compensation Committee makes its own assessments and approves compensation for each Senior Executive.

Base Salaries

Generally, the Compensation Committee targets the market median of the Reference Group for the base salaries of our Senior Executives. Typically, when considering an adjustment to a Senior Executive's base salary, the Compensation Committee reviews the Survey Data and evaluates the Senior Executive's position relative to the market, his/her level of responsibility, and experience as well as overall performance. The Compensation Committee also considers the Senior Executive's success in achieving business objectives, promoting our culture pillars and keys to success, improving health and safety, demonstrating leadership, and achieving specific individual performance goals.

In determining base salaries, the Compensation Committee also considers the Company's continuing achievement of its short and long-term goals including:

•	Financial performance of the Company

•	Effective execution of the strategy approved by our Board of Directors

•	Leadership capability

Upon the formation of BHGE in July 2017, the BHGE Compensation Committee reviewed and approved the compensation packages of each BHGE NEO. The full Board also reviewed and approved these packages. The base salary for the BHGE NEOs, as well as the former BHI Senior Executives, for 2017 were as follows:

Senior Executives	BHI 2017 Salary Increase	BHI 2017 Annual Salary (1) (Post Increase)	BHGE 2017 Annual Salary (2)
Lorenzo Simonelli	N/A	N/A	$1,400,000
Brian Worrell	N/A	N/A	$850,000
Belgacem Chariag	3%	$772,500	$780,000
Derek Mathieson	3%	$659,200	$690,000
William D. Marsh	3%	$592,250	$625,000

Martin S. Craighead	3%	$1,287,500	N/A
Kimberly A. Ross	3%	$824,000	N/A
Arthur L. Soucy	3%	$669,500	N/A
Richard L. Williams	3%	$618,000	N/A
_________
(1) The BHI 2017 salary increases were effective April 2017.
(2) The BHGE 2017 salaries were effective July 2017.

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Short-Term Incentive Compensation

The short-term incentive compensation programs are designed to provide Senior Executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional, and individual performance goals. The short-term incentive compensation opportunity is determined using two factors: achievement of pre-determined financial goals and achievement of strategic priorities. Greater weight is placed on the formula-based, financial component of the short-term incentives, which is consistent with the Company's goal of providing a meaningful link between compensation and Company performance.

2017 Short-Term Incentive Targets for Senior Executives

At BHI, the short-term incentive target for each Senior Executive was reviewed by the Compensation Committee each year and set based on the market median of the Survey Data, the individual contribution level, the potential of each individual executive, as well as a view toward internal equity. At BHGE, all Senior Executives, except the PEO, have a common short-term incentive target of 100% to reinforce rewards for shared enterprise goals. For 2017, the incentive target percentages for Messrs. Mathieson and Marsh increased due to each individual's appointment as a BHGE Executive.

Senior Executives	BHI STI Target % of Base Salary (Jan - June)	BHGE STI Target % of Base Salary (July - Dec)
Lorenzo Simonelli	N/A	150%
Brian Worrell	N/A	100%
Belgacem Chariag	100%	100%
Derek Mathieson	80%	100%
William D. Marsh	75%	100%

Martin S. Craighead	120%	N/A
Kimberly A. Ross	100%	N/A
Arthur L. Soucy	75%	N/A
Richard L. Williams	60%	N/A

2017 Overview

Due to the Transactions, the performance period for the short-term incentive was divided into two performance periods rather than the normal annual performance period. The BHI performance period was from January 1 - July 3 (1H) and the BHGE performance period was from July 4 - December 31 (2H).
1H 2017 for BHI

In February 2017, the BHI Compensation Committee approved annual financial and strategic goals for the 2017 short-term incentive program. The Transactions closed on July 3, 2017 before those goals could be completed, and the change in control provisions within the BHI Annual Incentive Plan (“BHI AIP”) provided that the goals be deemed met at target for all BHI bonus eligible employees globally. Accordingly, a bonus was paid at target for all BHI AIP participants, as prorated (in accordance with the BHI AIP) based on the number of full or partial months in 2017 that preceded the closing of the Transactions.

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The table below summarizes the metrics and goals that were set for the 2017 BHI short-term incentive program.

	BHI 2017	Threshold (25%)	Target (100%)	Over Achievement (200%)
Financial Metrics (60% weight)	EBIT Margin	3.5%	5%	6.5%
	Revenue Growth	2%	2.8%	3.6%
	Working Capital	-2.7%	-3.9%	-5.1%
Strategic Goals (40% Weight)	Safety Full Support of the pending merger with GE O&G Operations and Compliance Technology and Innovation Leadership

Final 1H BHI 2017 Short-term Incentive Payout

The following payments were made to the legacy BHI NEOs for the first half of 2017 at Target in accordance with the change in control provisions of the BHI AIP.

Senior Executives	BHI AIP Bonus Payout (January - July 2017)
Martin S. Craighead	$892,163
Kimberly A. Ross	$475,821
Belgacem Chariag	$446,082
Derek Mathieson	$304,525
William D. Marsh	$256,497
Arthur L. Soucy	$289,953
Richard L. Williams	$214,119

2H 2017 for BHGE

Following the formation of BHGE in July 2017, the BHGE Compensation Committee, with approval from the full Board, established a bonus design with financial and strategic goals for the second half of 2017 under the BHGE Executive Officer Short-Term Incentive Compensation Plan and the broad-based plan. Internally, the bonus is referred to as the "Fullstream Incentive Plan".

Key BHGE design features are as follows:

•	Formulaic, financial metrics weighted 70% of the bonus that may payout up to 150% of target; and

•	Strategic goals weighted 30% of the bonus that may payout up to 200% of target

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Bonus Based on BHGE Financial Metrics

For 2H 2017, the BHGE bonus included four financial metrics that were equally weighted: (1) Adjusted Revenue, (2) Adjusted EBIT, (3) Adjusted Free Cash Flow, and (4) Synergies. The BHGE Compensation Committee approved three performance levels with respect to the achievement of the financial metrics: (1) Threshold, (2) Target, and (3) Maximum.

The table below represents each of the targets and the associated achievement.

	BHGE 2H 2017	Threshold (50%)	Target (100%)	Over Achievement (150%)	Results
Financial Metrics (70% weight)	Adjusted Revenue ($B)	$11.4B	$12.0B	$12.7B	$11.2B
	Adjusted EBIT ($B)	$0.9B	$1.2B	$1.6B	$544MM
	Adjusted Free Cash Flow ($B)	$1.0B	$1.4B	$1.7B	$962MM
	Synergies ($MM EBIT)	$75MM	$105MM	$135MM	$119MM
* Adjusted revenue, adjusted EBIT and adjusted free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex C.

For 2H 2017, the threshold level performance for three of the four metrics was missed and therefore no payout was earned on those three metrics. We exceeded the target for the synergy realization metric. The overall achievement of the financial metrics was 30.5% of Target.

Bonus Based on BHGE Strategic Goals

While the financial metrics reward Senior Executives for the achievement of specific formulaic measures, the Compensation Committee approved “Strategic Blueprint” goals for the Senior Executives to reward them based upon the Committee's assessment of the achievement of specific performance goals that are critical to the execution of the Company's strategy, but may or may not be formulaic in nature.

The maximum funds available for the payment of bonuses related to the Strategic Blueprint goals may not exceed 2 times the respective targets for all participants. In determining the bonus amounts, the achievement of (or failure to achieve) the financial performance goals is not a factor that is considered by the Compensation Committee.

The Compensation Committee assesses the PEO's performance relative to the established performance goals for the period and determines if a payout will be made to the PEO. The same process is conducted for the other Senior Executives taking into account the recommendations of the PEO. The Committee carefully considers all of the factors influencing the results and the Senior Executive's performance impacting those results.

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The Compensation Committee considered the achievement for the Strategic Blueprint goals below for 2H 2017:

Performance Component	2H 2017 Performance Expectation	Achievements	Assessment of Performance for 2H 2017
Safety & compliance	Improvement over baseline Health, Safety and Environment (HSE) metrics Strong compliance culture and processes
Implemented the perfect HSE day program across BHGE. Achieved 72 Perfect days since July 3, quarterly pace improved by 40%.

Integrated compliance teams, processes and culture and initiated open reporting across BHGE.
Exceeded Objectives
Execution
On time delivery improvements and supply chain excellence

Drive free cash flow generation, working capital improvement and capital expenditure synergies

Product management excellence, invest in key new product introduction (NPI) and product cost-out execution

Drove overall inventory improvement in the 4th quarter 2017. Cost of quality in line with expectations.

Generated $(0.8)B of free cash flow in 2H’17. Free cash flow would have been $1B excluding the impact from ending monetization and restructuring cash outflow. Drove overall inventory reduction.

Launched Nova LT within Turbomachinery segment, TerrAdapt within OFS segment, and various other critical product launches across the portfolio.
Met Objectives
Technology & innovation
Deliver on fullstream potential and win key projects. Execute plan revenue synergies by 2020

Finalize Digital commercial offering and win key deals. Strengthen partner ecosystem

Develop innovative business models

Signed key fullstream deals of Twinza Oil Limited and Zohr in Egypt, both of which involve multiple product lines of BHGE.

Signed largest ever digital deal with a key international customer for $0.3B of orders.

Developed multiple business models for launch in 2018.
Exceeded Objectives
Leadership	Integrate best of both cultures and develop & retain domain leaders Simplify organization, reduce spans & layers and drive digital competence
Cultural integration on track, culture included in performance development plans for 2018, multiple cultural sessions held across the sites.

Drove organizational efficiency through actions to reduce layers and increase span.
Met Objectives
Shareholder Returns	Strong shareholder return Optimize capital structure Realize synergies and develop pipeline	BHGE stock down since close. Launched and executed capital allocation strategy, bought back $501MM shares in 4Q’17. Exceeded planned synergies for 2017.	Did not Meet Objectives

When determining the funding pool for the Strategic Blueprint bonus, the Compensation Committee considered the achievement of the performance goals above as well as the additional accomplishments of the Senior Executives. Despite the continued downturn in the market and the challenges related to the integration, Senior Executives reorganized the Company following the closing of the Transactions and launched our vision and strategy pillars for BHGE.

Based on these considerations, the Compensation Committee determined that Senior Executives exceeded the 2H 2017 strategic goals and approved a funding pool of 120% of target. This also funded the pool for individual goal achievement for all bonus eligible employees at 120% of target. The maximum overall and individual payout is 200% of target.

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Final 2H BHGE 2017 Short-term Incentive Payout

The BHGE Compensation Committee awarded the following payments to the BHGE NEOs based upon the established financial and strategic metrics for the second half of 2017 described above.

	BHGE Bonus Payout (July - December 2017)
Senior Executives	Financial Goals Payout (30.5% of Target; 70% Weight)	Strategic Goals Payout (120% of Target; 30% Weight)	Total (57% of Target)
Lorenzo Simonelli	$226,017	$381,107	$607,124
Brian Worrell	$91,484	$192,861	$284,345
Belgacem Chariag	$69,806	$94,164	$163,970
Derek Mathieson	$61,751	$104,124	$165,875
William D. Marsh	$55,934	$94,315	$150,249

Long-Term Incentive Compensation

The long-term incentive program allows Senior Executives to earn compensation based on sustained multi-year financial and/or superior stock price performance. Consistent with our at-risk pay philosophy, long-term incentives comprise the largest portion of a Senior Executive's compensation package.

A primary objective of the long-term incentive plan is to align the interests of Senior Executives with those of our stockholders. The Compensation Committee determines the total grant date value of long-term incentives to be granted to the Senior Executives as well as the form of long-term incentive compensation vehicles to be utilized. The awards granted to Senior Executives by the Compensation Committee vary each year and are based on factors such as the demand for talent, cost considerations, the performance of the Company, the Senior Executive's performance, competitive compensation information including the Survey Data, total compensation package, as well as other factors the Compensation Committee deems critical to achieving the Company’s business objectives.

Restricted Stock Unit Awards

RSUs provide Senior Executives the opportunity for capital accumulation and a more predictable long-term incentive value than is provided by stock options or performance units. Additionally, RSUs are intended to aid in the retention of Senior Executives through the use of a vesting schedule (generally one-third increments annually after the grant date).

Stock Options

Stock options provide Senior Executives with the opportunity to purchase our stock at a price that is fixed on the grant date regardless of future market price. Stock options are generally awarded once a year in January and generally vest and become exercisable in one-third increments annually after the grant dates. We set the exercise price for each stock option equal to the closing market price of a share of our stock on the NYSE on the grant date. Additional information on these grants, including the number of shares subject to each grant, is also shown in the Grants of Plan-Based Awards Table.

Performance Share Units

PSUs are designed to motivate the Senior Executives to achieve certain specific Company long-term performance goals during a three-year period. Performance units (settled in stock) are awards of a conditional number of shares granted based on a set target value. The final number of shares our Senior Executives may receive under the program depends on how well we perform against the specified peer group with respect to specified performance goals established by the Compensation Committee.

1H 2017 for BHI

In January 2017, the BHI Compensation Committee approved long-term incentive award grants to BHI Senior Executives that were comprised of 50% performance-based RSUs with three-year cliff vesting and 50% service-based RSUs with three-year ratable vesting. These awards were based on the Company’s ranking on revenue growth and return on capital versus peers for the 2017 - 2019 performance period. Based on the change in control provision in the award agreements, upon the closing of the Transactions, these awards converted to time-based RSUs that will cliff vest on the three-year anniversary

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of the grant date or vest in full if the Senior Executive is involuntarily terminated within 12 months follow the closing of the Transactions on July 3, 2017.

2H 2017 for BHGE

In July 2017, the BHGE Compensation Committee approved long-term incentive award grants to key BHGE Senior Executives. These awards included "Founders Grants" consisting of a mix of stock options and RSUs for key executives. The PEO award was 50% RSUs and 50% Stock Options and the NEO awards were 75% RSUs and 25% Stock Options. Additionally, legacy GE Oil & Gas executives received RSUs referred to as "Mirror Grants" to compensate for annual GE stock awards that had not yet been made in 2017. These awards will vest ratably over three years. BHGE did not grant performance units in 2017 due to the mid-year completion of the Transactions.

The “Founders Grants” serve three primary purposes:

•	align new BHGE leadership with stockholders;

•	increase retention of legacy BHI executives based on gaps due to stock awards that vested on the closing of the Transactions; and

•
address market differences for legacy GE O&G executives in elevated public roles. The chart below sets forth the grant date target values of the long-term incentive awards granted to Senior Executives in 2017.

Senior Executives	Target Grant Value of BHI 2017 Long-Term Incentive Annual Grant	Target Grant Value of BHGE 2017 Long-Term Incentive "Mirror Grant"	Target Grant Value of Special “Founder’s Grant”
Lorenzo Simonelli	—	$1,984,500	$9,000,000
Brian Worrell	—	$1,036,700	$3,500,000
Belgacem Chariag	$3,276,700	—	$3,500,000
Derek Mathieson	$2,625,700	—	$2,425,000
William D. Marsh	$1,897,400	—	$1,900,000

Martin S. Craighead	$10,527,000	—	—
Kimberly A. Ross	$3,937,300	—	—
Arthur L. Soucy	$2,457,500	—	—
Richard L. Williams	$2,519,200	—	—

2018 BHGE

In January 2018, the Compensation Committee approved performance-based awards for Senior Executives with 50% of the total long-term incentives granted during the annual January 2018 grant cycle in the form of performance share units. The payout is based upon relative Total Shareholder Return ("TSR") and Return on Invested Capital ("ROIC") versus the Company's Performance Peer Group during performance periods within 2018 - 2020. Any actual payout will be delivered at the end of the performance period ending in 2020.

The following chart summarizes the 2018 LTI vehicle mix.

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Certain Tax Implications of Short-Term Incentives and Long-Term Incentives

For compensation arrangements made prior to November 2, 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the PEO and the other NEOs other than the PFO unless the compensation is performance-based compensation and is an existing binding contract as described in Section 162(m) of the Code and the related regulations.

We generally intend that certain compensation paid to Senior Executives should qualify for deductibility as performance-based compensation under Section 162(m), including certain options and certain other long-term performance-based stock or cash awards granted.  We believe there are circumstances where the Company's interests are best served by maintaining flexibility in the manner in which compensation is provided, even if it might be considered non-deductible compensation under the Code.

Note that while our plans were originally designed to comply with the performance-based exception that previously existed under Section 162(m), the Company is considering the extent to which 162(m) applies to our current structure.

Employee Benefits

BHI and GE O&G benefits remained in place for corresponding legacy executives throughout 2017. Each legacy benefit plan offers a variety of health and welfare and retirement programs to all eligible employees. The Senior Executives are generally eligible for the same broad-based benefit programs on the same basis as the rest of our employees who work in the United States. Programs that provide different levels of benefits for Senior Executives are noted in the descriptions below, including long-term disability, life insurance, the BHI Supplemental Retirement Plan (the "SRP"), the GE Supplementary Pension Plan, the Executive Severance Plan, and financial counseling. We routinely benchmark our benefits programs against the competitive market and make modifications as we deem appropriate. Outlined below is a summary of legacy benefits provided to executives of BHI and GE O&G respectively. A new set of streamlined executive benefits are currently under consideration and will be phased in as appropriate.

BHI Executive Benefits

Legacy BHI executives are eligible for BHI executive benefits, including Messrs. Chariag, Mathieson, and Marsh. Former BHI NEOs were also eligible for these benefits.

Disability

The BHI long-term disability program provides continuation of a percentage of the employee’s base pay up to age 65 if the employee has a qualifying disability lasting longer than 26 weeks. Disability coverage options include Company paid core coverage equal to 50% income replacement or optional buy-up coverage equal to 60% income replacement. Senior Executives receive the buy-up option at no cost.

Life Insurance and Accidental Death and Dismemberment

The BHI life insurance and accidental death and dismemberment programs provide financial protection for employees or their beneficiaries in the event of death. The Company provides life insurance and accidental death and dismemberment coverage at two times pay for Senior Executives. Senior Executives may purchase additional life insurance and accidental death and dismemberment coverage from one to six times pay. All employees have the option of purchasing supplemental life insurance, spouse and child life insurance as well as voluntary accidental death and dismemberment insurance. Various limits apply to each program.

Retirement Plans

The BHI Supplemental Retirement Plan (“SRP”) is a nonqualified defined contribution retirement plan intended to supplement the retirement benefits of a select group of management and provides for a basic contribution of 5% of the participant’s elective deferral under the SRP and 5% of the sum of the participant’s base compensation and bonus for the calendar year (whether or not deferred) that exceeds the dollar limit under Section 401(A)(17) of the Code ($270,000 in 2017); the applicable

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age-based contribution that would have been made under the BHI Thrift Plan but for the participant’s elective deferral under the SRP or the dollar limit under Section 401(A)(17) of the Code; and the applicable age-based contribution that would have been made under the BHI Pension Plan but for the participant’s elective deferral under the SRP or the dollar limit under Section 401(A)(17) of the Code; plus deemed interest credits based upon the rate of earnings on selected notional investment funds.

The amounts of the BHI Thrift Plan and BHI SRP contributions and accruals for 2017 for legacy BHI NEOs are included in the Summary Compensation Table (under the All Other Compensation column). The changes in values of the BHI Pension Plan actuarial present values of the accumulated benefits of legacy BHI NEOs are set forth in the Summary Compensation Table (under the Change in Pension Value column).

BHI Change in Control Agreements

BHI had entered into change in control agreements (“Change in Control Agreements”) with the Senior Executives, as well as certain other Executives. The Change in Control Agreements are described in the Payments Upon a Change in Control section. The BHI Change in Control Agreements that applied to covered Executives who continued with BHGE were terminated in connection with the closing of the Transactions.

As part of the “Stay and Win” packages, BHI NEOs who continued with BHGE waived eligibility for future CIC benefits under the Change in Control Agreements. The "Stay and Win" packages are described below in the Payments Upon Termination section.

Legacy GE Oil & Gas Executive Benefits

Messrs. Simonelli and Worrell are eligible for the following GE O&G executive benefits.

Life Insurance

GE provides taxable payments to cover premiums for universal life insurance policies for legacy GE O&G NEOs. These policies include: (1) Executive Life, which provides universal life insurance policies for the NEOs totaling $3 million in coverage at the time of enrollment and increased 4% annually thereafter; and (2) Leadership Life, which provides universal life insurance policies for the named executives with coverage of 2X their annual pay (salary + most recent bonus).
Retirement Plans

GE provides retirement benefits to the legacy GE O&G NEOs under the same GE Pension Plan and GE Supplementary Pension Plan in which other eligible GE employees participate. A portion of the benefits accrued under these plans is allocated to BHGE based on the NEOs’ service with BHGE since July 2017 in relation to the NEOs’ combined service with GE (i.e., prior to July 2017) and BHGE. The Pension Plan is a funded, tax-qualified plan. The Supplementary Pension Plan, which increases retirement benefits above amounts available under the Pension Plan, is an unfunded, unsecured obligation of GE O&G and is not qualified for tax purposes.

The GE Pension Plan is a broad-based retirement program that is closed to new participants. Eligible employees vest in the plan after five years of qualifying service. The plan also requires employee contributions, which vest immediately.

The GE Supplementary Pension Plan is an unfunded and non-tax-qualified retirement program that is offered to eligible employees in the executive band and above, including the NEOs, that provides retirement benefits above amounts available under the other GE pension programs. This plan has been closed to new participants since 2011.

BHGE Executive Benefits

Harmonized BHGE benefits are being reviewed and benchmarked against the competitive market and will be implemented as internal systems and processes allow.

BHGE 2018 Proxy Statement | 41

Executive Severance Plan

The Executive Severance Plan provides assistance to Executives, including Senior Executives, while they seek other employment following involuntary separation from service. Under the Plan, Executives are eligible for severance of 9 to 12 months of base salary, based on their positions in the Company, and outplacement services for 12 months. Our NEOs also have additional severance benefits through individual agreements or "Stay and Win" agreements, which are described in the Payments Upon Change in Control or Termination section.

Financial Counseling

In addition to Company-wide benefits, both BHI and GE O&G provide Senior Executives elective Company-paid professional financial planning and tax preparation services through a third party. We believe this service improves their understanding of the compensation and benefits programs offered by the Company and serves to maximize the retention and engagement value of our programs. It also allows them to more fully concentrate on our business success and comply with plan requirements. We do not reimburse executives for taxes paid on income attributable to this benefit.

Indemnification Agreements

We entered into an indemnification agreement with each of our directors and Senior Executives. These agreements provide that we will indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors' and officers' liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted in the State of Delaware and are in addition to any other rights the indemnitee may have under the Company's Certificate of Incorporation, Second Amended and Restated Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced Senior Executives and directors.

Stay and Win Award Agreements

As disclosed in Form 8-K filings in 2017, prior to the Transactions, legacy BHI executives Belgacem Chariag, Derek Mathieson, and William D. Marsh accepted "Stay and Win" awards to continue with BHGE which included a waiver by the executive of all rights and claims for any termination payments provided under existing BHI change in control agreements or plans. These awards included a special equity "Founders Grant," a cash retention award, and certain benefits if involuntarily terminated within three years of the Transactions, including:

•	full vesting of Founders Equity Grant RSUs and any outstanding RSUs granted by BHI;

•	cash severance payment equal to 18 months of base salary plus any unpaid portion of the cash retention award;

•	prorated target bonus; and

•	continuation of excise tax gross-up for these executives that will expire at the end of the transition period.

The “Stay and Win” awards were offered as an inducement to certain legacy BHI executives by replacing benefits they would have been entitled to under their legacy BHI change in control agreements. While the award letter provides for a continuation of the excise tax gross-up that were included in the legacy BHI change in control agreements, it should be noted that these are the only agreements at BHGE that provide for an excise tax gross-up and that upon their expiration in three years, no employees of the Company will have agreements providing for excise tax gross-ups.

The Founders Grants were made following the closing of the Transactions and consist of equity awards with respect to shares of BHGE Common Stock (with RSUs comprising 75% of the grant and stock options comprising 25% of the grant). The awards vest one-third on each of the first three anniversaries of the grant date. The cash retention awards vest and become payable in three equal installments in January of 2018, 2019 and 2020.

Stay and Win Award	Belgacem Chariag	Derek Mathieson	William D. Marsh
Founders Grant FMV	$3,500,000	$2,425,000	$1,900,000
Cash Retention Award	$2,250,000	$2,100,000	$1,500,000

BHGE 2018 Proxy Statement | 42

Stock Ownership Guidelines

The BHGE Board of Directors adopted stock ownership guidelines for our Senior Executives to ensure that they have a meaningful economic stake in the Company. The guidelines are designed to satisfy an individual Senior Executive's need for portfolio diversification, while maintaining management stock ownership at levels intended to be high enough to assure our stockholders of management's commitment to value creation. Senior Executives are required to hold the number of shares valued at a multiple of their base salary, in the amounts listed below:

Chairman, President and Chief Executive Officer	6X Base Salary
Chief Financial Officer	3X Base Salary
Other executive officers reporting to the CEO	2X Base Salary

A Senior Executive has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If a Senior Executive is promoted to a position with a higher ownership salary multiple, the Senior Executive has five years from the date of the change in position to reach the higher expected stock ownership level but he or she still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. Senior Executives who have not met the applicable stock ownership level within the time required are required to hold 75% of the net shares acquired from future exercises or vestings through the Company's equity compensation programs until the ownership levels are met. The Compensation Committee annually reviews each Senior Executive's compensation and stock ownership levels to determine whether they are appropriate.

Clawbacks

The Board may seek reimbursement from an executive officer if it determines that the officer engaged in conduct that was detrimental to the company and resulted in a material inaccuracy in either our financial statements or in performance metrics that affected the officer’s compensation. If the Board determines that the officer engaged in fraudulent misconduct, it must seek such reimbursement.

In cases of detrimental misconduct by an executive officer, the Board may also take a range of other actions to remedy the misconduct, prevent its recurrence, and discipline the individual as appropriate, including terminating the individual’s employment. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

BHGE 2018 Proxy Statement | 43

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by the PEO and other NEOs for services rendered to the Company for the fiscal years ended December 31, 2017, 2016, and 2015.

Name and Principal Position (1)	Year	Salary(2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6) ($)	All Other Compensation (7) ($)	Total ($)
Lorenzo Simonelli President & Chief Executive Officer	2017	700,000	6,480,880	4,499,991	607,124	204,895	156,076	12,648,966

Brian Worrell Chief Financial Officer	2017	425,000	3,659,679	874,992	284,345	126,479	421,310	5,791,805

Belgacem Chariag Former Chief Global Operations Officer	2017	768,173	5,900,218	874,992	610,052	208,517	462,635	8,824,587
	2016	718,750	4,978,724	—	958,751	24,302	215,347	6,895,874
	2015	700,000	2,978,780	—	784,394	10,083	266,524	4,739,781

Derek Mathieson Chief Marketing & Technology Officer	2017	666,769	4,443,393	606,241	470,400	16,051	307,571	6,510,425
	2016	636,308	2,386,968	—	752,013	9,785	156,275	3,941,349
	2015	640,000	2,240,011	—	699,819	8,443	184,277	3,772,550

William D. Marsh Chief Legal Officer	2017	601,394	3,321,663	474,993	406,746	62,067	194,215	5,061,078

Martin S. Craighead Former BHI Chairman & CEO	2017	737,740	10,675,981	—	892,163	77,683	21,346,607	33,730,174
	2016	1,233,173	9,569,977	—	2,185,916	42,293	429,923	13,461,282
	2015	1,250,000	9,569,978	—	2,144,063	15,279	552,415	13,531,735

Kimberly A. Ross Former BHI CFO	2017	438,554	3,937,307	—	475,821	—	6,827,956	11,679,638
	2016	800,000	3,579,393	—	1,181,920	9,997	235,535	5,806,845
	2015	800,000	3,579,380	—	832,000	8,439	150,856	5,370,675

Arthur L. Soucy Former President, Products &Technology	2017	356,325	2,457,495	—	289,953	269,061	8,341,611	11,714,445
	2016	622,211	4,234,043	—	622,570	56,698	295,816	5,831,338
	2015	605,000	2,234,113	—	809,689	11,932	475,730	4,136,464

Richard L. Williams Former Senior Adviser	2017	328,915	2,519,172	—	214,119	—	7,952,010	11,014,216

____________

(1)
Messrs. Simonelli and Worrell began employment with the Company on July 3, 2017. Messrs. Craighead, Soucy and Williams and Ms. Ross separated employment with BHI on July 3, 2017. Mr. Chariag separated employment with the Company on January 31, 2018.

(2)
The amounts reflected in the "Salary" column reflect the salary paid to Messrs. Simonelli and Worrell from July 3, 2017 through December 31, 2017 and the full-year 2017 BHI and BHGE salary paid to the other NEOs. The amount for Mr. Craighead also includes fees earned as a BHGE director from July 2, 2017 through December 31, 2017 totaling $52,500.

BHGE 2018 Proxy Statement | 44

(3)
The amount reflected in the "Stock Awards" column is the aggregate grant date fair value of stock awards in the form of PSUs and RSUs granted in the years shown. Generally, the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award's vesting schedule and does not correspond to the actual value that the named executive will realize from the award. The amount for Mr. Craighead also includes a BHGE RSU granted as a BHGE Director. See the "Grants of Plan Based Awards Table" for additional information.

(4)
The amount reflected in the "Option Awards" column is the aggregate grant date fair value of the awards made to the NEOs, computed in accordance with FASB ASC Topic 718. The fair value of each grant is established on the date of grant using the Black-Scholes option-pricing model. The value ultimately realized by the executive upon the actual vesting of the exercise of the stock options may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 11 - Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2017.

(5)
The amount reflected in the "Non-Equity Incentive Plan Compensation" is the payment earned under our annual bonus program. The amount reflected includes the BHGE annual bonus paid to Messrs. Simonelli and Worrell for the performance period from July 3, 2017 through December 31, 2017 and full-year BHI and BHGE annual bonus payments for the other NEOs. This includes payments made at the closing of the Transactions to BHI NEOs per the Change in Control provision of the BHI AIP.

(6)
This amount reflects the change in the present values of the NEOs’ accumulated benefits under applicable pension plans and above-market earnings on nonqualified deferred compensation. The amount for each of Messrs. Simonelli and Worrell reflects the portion of the change in the present value of his accumulated benefit under the GE Pension Plan and the GE Supplementary Pension Plan that is allocable to his service with BHGE since July 2017 (i.e., it does not reflect the change in such value that is allocable to his service with GE prior to July 2017). Neither Mr. Simonelli nor Mr. Worrell had any BHGE related compensation deferrals. The other NEOs are participants in the BHI Pension Plan, SRP, or International Retirement Plan ("IRP") accounts, and the values represent changes under those plans since January 2017. The breakdown is shown in the following table.

Name	Change in Pension Value $	Above-market Earnings $
Simonelli	204,895	—
Worrell	126,479	—
Chariag	15,728	192,789
Mathieson	16,034	17
Marsh	16,705	45,362

Craighead	17,027	60,656
Ross	(22,428)	5,207
Soucy	7,945	261,115
Williams	(174,647)	10,412

(7)
We provide NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. The costs of these benefits for 2017, minus any reimbursements by the NEOs, are show in the table below.

Name	Life Insurance Premiums	Company Contributions to Retirement & Savings Plans	Financial & Tax Planning	Relocation Benefits	Relocation Tax Benefits	Dividend Equivalents	Change in Control Severance Payments	Other	Total
Simonelli	18,369	—	6,553	131,154	—	N/A	N/A	—	156,076
Worrell	10,078	—	—	166,139	245,093	N/A	N/A	—	421,310
Chariag	6,230	272,591	7,815	N/A	N/A	169,481	N/A	6,518	462,635
Mathieson	5,784	197,347	—	N/A	N/A	102,974	N/A	1,466	307,571
Marsh	5,520	147,527	—	N/A	N/A	35,172	N/A	5,996	194,215

Craighead	4,817	498,919	7,815	N/A	N/A	480,445	20,353,030	1,581	21,346,607
Ross	3,752	210,480	3,000	N/A	N/A	169,033	6,439,891	1,800	6,827,956
Soucy	3,398	154,824	7,815	N/A	N/A	156,626	8,017,330	1,618	8,341,611
Williams	3,279	138,672	7,815	N/A	N/A	115,302	7,685,497	1,445	7,952,010

Life Insurance Premiums: Described under Employee Benefits in this Proxy Statement.

Company Contributions to Retirement & Savings Plans: For legacy GE Oil & Gas executives, the values are zero because their 401k contributions were fully matched by GE before the close of the Transactions and transition to BHGE. Otherwise, values would represent employee matching and base contributions under the GE Retirement Saving Plan. For legacy BHI executives,

BHGE 2018 Proxy Statement | 45

the values represent employer matching and employer base contributions that the Company contributed to the BHI Thrift Plan that is available to all US employees and Company contributions to SRP accounts available to US executives.

Financial and Tax Planning: Expenses for the use of advisors for financial, estate, and tax preparation and planning and investment analysis and advice.

Relocation Benefits: With respect to Messrs. Simonelli and Worrell, this column reflects benefits provided to them in connection with their non-permanent assignments to London, at the Company's request and while employed by BHGE. These benefits, which are consistent with those we provide to employees working on non-permanent assignments outside their home countries consisted of cost-of-living adjustments, housing, transportation, utilities, and other destination services.

Relocation Tax Benefits: With respect to Messrs. Simonelli and Worrell, this column reflects the cost of Company-provided tax equalization benefits provided to them in connection with their non-permanent assignments for BHGE related compensation. The amounts reflect the net cost after considering hypothetical taxes that are withheld from their compensation. These benefits are consistent with those we provide to employees working on non-permanent assignments outside their home countries.

Dividend Equivalents: This column reflects payments for dividend equivalents that accrued as quarterly dividends are declared and that are paid when the RSUs vest. This column does not include the value of any Transaction-related payments in respect of the special dividend of $17.50 paid to all BHI stockholders and upon the vesting of legacy BHI RSU awards because that value is already represented in the grant date value of the RSUs granted.

Change in Control Severance Payments: This column reflects cash and in-kind benefits that were provided to legacy BHI executives upon termination following the Transactions. It does not include values for accelerated vesting of equity awards, as those grant date values have already been reported. See the "Potential Payments Upon Change in Control or Termination" for more detail.

Other: This column reflects other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of benefits described in this section. These benefits included an annual physical examination for Messrs. Chariag, Mathieson, Marsh and the BHI NEOs, travel for Mr. Marsh's spouse and a leased vehicle for Mr. Chariag.

BHGE 2018 Proxy Statement | 46

GRANTS OF PLAN-BASED AWARDS

This table discloses the number of RSUs, performance stock units, and stock options granted during 2017 and the grant date fair value of these awards. It also sets forth potential future payouts under the Company's non-equity incentive plans.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Performance Based RSUs (#) (2)			RSUs (3) (#)	Stock Options(4) (#)	Stock Option Exercise Price ($/Sh)	Grant Date Fair Value of Awards ($)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Lorenzo Simonelli	N/A	BHGE STI	$370,521	$1,058,630	$1,746,740
	8/1/2017	Founders Grant								374,687	$35.70	$4,499,991
	8/1/2017	Founders Grant							126,050			$4,497,464
	8/1/2017	Mirror Grant							55,589			$1,983,416
Brian Worrell	N/A	BHGE STI	$149,973	$428,493	$707,013
	7/31/2017	Founders Grant								70,507	$36.89	$874,992
	7/31/2017	Founders Grant							71,157			$2,623,559
	7/31/2017	Mirror Grant							28,102			$1,036,121
Belgacem Chariag	N/A	BHI STI	$66,912	$446,082	$981,380
	1/25/2017	BHI Annual Grant				—	26,138	52,276				$1,638,330
	1/25/2017	BHI Annual Grant							26,138			$1,638,330
	N/A	BHGE STI	$114,436	$326,959	$539,482
	7/31/2017	Founders Grant								70,507	$36.89	$874,992
	7/31/2017	Founders Grant							71,157			$2,623,559
Derek Mathieson	N/A	BHI STI	$45,679	$304,525	$669,955
	1/25/2017	BHI Annual Grant				—	20,945	41,890				$1,312,833
	1/25/2017	BHI Annual Grant							20,945			$1,312,833
	N/A	BHGE STI	$101,232	$289,233	$477,234
	7/31/2017	Founders Grant								48,851	$36.89	$606,241
	7/31/2017	Founders Grant							49,301			$1,817,728
William D. Marsh	N/A	BHI STI	$38,475	$256,497	$564,293
	1/25/2017	BHI Annual Grant				—	15,136	30,272				$948,724
	1/25/2017	BHI Annual Grant							15,136			$948,724
	N/A	BHGE STI	$91,695	$261,986	$432,277
	7/31/2017	Founders Grant								38,275	$36.89	$474,993
	7/31/2017	Founders Grant							38,628			$1,424,214

Martin S. Craighead	N/A	BHI STI	$133,824	$892,163	$1,962,759
	1/25/2017	BHI Annual Grant				—	83,974	167,948				$5,263,490
	1/25/2017	BHI Annual Grant							83,974			$5,263,490
	8/1/2017	BHGE BOD Grant							4,176			$149,000
Kimberly A. Ross	N/A	BHI STI	$71,373	$475,821	$1,046,806
	1/25/2017	BHI Annual Grant				—	31,408	62,816				$1,968,653
	1/25/2017	BHI Annual Grant							31,408			$1,968,653

BHGE 2018 Proxy Statement | 47

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Performance Based RSUs (#) (2)			RSUs (3) (#)	Stock Options(4) (#)	Stock Option Exercise Price ($/Sh)	Grant Date Fair Value of Awards ($)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Arthur L. Soucy	N/A	BHI STI	$43,493	$289,953	$637,897
	1/25/2017	BHI Annual Grant				—	19,604	39,208				$1,228,779
	1/25/2017	BHI Annual Grant							19,603			$1,228,716
Richard L. Williams	N/A	BHI STI	$32,118	$214,119	$471,062
	1/25/2017	BHI Annual Grant				—	20,096	40,192				$1,259,617
	1/25/2017	BHI Annual Grant							20,095			$1,259,555
________

(1)
Amounts represent potential payouts for the fiscal year 2017 performance year under BHI and BHGE short-term incentive (STI) plans. If threshold levels of performance are not met, then the payout can be zero. When the Transactions closed on July 3, 2017 before the BHI goals could be met, the change in control provisions in the BHI AIP provided that the goals were deemed met at target. Accordingly, a pro-rata bonus was paid at target for all legacy BHI Short-term Incentive Plan participants.

(2)
Amounts represent grants of performance-based RSUs made to legacy BHI NEOs in January 2017. These awards were scheduled to vest after three years if the performance criteria were met. Based on the change in control provision in the award agreements, upon the closing of the Transactions, these awards converted to time-based RSUs that cliff vest on the three-year anniversary of the grant date or vest in full if the Senior Executive is involuntarily terminated within 12 months following the closing of the Transactions.

(3)
Amounts shown represent the number of RSUs granted in 2017. Awards generally vest pro-rata over a three-year period beginning on the first anniversary of the grant date. Dividends are accrued throughout the year on RSUs and paid out once the units vest. The dividend rate is determined by the Board of Directors on a quarterly basis. The fair market value of legacy BHI RSUs granted in January 2017 is based on the grant date stock price of $62.68; however, upon the closing of the Transactions, these awards were replaced with BHGE RSUs valued at $40.18 and a cash amount in respect of the special dividend of $17.50. Additionally, the Company determines the fair value of RSUs based on the market price of our common stock on the date of grant, discounted by the present value of future dividends. For Mr. Craighead, the table also includes a BHGE RSU granted as a BHGE Director.

(4)	Amounts represent options granted in 2017 under the BHGE 2017 Long-Term Incentive Plan. Awards vest pro-rata over a three-year period beginning on the first anniversary of the grant date.

BHGE 2018 Proxy Statement | 48

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2017 for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $31.64 per share (the closing market price of the Company's stock on December 29, 2017, the last trading day of 2017).

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price (1) ($)	Option Expiration Date (2)	Number of Shares or Units of Stock that have Not Vested (3) (#)	Market Value of Shares of Units of Stock that Have Not Vested (4) ($)
Lorenzo Simonelli	—	374,687	35.70	8/1/2027	181,639	5,747,058

Brian Worrell	—	70,507	36.89	7/31/2027	99,259	3,140,555

Belgacem Chariag	12,000	—	29.78	1/19/2020	123,433	3,905,420
	11,600	—	31.67	7/21/2020
	9,300	—	44.82	1/26/2021
	7,500	—	59.50	7/19/2021
	22,619	—	29.94	1/25/2022
	18,208	—	21.80	7/16/2022
	25,875	—	27.71	1/24/2023
	24,508	—	30.25	7/24/2023
	23,914	—	39.23	1/22/2024
	18,670	—	55.20	7/14/2024
	—	70,507	36.89	7/31/2027

Derek Mathieson	12,200	—	44.82	1/26/2021	91,191	2,885,283
	9,900	—	59.50	7/19/2021
	8,465	—	21.80	7/16/2022
	8,020	—	27.71	1/24/2023
	15,192	—	30.25	7/24/2023
	14,753	—	39.23	1/22/2024
	17,277	—	55.20	7/14/2024
	—	48,851	36.89	7/31/2027

William D. Marsh	995	—	52.42	1/23/2018	68,900	2,179,996
	923	—	59.70	8/11/2018
	1,242	—	22.02	7/22/2019
	1,542	—	29.78	1/19/2020
	3,200	—	31.67	7/21/2020
	3,590	—	44.82	1/26/2021
	2,910	—	59.50	7/19/2021
	1,929	—	29.94	1/25/2022
	4,372	—	21.80	7/16/2022
	6,698	—	27.71	1/24/2023
	11,498	—	30.25	7/24/2023
	5,608	—	39.23	1/22/2024
	4,378	—	55.20	7/14/2024
	—	38,275	36.89	7/31/2027

Martin S. Craighead (5)	10,674	—	52.42	1/23/2018	4,176	132,129
	9,716	—	59.70	8/11/2018
	3,427	—	11.68	1/21/2019
	2,115	—	29.78	1/19/2020
	27,500	—	31.67	7/21/2020
	27,600	—	44.82	1/26/2021

BHGE 2018 Proxy Statement | 49

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price (1) ($)	Option Expiration Date (2)	Number of Shares or Units of Stock that have Not Vested (3) (#)	Market Value of Shares of Units of Stock that Have Not Vested (4) ($)
Martin S. Craighead (5)	22,300	—	59.50	7/19/2021
	73,696	—	29.94	1/25/2022
	88,980	—	21.80	7/3/2022
	94,033	—	27.71	7/3/2022
	89,066	—	30.25	7/3/2022
	88,723	—	39.23	7/3/2022
	69,267	—	55.20	7/3/2022

Kimberly A. Ross	—	—	—	—	—	—

Arthur L. Soucy	12,934	—	11.05	4/1/2019
	7,200	—	29.78	1/19/2020
	6,100	—	31.67	7/3/2020
	10,100	—	44.82	7/3/2020
	8,200	—	59.50	7/3/2020
	15,306	—	29.94	7/3/2020
	18,480	—	21.80	7/3/2020
	20,752	—	27.71	7/3/2020
	19,656	—	30.25	7/3/2020
	17,744	—	39.23	7/3/2020
	13,853	—	55.20	7/3/2020

Richard L. Williams	3,206	—	59.70	8/11/2018
	6,140	—	44.82	1/26/2021
	5,470	—	59.50	7/19/2021
	3,360	—	29.94	1/25/2022
	7,802	—	21.80	7/3/2022
	15,297	—	39.23	7/3/2022
	11,942	—	55.20	7/3/2022
________

(1)
The original exercise price was equal to the closing market price of a share of our Common Stock on the last trading day prior to the grant date for stock options granted prior to 2017. Upon the closing of the Transactions and in accordance with the terms of the Transactions, the exercise price of stock options granted prior to 2017 was reduced by $17.50 to reflect the special dividend paid to all BHI stockholders in connection with the Transactions.

(2)	Each option grant has a ten-year term. Each option generally vests pro rata as to one-third of the option beginning on the first anniversary of the grant date.

(3)
Each RSU unit award generally vests either pro rata as to one-third of the grant beginning on the first anniversary of grant date or cliff vests on the third anniversary of the grant date. For Messrs. Chariag, Mathieson and Marsh, this column includes performance-based RSUs granted to them in January 2017 that converted to time-based RSUs upon the closing of the Transactions based on the change in control provision in the award agreements. These awards cliff vest on the three-year anniversary of the grant date or vest in full if the Senior Executive is involuntarily terminated within 12 months following the closing of the Transactions.

(4)	This column does not include the value of the special dividend of $17.50 paid to all BHI stockholders and upon the vesting of legacy BHI RSU awards.

(5)	For Mr. Craighead, the unvested stock award reflects a BHGE RSU granted as a BHGE Director.

BHGE 2018 Proxy Statement | 50

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options and stock awards exercised and vested during 2017 for the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Lorenzo Simonelli	—	—	—	—
Brian Worrell	—	—	—	—
Belgacem Chariag	—	—	175,844	8,039,803
Derek Mathieson	—	—	102,009	5,025,995
William D. Marsh	—	—	35,751	1,573,824

Martin S. Craighead	—	—	583,790	26,745,120
Kimberly A. Ross	—	—	188,210	7,916,718
Arthur L. Soucy	—	—	182,231	7,901,908
Richard L. Williams	—	—	143,358	6,429,992
____________

(1)
The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the closing price of the stock on the vesting date. This column does not include the value of the special dividend of $17.50 paid to all BHI stockholders and upon the vesting of legacy BHI RSU awards.

PENSION BENEFITS

The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the NEOs under the GE Pension Plan, the GE Supplementary Pension, and the BHI Pension Plan. See “Compensation Discussion & Analysis, Employee Benefits, Retirement Plans” for a detailed description of the benefits provided under these plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Lorenzo Simonelli (2)	GE Supplementary Pension Plan	0.5	204,895	—
Lorenzo Simonelli (2)	GE Pension Plan	0.5	—	—
Brian Worrell (2)	GE Supplementary Pension Plan	0.5	126,181	—
Brian Worrell (2)	GE Pension Plan	0.5	298	—
Belgacem Chariag	BHI Pension Plan	9	45,555	—
Derek Mathieson	BHI Pension Plan	9	73,830	—
William D. Marsh	BHI Pension Plan	16	157,631	—

Martin S. Craighead	BHI Pension Plan	16	173,851	—
Kimberly A. Ross (3)	BHI Pension Plan	3	—	—
Arthur L. Soucy	BHI Pension Plan	8	85,460	—
Richard L. Williams	BHI Pension Plan	16	—	(195,422)
____________

(1)
For a discussion of valuation assumptions, see “Note 9 - Employee Benefit Plans” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2017.

(2)
The amount for each of Messrs. Simonelli and Worrell reflects the portion of the present value of his accumulated benefit under the GE Pension Plan and the GE Supplementary Pension Plan that is allocable to his service with BHGE since July 2017 (i.e., it does not reflect the change in such value that is allocable to his service with GE prior to July 2017). Mr.

BHGE 2018 Proxy Statement | 51

Simonelli did not accrue benefits under the GE Pension Plan for his service with BHGE from July through December 2017 due to IRS benefit limits. Mr. Worrell earned an early retirement subsidy under the GE Pension Plan for this period but otherwise did not accrue benefits under the plan for this period due to IRS benefit limits. Messrs. Simonelli and Worrell accumulated benefits under the GE Supplementary Pension Plan for this period.

(3)	Ms. Ross' pension benefit was forfeited in 2017 pursuant to the vesting provisions of the BHI Pension Plan.

NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings and balances to each of the NEOs under the BHI SRP that provide for compensation deferral on a non-tax-qualified basis. See “Compensation Discussion & Analysis, Employee Benefits, Retirement Plans” for a detailed description of the deferred compensation benefits.

Name	Program	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Lorenzo Simonelli (3)	N/A	—	—	—	—	—
Brian Worrell (3)	N/A	—	—	—	—	—
Belgacem Chariag	BHI SRP	—	248,291	236,124	—	1,793,966
Derek Mathieson	BHI SRP	144,068	174,397	4,208	(235,441)	738,340
William D. Marsh	BHI SRP	—	123,227	55,918	(67,706)	464,304

Martin S. Craighead	BHI SRP	496,593	473,269	224,769	—	6,153,990
Kimberly A. Ross	BHI SRP	18,287	186,180	14,525	—	500,588
Arthur L. Soucy	BHI SRP	253,363	130,524	312,583	—	2,251,772
Richard L. Williams	BHI SRP	65,783	111,672	49,441	—	1,406,338
____________

(1)	Amounts shown in the “Executive Contributions in Last FY” column are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	Amounts shown in the “Registrant Contributions in Last FY” column are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Messrs. Simonelli and Worrell do not have any BHGE related compensation deferrals.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION

BHGE does not have change in control agreements or provide excise tax gross-ups on any payments associated with a change in control. Some of our compensation plans that apply on the same basis to other employees, however, contain provisions with narrow change in control definitions that generally provide benefits only if an employee is terminated without Cause or resigns for Good Reason within 12 months following a change in control. A reduction in GE’s ownership stake in BHGE generally would not constitute a change in control.

All legacy BHI NEOs who continued with BHGE waived eligibility for future benefits under BHI agreements or plans in consideration of their offer and "Stay & Win" package to continue with BHGE (described in the CD&A). For these executives, at the closing of the Transactions, all outstanding restricted stock awards and RSUs granted before October 30, 2016 became fully vested and non-forfeitable and they received a pro-rata annual bonus per the terms of the BHI AIP. The "Stay and Win" Awards are described below and in the Payments Upon Termination section.

Under the BHGE Executive Officer Short-Term Incentive Compensation Plan, in the event of a change in control and involuntary termination, the participant will receive an amount equal to his or her annual target bonus for the year of termination multiplied by a fraction, the numerator of which equals the number of days that have elapsed since the beginning of the performance period through and including the date of termination, and the denominator of which equals the number of days in the performance period. Payment of such prorated awards will be made at the same time and in the same manner as awards are paid to other participants whose employment continues.

Under the BHGE 2017 Long-Term Incentive Plan (the "LTIP"), there is no prescribed treatment of outstanding equity awards, though the Compensation Committee has discretion to take actions it deems necessary. The equity award agreements provide that, in the event of a change in control and involuntary termination for grants held over one year, restrictions on all RSUs immediately lapse, and any unvested options become immediately vested and exercisable.

BHGE 2018 Proxy Statement | 52

“Change in Control” under the LTIP generally means:

•
the acquisition of at least 50% of the total voting power represented by the Company’s then-outstanding voting securities, other than any acquisition directly from the Company or by the Company, General Electric Company or any of their affiliates;

•
a merger or consolidation of the Company with any other entity, unless the voting securities of the Company continue to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent; or

•
a sale or disposition by the Company of all or substantially all of its assets, other than a sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company.

Notwithstanding the foregoing, a Permitted Spin Transaction (as defined and specifically allowed in the Amended & Restated Operating Agreement of Newco LLC) by GE to it stockholders, shall not constitute a Change in Control.

Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control

The BHGE Executive Severance Plan provides that, on an involuntary termination of employment, Senior Executives receive 12 months of continued base salary and outplacement, and an amount equal to the Senior Executive's earned annual incentive bonus, prorated based on the number of months that the Senior Executive participated in the annual incentive bonus plan during the calendar year. Senior Executives are also generally provided up to 12 months of Health and Life Insurance benefits.

Separately, our NEOs have certain benefits under individual agreements or “Stay and Win” awards.

•
Messrs. Simonelli and Worrell are eligible for benefits under the BHGE Executive Severance Plan plus (a) an additional six months of base salary and (b) 1.5 times the greater of the last annual bonus and the average of the last three year bonuses (applying the bonuses earned prior to employment by BHGE if needed).

•
For a period of three years following the closing of the Transactions, in exchange for waiving termination benefits under the BHI Change in Control Agreements, Messrs. Chariag, Mathieson and Marsh are eligible for certain severance benefits as a “Safety Net” under their “Stay and Win” awards described in the CD&A. These benefits include lump sum payments for 18 months of salary, accelerated payment of amounts under the cash retention plan, vesting of outstanding “Founder’s Grant” RSUs and any outstanding RSUs granted by BHI, pro-rata bonus, outplacement, a gross-up of any excise tax imposed on “excess” change in control payments under Section 4999 of the Internal Revenue Code, and, other than for Mr. Chariag, interest on any payment that is subject to a six-month delay under Section 409A of the Internal Revenue Code. As previously mentioned, these benefits will expire after three years and that time no employees within the Company will have excise tax gross-ups.

Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the Senior Executive under any other plan, program or individual contractual arrangement.

Payments in the Event of a Change in Control without Termination of Employment

If a Change in Control were to have occurred on December 31, 2017, or any other date, and the Senior Executives did not incur a termination of employment, the Senior Executives would not have been entitled to any payments in connection with the Change in Control.

Payments in the Event of a Change in Control and Termination of Employment by the Senior Executive for Good Reason or by the Company or its Successor Without Cause

In addition to the benefits described above under “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control”, if a Senior Executive is terminated without Cause or for Good Reason within 12-months following a Change in Control, pursuant to the equity award agreements, if the awards were granted more

BHGE 2018 Proxy Statement | 53

than one year before the termination date, the restrictions on the RSUs will immediately lapse, and any unvested options will become immediately vested and exercisable.

Termination of Employment for Any Reason

If a Senior Executive had terminated employment with BHGE on December 31, 2017 for any reason, including resignation or involuntary termination of employment for cause, the Senior Executive would have been entitled to receive those vested benefits to which the Senior Executive is entitled under the terms of the employee benefit plans in which the Senior Executive is a participant as of the Senior Executive's date of termination of employment.

Payments Upon Disability

If the Senior Executive had terminated employment with BHGE on December 31, 2017 due to disability, the Senior Executive would have received the following:

•	all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become fully vested and exercisable;

•
an amount equal to the Senior Executive's earned annual incentive bonus, prorated based on the number of months of the Senior Executive's participation in the annual incentive bonus during the calendar year; and

•	for Messrs. Chariag, Mathieson and Marsh, any other termination benefits described in “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control” above.

Payments Upon Death

If a Senior Executive had terminated employment with us on December 31, 2017 due to death, the Senior Executive would have received the following:

•	all outstanding RSUs granted by us would have become fully vested and non-forfeitable;

•	all outstanding stock options granted by us would have become fully vested and exercisable;

•	an amount equal to the Senior Executive's annual target bonus; and

•	for Messrs. Chariag, Mathieson and Marsh, any other termination benefits described in “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control” above.

Payments Upon Retirement

If a Senior Executive had met retirement eligibility of 60 years old with 5 years of service on December 31, 2017, the Senior Executive would have received the following benefits:

•	all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become fully vested and exercisable.

Legacy BHI Change in Control Agreements

BHI had previously entered into Change in Control Agreements with the legacy BHI Senior Executives, as well as certain other Executives. The actual payments that were made to the Senior Executives on July 3, 2017 in connection with the closing of the Transactions are as follows:

•	all outstanding options to acquire BHI common stock, granted prior to October 30, 2016, became fully vested and immediately exercisable;

•	all outstanding restricted stock awards and RSUs granted prior to October 30, 2016 became fully vested and non-forfeitable;

BHGE 2018 Proxy Statement | 54

•	all outstanding performance-based RSUs granted after October 30, 2016 converted to an equal number of service-based RSUs;

•
an amount equal to the Senior Executive's annual incentive bonus computed as if the target level of performance had been achieved, multiplied by a fraction, the numerator of which is the number of the Senior Executive's months of participation during the calendar year through the closing date, and the denominator of which is 12;

•	accelerated vesting of the Senior Executive's accounts under the SRP, to the extent not already vested; and

•
reimbursement for any legal fees and expenses incurred by the Senior Executive in seeking in good faith to enforce the Change in Control Agreement or in connection with any tax audit or proceeding relating to the application of parachute payment excise taxes to any payment or benefit under the Change in Control Agreement.

In addition, the Senior Executives were also entitled to the following payments on involuntary termination following the closing of the Transactions:

•	a lump-sum payment equal to three times the Senior Executive's highest base salary (as defined in the Change of Control Agreement);

•
a lump-sum payment equal to the Senior Executive's highest bonus amount (as defined in the Change of Control Agreement), prorated based upon the number of days of service during the performance period (reduced by any payments received by the Senior Executive under the Company's annual incentive bonus, in connection with the Change in Control, if the termination of employment occurred during the same calendar year in which the Change in Control occurred);

•
a lump-sum payment equal to three times the greater of the Senior Executive's (a) earned highest bonus amount or (b) highest base salary, multiplied by the Senior Executive's applicable multiple, which, as of July 3, 2017, was 1.2 for Messrs. Craighead, Soucy and Williams and 1.0 for Ms. Ross;

•	all outstanding restricted stock awards and RSUs granted on or after October 30, 2016 became fully vested and non-forfeitable;

•	continuation of accident and health insurance benefits for an additional three years;

•
a lump-sum payment equal to the sum of the cost of the Senior Executive's perquisites in effect prior to termination of employment for the remainder of the calendar year and for an additional three years;

•
a lump-sum payment equal to the undiscounted value of the benefits the Senior Executive would have received had the Senior Executive continued to participate in the Thrift Plan, the Pension Plan and the SRP for an additional three years, assuming for this purpose that:

(1)    the Senior Executive's compensation during that three-year period were his or her highest base salary and highest bonus amount; and
(2)    the Senior Executive's contributions to and accruals under those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;

•
eligibility for our retiree medical program if the Senior Executive would have become entitled to participate in that program had he or she remained employed for an additional three years. The value of this benefit is the aggregate value of the medical coverage utilizing the assumptions applied under FASB ASC Topic 715, Compensation-Retirement Benefits;

•	a lump-sum payment equal to 36 multiplied by the monthly basic life insurance premium applicable to the Senior Executive's basic life insurance coverage on the date of termination;

•	a lump-sum payment of $30,000 for outplacement services;

•
a lump-sum payment equal to the amount of interest that would be earned on any of the foregoing payments subject to a six-month payment delay under Section 409A using the six-month London Interbank Offered Rate plus two percentage points; and

•
for grandfathered Senior Executives, a lump-sum cash payment (a “gross-up” payment) in an amount equal to any excise taxes imposed under the “golden parachute” rules on payments and benefits received in connection with the Transactions.

BHGE 2018 Proxy Statement | 55

Potential Payments Upon Termination or a Change in Control

The table below assumes a termination date or change in control date of December 31, 2017, the last day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards/units) is based on the closing price of our Common Stock of $31.64 on the New York Stock Exchange on December 29, 2017, the last trading day of 2017.

	Lorenzo Simonelli ($)	Brian Worrell ($)	Belgacem Chariag (1) ($)	Derek Mathieson ($)	William D. Marsh ($)
Payments Upon a Change in Control Without Termination of Employment
Accelerated Vesting of RSUs (2)	—	—	1,654,013	1,325,400	957,806
Dividend Equivalents (3)	—	—	950,900	761,979	550,648
TOTAL	—	—	2,604,913	2,087,379	1,508,454

Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause
Accelerated Vesting of Stock Option Awards (4)	—	—	—	—	—
Accelerated Vesting of RSUs (5)	—	—	3,905,420	2,885,283	2,179,996
Dividend Equivalents (3)	—	—	975,805	779,234	564,167
Severance Payment	3,673,023	2,204,023	1,170,000	1,035,000	937,500
Annual Incentive Bonus	1,058,630	428,493	325,000	287,500	260,417
Cash Payment (Stay and Win)	—	—	2,250,000	2,100,000	1,500,000
Continuation of Health and Life Insurance Benefits	42,915	26,219	—	—	—
Outplacement Services	35,000	35,000	30,000	30,000	30,000
Interest Paid for Section 409A Six-Month Delay	—	—	—	65,044	51,273
TOTAL	4,809,568	2,693,735	8,656,225	7,182,061	5,523,353

Payments upon Disability
Accelerated Vesting of Stock Option Awards (4)	—	—	—	—	—
Accelerated Vesting of RSUs (5)	—	—	3,905,420	2,885,283	2,179,996
Dividend Equivalents (3)	—	—	975,805	779,234	564,167
Annual Incentive Bonus	1,058,630	428,493	325,000	287,500	260,417
Cash Payment (6)	—	—	3,420,000	3,135,000	2,437,500
Interest Paid for Section 409A Six-Month Delay	—	—	—	65,044	51,273
TOTAL	1,058,630	428,493	8,626,225	7,152,061	5,493,353

Payments upon Death
Accelerated Vesting of Stock Option Awards (4)	—	—	—	—	—
Accelerated Vesting of RSUs (5)	5,747,058	3,140,555	3,905,420	2,885,283	2,179,996
Dividend Equivalents (3)	63,574	34,741	975,805	779,234	564,167
Annual Incentive Bonus	1,058,630	428,493	325,000	287,500	260,417
Cash Payment (6)	—	—	3,420,000	3,135,000	2,437,500
TOTAL	6,869,262	3,603,789	8,626,225	7,087,017	5,442,080

Payments upon Retirement
Accelerated Vesting of Stock Option Awards (4)	—	—	—	—	—

BHGE 2018 Proxy Statement | 56

Accelerated Vesting of RSUs (5)	—	—	—	—	—
Annual Incentive Bonus	—	—	—	—	—
TOTAL	—	—	—	—	—

Payments Upon Involuntary Termination of Employment Not in Connection with a Change of Control
Accelerated Vesting of RSUs (5)	—	—	3,905,420	2,885,283	2,179,996
Dividend Equivalents (3)	—	—	975,805	779,234	564,167
Severance Payment	3,673,023	2,204,023	1,170,000	1,035,000	937,500
Annual Incentive Bonus	1,058,630	428,493	325,000	287,500	260,417
Cash Payment (Stay and Win)	—	—	2,250,000	2,100,000	1,500,000
Continuation of Health and Life Insurance Benefits	42,915	26,219	—	—	—
Outplacement Services	35,000	35,000	30,000	30,000	30,000
Interest Paid for Section 409A Six-Month Delay	—	—	—	65,044	51,273
TOTAL	4,809,568	2,693,735	8,656,225	7,182,061	5,523,353
________

(1)
Mr. Chariag separated employment with the Company on January 31, 2018. He received specified payments and benefits pursuant to his Stay and Win award on the same basis as if his employment were terminated without cause as described above under “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control”. He also remained eligible to earn a bonus for the 2017 performance period under the Executive Officer Short Term Incentive Compensation Plan in accordance with the terms of the plan. In addition, if he elects to continue healthcare coverage under COBRA for him and his eligible dependents, he will receive a monthly cash payment for 24 months equal to the difference between the COBRA premium and the premium charged to active employees for such coverage.

(2)
RSUs granted to legacy BHI executives in January 2017 would vest upon a change in control per the award agreements under the BHI plan. RSUs granted under the BHGE plan would not vest upon a change in control without termination.

(3)
Values include the quarterly dividend equivalents that would be due upon the vesting of the RSUs and the Transaction related payment in respect of the special dividend of $17.50 paid to all BHI shareholders and paid upon the vest of legacy BHI RSU awards.

(4)	Outstanding stock options that have been held for at least one year would have become fully vested and exercisable. Upon death all options would become fully vested and exercisable.

(5)
RSUs granted to legacy BHI executives in January 2017 would vest upon a change in control per the award agreements under the BHI plan. RSUs granted under the BHGE plan would vest upon change in control and involuntary termination for legacy BHI executives per the terms of Stay and Win Awards. Otherwise, except for death, under the terms of the BHGE award agreements, RSUs have a one year holding period before allowing accelerated vesting upon a change in control and involuntary termination.

(6)	In the event that Messrs. Chariag, Mathieson and Marsh become disabled or pass away, the cash retention balance, and severance value under their Stay and Win award would be paid.

BHGE 2018 Proxy Statement | 57

Actual Payments in Connection with the Transactions

The table below represents actual payments upon change in control and subsequent termination for legacy BHI executives in connection with the Transactions on July 3, 2017. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards/units) is based on the closing price of our Common Stock of $37.25 on the New York Stock Exchange on July 5, 2017.

	Martin S. Craighead ($)	Kimberly A. Ross ($)	Arthur L. Soucy ($)	Richard L. Williams ($)
Actual Payments received in connection with the Transaction (Single Trigger Only)
Accelerated Vesting of Stock Option Awards	—	—	—	—
Accelerated Vesting of RSUs (Single Trigger Only)	8,021,080	3,298,078	3,664,990	2,217,530
Dividend Equivalents(1)	4,025,814	1,645,751	1,827,588	1,103,421
SRP Vesting	—	245,926	—	—
Annual Incentive Bonus	892,163	475,821	289,953	214,119
TOTAL	12,939,057	5,665,576	5,782,531	3,535,070

Actual Payments received in connection with termination following the Transaction (Double Trigger Only)
Accelerated Vesting of RSUs (Double Trigger Only)	6,256,063	2,339,896	1,460,461	1,497,115
Dividend Equivalents(1)	2,996,192	1,120,637	699,453	717,007
Excise Tax Gross-Up	7,705,439	—	2,839,711	2,770,086
Severance Payment	10,568,568	5,307,277	4,418,700	4,078,800
Highest Bonus Amount Prorated	240,825	3,199	13,032	82,421
Continuation of Accident and Health Insurance Benefits	58,335	47,215	43,795	46,956
Perquisite Payment	81,525	—	66,640	66,603
Payment for Loss of Thrift Plan, SRP and Pension Plan Accruals	1,442,587	693,988	503,248	522,062
Life Insurance Premium Payment	13,590	8,698	7,067	6,523
Outplacement Services	30,000	30,000	30,000	30,000
Retiree Medical Account	—	—	8,767	—
Interest Paid for Section 409A Six-Month Delay	212,161	103,588	86,370	82,046
TOTAL	29,605,285	9,654,498	10,177,244	9,899,619
____________

(1)
Values include the quarterly dividend equivalents that were due upon the vesting of the RSUs and the Transaction related payment in respect of the special dividend of $17.50 paid to all BHI shareholders and paid upon the vest of legacy BHI RSU awards.

BHGE 2018 Proxy Statement | 58

CEO PAY RATIO DISCLOSURE

The Dodd-Frank Act requires U.S. public companies to disclose the ratio of their CEO’s compensation to that of their median employee.
We have estimated the median of the 2017 annual total compensation of our employees, excluding our CEO, to be $68,917. The 2017 annualized total compensation of our Chairman, CEO, and President, Lorenzo Simonelli, who started employment with BHGE in July 2017, was $14,317,060. The ratio of the annualized total compensation of Mr. Simonelli to the estimated median of the annual total compensation of our employees was 208 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
The following paragraphs describe the methodology used to identify the median employee and the ratio of these two amounts.
Background
As of October 1, 2017, we employed approximately 64,000 people in 94 countries, inclusive of officers, executives, full-time, part-time, and hourly employees of both legacy BHI and GE O&G businesses.
We selected October 1, 2017 to identify the median employee. This date is within the final three months of our last completed fiscal year, and was also the date used for determining the foreign exchange rate to U.S. dollar for employees paid in other currencies.
We excluded 3,085 employees based in 63 non-U.S. countries (see details in table below). These employees were excluded under the De Minimis Exemption, allowing us to exclude up to 5% of our total employees who are non-U.S. employees. We interpret “jurisdiction” to mean the country of employment.
Of the remaining 31 countries, we excluded those who were not actively employed by BHGE as of October 1, 2017.
While the Transactions were completed on July 3, 2017, we did not exclude acquired employees from our population. We did not include earnings for independent contractors or leased workers, as they are compensated by an unaffiliated third party.
For our consistently applied compensation measure, we collected all cash compensation paid from January 1, 2017 to October 1, 2017 for all active employees as of October 1, 2017. This includes base compensation, overtime, field service pay, cash allowances, and short-term and long-term incentives. We believe that this measure reasonably reflects the annual compensation of our employees. Cost of living adjustments were not made.
Calculation
Using the methodology described herein, we identified the median employee to be a full-time employee in the United States paid in U.S. dollars, whose earnings were $68,917. This value represents regular earnings only. This employee did not receive field service pay, cash allowances, short-term and long-term incentives in 2017.
For the total compensation of Mr. Simonelli, we adjusted the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement by annualizing his base salary, annual incentive bonus payment, change in pension value, and certain components of “all other compensation” to account for the fact that he only commenced employment with us on July 3, 2017, resulting in an adjusted total amount of $14,317,060.
Since the median employee’s annual total compensation is $68,917, and our CEO’s annual total compensation is $14,317,060, our CEO’s compensation is 208 times the median of our employees’ annual total compensation.
Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

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Exclusions under the De Minimis Exemption

Country	No. Excluded	Country	No. Excluded	Country	No. Excluded
Albania	4	Guatemala	4	Papua New Guinea	30
Austria	8	Hong Kong	1	Peru	36
Azerbaijan	61	Iceland	1	Philippines	13
Bahamas	1	Iraq	138	Poland	294
Bahrain	21	Ireland	218	Portugal	7
Belgium	19	Israel	3	Puerto Rico	2
Bolivia	52	Kazakhstan	63	Russian Federation	145
Brunei Darussalam	186	Kenya	15	Slovakia	94
Bulgaria	3	Korea	110	South Africa	50
Cameroon	4	Lebanon	4	Spain	67
Chad	41	Libya	20	Sweden	8
Chile	6	Lithuania	61	Switzerland	34
Congo	58	Luxembourg	1	Taiwan	108
Croatia	1	Malta	5	Tanzania	3
Denmark	62	Mauritania	2	Trinidad and Tobago	186
Ecuador	165	Morocco	1	Tunisia	39
Equatorial Guinea	6	Mozambique	20	Turkey	46
Ethiopia	1	Myanmar	11	Uganda	3
Finland	4	New Zealand	16	Venezuela	221
Gabon	10	Pakistan	23	Viet Nam	203
Ghana	61	Panama	1	Yemen	4

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2017, the Compensation Committee consisted of Messrs. Rice (Chair), Brenneman, Craighead and Mulva. Since the closing of the Transactions on July 3, 2017, none of the members of the Compensation Committee who served during 2017 has served as an officer or employee of the Company and none of the Company's executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors. Prior to the closing of the Transactions on July 3, 3017, Mr. Craighead formerly served as chief executive officer of BHI, our predecessor registrant.

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PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company; however, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal.
We believe that our compensation policies and decisions are focused on pay for performance principles, as well as being strongly aligned with the long-term interests of our stockholders and being competitive in the marketplace. As discussed previously in the Compensation Discussion and Analysis section, the Company’s principal compensation policies, which enable the Company to attract and retain strong and experienced senior executives, include:
✓    providing a significant percentage of total compensation that is variable because it is at-risk, and based on predetermined performance criteria;
✓    requiring significant stock holdings to align the interests of senior executives with those of stockholders;
✓    designing competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced senior executives; and
✓    setting compensation and incentive levels that reflect competitive market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement. This is an advisory vote to approve named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosures.”
The Board has adopted a policy to provide for annual say on pay votes. The next say on pay vote will occur at our 2019 annual meeting.
Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR approval, on an advisory basis, the compensation programs of our named executive officers.

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PROPOSAL NO. 3
APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the BHGE Employee Stock Purchase Plan (the “ESPP”), which will allow our eligible employees to purchase up to 15,000,000 shares of Class A Common Stock. The ESPP was approved unanimously by the Compensation Committee of the Board of Directors on January 22, 2018, subject to approval by our stockholders.

Although the ESPP provides for broad-based eligibility, because of our structure after the Transactions, the ESPP cannot satisfy the requirements of Section 423 of the Internal Revenue Code.

The following sections summarize the ESPP and are qualified by the full text of the ESPP, which is included as Annex D to this proxy statement.

Description of the Employee Stock Purchase Plan

Purpose. The purpose of the ESPP is to provide eligible employees an opportunity to purchase shares of Class A Common Stock through periodic offerings of options to purchase shares of Class A Common Stock at a discount and thus develop a stronger incentive to work for the continued success of the Company.

Administration. The ESPP is administered by a committee of the Board, as designated by the Board (the “Committee”). The Committee has the power to interpret the ESPP and to adopt rules and guidelines for implementing the terms of the ESPP as it deems appropriate. Actions of the Committee may be taken by:

•	the Chairman of the Committee;

•	a subcommittee, designated by the Committee;

•	the Committee but with one or more members abstaining or recusing themselves from acting on the matter, so long as two or more members remain to act on the matter; or

•
delegation to one or more officers or managers of the Company or a subsidiary, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

Eligibility. Each employee of the Company or a subsidiary who is employed on the first day of an offering period is eligible to participate in that offering. However, the Committee, in its sole discretion, may determine to exclude any employee or group of employees from any offering due to administrative, financial or local law considerations. Participation in the ESPP is voluntary. Approximately 62,000 employees are currently eligible to participate in the ESPP.

Share Commitment. The aggregate number of shares of Class A Common Stock available for purchase under the ESPP is 15,000,000, subject to adjustment in the event of certain corporate transactions (see “Adjustments” below). Any shares relating to options that lapse, are canceled or are otherwise not exercised by the final date for exercise will be available for future grants of options. We anticipate that this share commitment will be sufficient to operate the ESPP for four to five years, though the actual period will depend on participation rates and the share prices on the exercise dates. As of March 19, 2018, the fair market value of a share of Class A Common Stock was $30.57.

Payroll Deductions. To participate in an offering, an employee must authorize deductions from his or her base compensation prior to the option grant date (which is the first day of the offering period). Unless the participant changes the rate of his or her payroll deductions, the payroll deductions will continue through the last pay date prior to the exercise date (which is the last trading day of the offering period). A participant may stop or decrease (but not increase) the payroll deductions during an offering period.

Accounts. All amounts deducted from a participant’s base compensation during an offering period will be credited to the participant’s account established for that period. No interest will be credited to the participant’s account at any time. The obligation of the Company and its subsidiaries to the participant for the account will be a general corporate obligation

BHGE 2018 Proxy Statement | 62

and will not be funded through a trust or secured by any assets that would cause the participant to be other than a general creditor of the Company and its subsidiaries.

Purchase of Shares. On the exercise date, the amount in the participant’s account will be used to purchase shares of Class A Common Stock at the applicable option price. The option price will equal 85% of the fair market value of a share of Class A Common Stock on the exercise date (which is equivalent to a Company matching contribution of 17.6% of the employee’s contribution), unless the Board or the Committee establishes in writing a different option price for the offering period.

Limits on Share Purchases. Unless the Committee determines otherwise for an offering, the maximum number of shares that a participant may purchase in an offering period is the lesser of 1,275 shares or shares having a fair market value of $3,000 on the grant date. In addition, no employee may purchase shares under the ESPP in any calendar year that have an aggregate fair market value (as of the grant date) that exceeds $12,000. These limitations are intended to ensure that the ESPP does not advantage executives over employees generally.

Offering Periods. Unless and until the Board or the Committee specifies different offering periods in writing, there will be four quarterly offering periods in a calendar year, each of which will begin on the first day of the quarter and end on the last day of the quarter.

Adjustments. In the event of certain transactions (e.g., stock dividend, recapitalization, merger, consolidation, combination or exchange of shares) as a result of which shares are issued in respect of the outstanding shares of Class A Common Stock, or the shares of Class A Common Stock are changed into the same or a different number of the same or another class of stock, the Committee will appropriately adjust:

•	the total number of shares of Class A Common Stock committed to the ESPP;

•	the number of shares of Class A Common Stock subject to each outstanding option;

•	the option price for each option; and/or

•	the consideration to be received on exercise of each option.

In addition, the Committee, in its sole discretion, will have authority to provide for:

•	the acceleration of the exercise date of outstanding options; or

•	the conversion of outstanding options into cash or other property to be received on the completion of the transaction.

Amendment of ESPP. The Board or the Committee has the right to modify, alter or amend the ESPP at any time, or to suspend its operation for any period, as it deems advisable. However, no amendment or suspension will:

•	operate to reduce any amounts previously allocated to a participant’s account;

•	reduce a participant’s rights with respect to shares of Class A Common Stock previously purchased and held on the participant’s behalf under the ESPP; or

•	adversely affect any option a participant has outstanding under the ESPP without the participant’s agreement.

Any amendment changing the aggregate number of shares of Class A Common Stock committed to the ESPP, and any other change for which stockholder approval is required under regulations issued by the Department of Treasury or the listing rules of the New York Stock Exchange or any other stock exchange or national market system on which shares of Class A Common Stock are listed or quoted, must be approved by the stockholders of the Company.

Termination of ESPP. The Board or the Committee may terminate the ESPP at any time and for any reason. On any such termination, all outstanding options will, as determined by the Board or the Committee in its sole discretion:

•	terminate, and the amount allocated to each participant’s account will be refunded as soon as administratively feasible; or

BHGE 2018 Proxy Statement | 63

•
a date established by the Board or the Committee that is on or before the date of such termination will be treated as the last day of the offering period, and all outstanding options will be exercisable on that date.

The ESPP will automatically terminate on the purchase by participants of all shares of Class A Common Stock committed to the ESPP, unless the number of shares committed is increased by the Committee or the Board and approved by the stockholders of the Company.

Change in Control. In the event of a change in control (as defined in the LTIP), the Board or the Committee, in its sole discretion, may provide for any of the following:

•	each option will be assumed or an equivalent option will be substituted by the acquirer in the change in control;

•
a date established by the Board or the Committee that is on or before the date of the change in control will be treated as the last day of the offering period, and all outstanding options will be exercisable on that date; or

•	all outstanding options will terminate, and the amount allocated to each participant’s account will be refunded as soon as administratively feasible.

Transferability. Any option granted to a participant under the ESPP is not transferable by the participant other than by will or the laws of descent and distribution, and must be exercisable, during the participant’s lifetime, only by the participant.

Summary of U.S. Federal Income Tax Consequences

The following summary of tax consequences to the Company and to ESPP participants is intended to be used solely by stockholders in considering how to vote on this proposal and not as tax guidance to participants in the ESPP. It relates only to U.S. federal income tax and does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the ESPP, particularly in jurisdictions outside the United States. In addition, this summary is as of the date of this proxy statement; federal income tax laws and regulations are frequently revised and may be changed again at any time. Therefore, each participant is urged to consult a tax advisor before electing to participate in the ESPP or before disposing of any shares of Class A Common Stock acquired under the ESPP.

The grant of an option generally will result in no tax consequences for the participant or the Company. On exercise of an option, a participant generally must recognize ordinary income equal to the fair market value of the shares of Class A Common Stock acquired minus the option price. A participant’s disposition of shares of Class A Common Stock acquired on exercise of an option generally will result in only capital gain or loss. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option, but not for amounts the participant recognizes as capital gain.

New Plan Benefits

Because benefits under the ESPP depend on employees’ elections to participate in the ESPP and the fair market value of the shares of Class A Common Stock on future exercise dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the ESPP.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR approval of the BHGE Employee Stock Purchase Plan.

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AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company’s Governance Principles. The Audit Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, and the review and pre-approval of the current year audit and non-audit services. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit Committee also is responsible for the selection and hiring of the Company’s independent registered public accounting firm. To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors and management.
During the year ended December 31, 2017, the Audit Committee held four meetings (such meetings all taking place after the consummation of the Transactions on July 3, 2017) and otherwise met and communicated with management and with KPMG LLP, the Company’s Independent Registered Public Accounting Firm for 2017 (following approval by the Audit Committee of the engagement of KPMG LLP in connection with the consummation of the Transactions on July 3, 2017, to be effective on July 28, 2017).
Deloitte & Touche LLP (“Deloitte”) was the independent registered public accounting firm that audited BHI's financial statements for the fiscal years ended December 31, 2016 and 2015 and the subsequent interim period from January 1, 2017 through July 3, 2017. Deloitte advised the Audit Committee that it performs certain non-audit services for, and has certain other relationships with GE, including GE O&G. Deloitte also advised the Audit Committee that certain present and former Deloitte personnel or certain of their family members have employment relationships with GE, and that certain Deloitte personnel and their family members and Deloitte member firms have financial interests in GE. Services and other relationships that relate to GE O&G include management functions, financial information systems design and implementation, and business relationships. Services and relationships that do not relate to GE O&G include management functions, expert services unrelated to the audit or review of BHGE’s financial statements, legal services, services performed under contingent fee arrangements, and business relationships. These financial interests, employment relationships, non-audit services, and business relationships are prohibited under the SEC auditor independence rules. Deloitte informed the Audit Committee that because the aforementioned matters did not impact BHGE for any period through June 30, 2017 and prior to Closing, and because of appropriate measures with respect to the audit engagement team, Deloitte maintained objectivity and impartiality on all issues encompassed within its interim review of the Company’s condensed consolidated financial statements for the three and six month periods ended June 30, 2017. After considering the facts and circumstances, the Audit Committee concurred in Deloitte’s conclusion that, for the reasons described, the aforementioned matters did not impair Deloitte’s objectivity and impartiality with respect to the planning and execution of the interim review of BHGE’s condensed consolidated financial statements for the three and six month periods ended June 30, 2017. However, the Audit Committee determined to dismiss Deloitte as the independent registered public accounting firm of the Company subsequent to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.
Deloitte’s report on the Company’s financial statements for the fiscal year ended December 31, 2016, the only fiscal year since the Company’s incorporation, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, from the incorporation of the Company and through the date of this report, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, and there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. The Company has provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish a letter addressed to the SEC stating whether it agreed with the above statements made by the Company. A copy of such letter, dated July 3, 2017, was filed as Exhibit 16.1 to the Current Report on Form 8-K dated July 3, 2017.
As a result of the consummation of the Transactions on July 3, 2017, which was treated as a “reverse acquisition” for accounting purposes, the historical financial statements of the accounting acquirer, GE O&G, became the historical financial statements of the Company for periods ending after July 3, 2017.

BHGE 2018 Proxy Statement | 65

KPMG S.p.A. was the independent registered public accounting firm that audited GE O&G’s financial statements for the fiscal years ended December 31, 2016, 2015 and 2014. The Audit Committee subsequently determined to dismiss KPMG S.p.A. as the independent registered public accounting firm of GE O&G subsequent to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. KPMG S.p.A.’s reports on GE O&G’s financial statements for the most recent fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during GE O&G’s two most recent fiscal years and through the date of this report, there were no disagreements with KPMG S.p.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG S.p.A., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, and there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. The Company has provided KPMG S.p.A. with a copy of the foregoing disclosures and requested that KPMG S.p.A. furnish a letter addressed to the SEC stating whether it agreed with the above statements made by the Company. A copy of such letter, dated July 3, 2017, was filed as Exhibit 16.2 to the Current Report on Form 8-K dated July 3, 2017.
KPMG LLP discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit Committee also discussed with KPMG LLP its independence from the Company and received the written disclosures and the letter from KPMG LLP concerning independence as required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also reviewed the provision of services by KPMG LLP not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of KPMG LLP. KPMG LLP also periodically reported the progress of its audit of the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management, the Company’s internal auditors and Deloitte (with respect to the period from January 1, 2017 to July 2, 2017) and KPMG LLP (with respect to the period from July 3, 2017 to December 31, 2017), the interim financial information included in the March 31, 2017, June 30, 2017 and September 30, 2017 Form 10-Qs prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2017 with management, the Company’s internal auditors and Deloitte (with respect to the period from January 1, 2017 to July 2, 2017) and KPMG LLP (with respect to the period from July 3, 2017 to December 31, 2017). KPMG LLP informed the Audit Committee that the Company’s audited financial statements for the year ended December 31, 2017 are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. KPMG LLP also informed the Audit Committee that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2017, based on the criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of SOX and related regulations.
Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
Lynn L. Elsenhans (Chair)
W. Geoffrey Beattie
James J. Mulva

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Fees Paid to Deloitte & Touche LLP, KPMG LLP and KPMG S.p.A.
On July 3, 2017 the Audit Committee approved the engagement of KPMG LLP as the Company’s independent registered public accountant to audit the financial statements of the Company and its consolidated subsidiaries for the period beginning July 3, 2017 and ending on December 31, 2017, such engagement to be effective on July 28, 2017. Deloitte was the independent auditor that audited BHI's financial statements for the fiscal years ended December 31, 2016 and 2015 and the subsequent interim period from January 1, 2017 through July 3, 2017. As a result of the consummation of the Transactions on July 3, 2017, which was treated as a “reverse acquisition” for accounting purposes, the historical financial statements of the accounting acquirer, GE O&G, became the historical financial statements of the Company for periods ending after July 3, 2017. KPMG S.p.A. was the independent auditing firm that audited GE O&G’s financial statements for the fiscal years ended December 31, 2016, 2015 and 2014. The Audit Committee subsequently determined to dismiss KPMG S.p.A. as the independent registered public accounting firm of GE O&G subsequent to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Deloitte, KPMG LLP and KPMG S.p.A. severally billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the respective tables below for services provided during fiscal years 2017 and 2016. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and (iii) professional services rendered for tax compliance, tax advice, and tax planning.

The table below shows the aggregate fees paid or to be paid to Deloitte for professional services related to fiscal years 2017 and 2016:

DELOITTE FEES	2017	2016
	$	$
	(in millions)
Audit fees	7.2	14.0
Audit-related fees
Halliburton Merger Fees	—	0.1
All Other Audit-Related Fees	0.1	0.2
Tax fees	0.1	0.3
All Other	0.1	0.1
Total	7.5	14.7

The table below shows the aggregate fees paid or to be paid to KPMG LLP for professional services related to fiscal years 2017 and 2016:

KPMG LLP	2017	2016
	$	$
	(in millions)
Audit fees	31.8	—
Audit-related fees	0.3	—
Tax fees	0.3	0.4
All Other	—	0.2
Total	32.4	0.6

The table below shows the aggregate fees paid or to be paid to KPMG S.p.A. for professional services related to fiscal years 2017 and 2016:

KPMG S.p.A.	2017	2016
	$	$
	(in millions)
Audit fees	8.8	—
Audit-related fees	—	—
Tax fees	—	—
All Other	—	—
Total	8.8	—

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Audit fees include fees related to the audit of the Company’s annual financial statements, including fees related to the statutory audit requirements of most of our subsidiaries in foreign countries, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting.

Audit-related fees are primarily for audit services not directly related to the Company’s annual financial statements, for example audits related to possible divestitures or reorganization activities, assistance in connection with various registration statements and debt offerings, proxy statements and similar matters.

Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in certain countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.

In addition to the above services and fees, Deloitte and KPMG LLP provide audit and other services to various Company-sponsored benefit plans which fees are incurred by and paid by the respective plans. Fees paid to Deloitte and KPMG LLP for these services totaled approximately $0.2 million and $0.0 million in 2017, respectively, and $0.4 million to Deloitte in 2016.

Pre-Approval Policies and Procedures

The Audit Committee has the sole authority and responsibility to select, evaluate, compensate and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). The independent auditor and each such registered public accounting firm reports directly to the Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and the Committee, or the chair of the Committee, must pre-approve any audit and non-audit service provided to the Company by the Company’s independent auditor. All of the services and related fees described above under “audit fees,” “audit-related fees,” “tax fees” and “all other” were approved pursuant to Section 202 of the Sarbanes-Oxley Act and by the Audit Committee.

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PROPOSAL NO. 4
RATIFICATION OF THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of KPMG LLP as our Independent Registered Public Accounting Firm to audit the Company’s books and accounts for the year ending December 31, 2018. KPMG LLP served as our Independent Registered Public Accounting Firm for fiscal year 2017 from July 3, 2017 to December 31, 2017, effective July 28, 2017, in connection with the consummation of the Transactions. Deloitte served as our Independent Registered Public Accounting Firm for the fiscal years ended December 31, 2016 and 2015 and the subsequent interim period from January 1, 2017 through July 3, 2017 prior to consummation of the Transactions.
While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the Independent Registered Public Accounting Firm, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of KPMG LLP as our principal Independent Registered Public Accounting Firm. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.
KPMG LLP’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.
Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR ratification of the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2018.

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ANNUAL REPORT

The Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2017, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report is also available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement-Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information. In addition, a copy of our Annual Report is available in print at no cost to any stockholder that requests it by writing to us at Corporate Secretary, c/o Baker Hughes, a GE company, 17021 Aldine Westfield Road, Houston, Texas 77073.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company or BHGE LLC under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

STOCKHOLDER PROPOSALS

Under SEC regulations, proposals of stockholders intended to be included in the proxy materials for the 2019 Annual Meeting must be received no less than 120 calendar days before the anniversary date of the proxy statement for the prior year's Annual Meeting was made available to stockholders (i.e., November 23, 2018). Under the Company's Bylaws, proposals of stockholders intended to be presented at the 2019 Annual Meeting must be received by the Company no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., after January 11, 2019 and no later than February 10, 2019) to be properly brought before the 2019 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to the Company’s Corporate Secretary, c/o Baker Hughes, a GE company, 17021 Aldine Westfield Road, Houston, Texas 77073.
Nominations of directors by stockholders must be received by the Chairperson of the Governance & Nominating Committee of the Company’s Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or the Corporate Secretary, c/o Baker Hughes, a GE company, 17021 Aldine Westfield Road, Houston, Texas 77073 no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., after January 11, 2019 and no later than February 10, 2019) to be properly nominated before the 2019 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

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ANNEX A

Governance Principles

Governance Principles

The following principles have been approved by the Board of Directors (the Board) of Baker Hughes, a GE company (the Company) and, along with the charters of the Board committees, provide the framework for the governance of the Company. The Board recognizes that there is an ongoing debate about corporate governance, and it will review these principles and other aspects of Company governance annually or more often if deemed necessary.

These principles also reflect the provisions of the Stockholders Agreement dated July 3, 2017 between General Electric Company (GE) and the Company (as amended, the Stockholders Agreement). In the event of any conflict between these principles and the Stockholders Agreement, the provisions of the Stockholders Agreement shall prevail.

1.	Role of Board and Management

The Company’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (the CEO) and the oversight of the Board, to enhance the long-term value of the Company for its shareowners. The Board is elected by the shareowners to oversee management and to assure that the long-term interests of the shareowners are being served. Both the Board and management recognize that the long-term interests of shareowners are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, customers, suppliers, Company communities, government officials and the public at large.

2.	Functions of Board

The Board has at least five scheduled meetings a year at which it reviews and discusses the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. Directors are expected to attend all scheduled Board and committee meetings. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

a.	selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

b.	providing counsel and oversight on the selection, evaluation, development and compensation of senior management;

c.	reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

d.	assessing major risks facing the Company-and reviewing options for their mitigation; and

e.
ensuring processes are in place for maintaining the integrity of the Company-the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with other stakeholders, including GE.

3.	Qualifications

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of shareowners. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a diverse Board representing a range of experience at policy-making levels in areas that are relevant to the Company’s global activities.

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Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.

Directors who also serve as CEOs of public companies or in equivalent positions should not serve on more than two boards of public companies in addition to the Board, and other directors should not serve on more than four other boards of public companies in addition to the Board.

When a director’s principal occupation or job responsibilities change significantly during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Governance & Nominating Committee. The Governance & Nominating Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

The Board does not believe that directors should expect to be renominated annually. The Board self-evaluation process described below will be an important determinant for Board tenure. All directors, other than the Company’s CEO, will have a term limit of 15 years. Additionally, directors will not be nominated for election to the board after their 75th birthday. The full board may nominate candidates who have served past their term limit or the retirement age in special circumstances.

4.	Independence of Directors

The Company is a “controlled company” within the meaning of the corporate governance listing standards of the New York Stock Exchange (the NYSE Rules) because GE holds more than 50% of the voting power for the election of the Company’s directors. Pursuant to the Stockholders Agreement, until such time as it is not a “controlled company,” the Company is not required under the NYSE Rules to have a majority of independent directors on the Board or to have the Governance & Nominating Committee and the Compensation Committee consist entirely of independent directors. The Company is required to have an Audit Committee composed of at least three directors, all of whom must be independent in accordance with the NYSE Rules discussed below and the heightened independence standards for service on its Audit Committee (as discussed in Section 7 below).

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company or GE. The Board has established guidelines to assist it in determining director independence that conform to the independence requirements in the NYSE Rules. In addition to applying these guidelines, the

Board will consider all relevant facts and circumstances in making an independence determination.

The Board will make and publicly disclose its independence determination for each director when the director is first elected to the Board and annually thereafter for all nominees for election as directors.

In accordance with NYSE Rules, independence determinations under the guidelines in section (a) below will be based upon a director’s relationships with the Company or GE, as applicable, during the 36 months preceding the determination. Similarly, independence determinations under the guidelines in section (b) below will be based upon the extent of commercial relationships during the three completed fiscal years preceding the determination.

a.	A director will not be independent if:

i.	the director is employed by the Company or GE, or an immediate family member is an executive officer of the Company or GE;

ii.
the director receives any direct compensation from the Company or GE, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

iii.	an immediate family member receives more than $120,000 per year in direct compensation from the Company or GE;

iv.	the director is affiliated with or employed by the Company’s or GE’s independent auditor, an immediate family member is a current partner of the Company’s or GE’s independent auditor,

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or an immediate family member is affiliated with or employed by the Company’s or GE’s independent auditor and such immediate family member personally works or worked on the Company’s or GE’s audit; or

v.	a Company or GE executive officer is on the compensation committee of the board of directors of a company which employs the director or an immediate family member as an executive officer.

b.
A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or if an immediate family member is an executive officer, of another company that does business with the Company or GE and the sales by that company to the Company or GE or purchases by that company from the Company or GE, in any single fiscal year during the evaluation period, are more than the greater of two percent of the annual revenues of that company or $1 million.

In addition to this independence determination, the Stockholders Agreement requires certain directors also satisfy the definition of “Company Independent Directors” set forth in the Stockholders Agreement and described in Section 5 below. According to the Stockholders Agreement, at least one member of the Audit Committee and at least three members of the Governance & Nominating Committee must be Company Independent Directors. In addition, the Conflicts Committee must consist entirely of Company Independent Directors.

5.	Size of Board and Selection Process

The size of Board and selection process is governed by the Stockholders Agreement, as summarized below. In the case of any discrepancy, the provisions in the Stockholders Agreement shall prevail.

Pursuant to the Stockholders Agreement, GE has the right to designate five directors for nomination by the Board for election and maintain its proportional representation on the Board so long as GE (a) either beneficially owns at least 50% of the voting power of the common stock of the Company, or (b) is required to consolidate the financial statements of the Company in accordance with Generally Accepted Accounting Principles with those of GE during any fiscal year. The date on which both conditions (a) and (b) are no longer true is referred to as the Trigger Date. Notwithstanding the foregoing, both the GE directors’ and the non-GE directors’ proportional representation on the Board may decrease in the event that director designation rights are granted to a seller or target company in an arm’s-length acquisition or merger by the Company, and such director designation rights increase the size of the Board.

The Stockholders Agreement provides that following the initial appointment of the Board, non-GE designated directors shall be designated by the Governance & Nominating Committee. The Governance & Nominating Committee consists of five directors, three of whom must be Company Independent Directors. Company Independent Directors are each of the four independent directors initially designated by Baker Hughes Incorporated and any successor who:

a.	meets the independence standards under NYSE Rules;

b.	is not a director designated by GE;

c.	is not a current or former member of the board of directors of GE or officer or employee of GE or its affiliates;

d.	does not and has not had any other substantial relationship with GE or its affiliates; and

e.	is designated by the Governance & Nominating Committee as a “Company Independent Director.”

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Until the Trigger Date, GE has the right to designate five nominees to the Board at any annual or special meeting of shareowners of the Company at which directors will be elected, and has the authority to nominate, elect and remove such GE-designated directors.

In the event there is a vacancy on the Board with respect to any director who was not designated by GE, the Governance & Nominating Committee shall fill such vacancy or designate a person for nomination reasonably acceptable to GE.

Other shareowners may also propose nominees for consideration by the Governance & Nominating Committee by submitting the names and other supporting information required under the Company’s Bylaws to: Secretary, Baker Hughes, a GE company, 17021 Aldine Westfield Road, Houston, Texas 77073.

6.	Board Committees

The Board has established the following committees to assist the Board in discharging its responsibilities, and each is composed as follows:

•	Audit Committee. The Audit Committee shall have three directors, including at least one Company Independent Director.

•	Compensation Committee. The Compensation Committee shall have at least three directors, including at least one non-GE director.

•	Governance & Nominating Committee. The Governance & Nominating Committee shall have five directors, including at least three Company Independent Directors.

•
Conflicts Committee. The Conflicts Committee shall be a subcommittee of the Governance & Nominating Committee, and shall, among other things, review and approve all related party transactions involving GE or its affiliates above certain materiality or dollar thresholds. It shall consist solely of Company Independent Directors (who, among other things, will not have any substantial relationship with GE or its affiliates), shall have the authority to obtain assistance from employees of the Company, including legal and financial staff, and shall have the power to retain independent outside advisors as it deems necessary.

•
Other Committee Composition. The number of directors not designated by GE on all other committees of the Company shall be proportional to the number of directors not designated by GE on the Board; provided that, each such committee has at least one Company Independent Director.

7.	Independence of Committee Members

All members of the Company’s Audit Committee must be “independent” in accordance with the NYSE Rules as discussed in Section 4 and meet the heightened independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the Exchange Act). Specifically, Audit Committee members may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. The Audit Committee must also have at least one member who qualifies as an “audit committee financial expert” as prescribed under the Exchange Act and at least one member who is a Company Independent Director.

Pursuant to the Stockholders Agreement, so long as the Company is a “controlled company,” the Compensation Committee shall be comprised of at least one non-GE Director, the Governance & Nominating Committee shall be comprised of five directors, including at least three Company Independent Directors, and the Conflicts Committee shall consist solely of Company Independent Directors.

At least two members of the Compensation Committee shall qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

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8.	Lead Director

The lead director leads meetings of the independent directors and regularly meets with the chairman/CEO for discussion of matters arising from these meetings, calls additional meetings of the independent directors or the entire Board as deemed appropriate, serves as a liaison on Board-related issues between the chairman/CEO and the independent directors, and performs such other functions as the Board may direct, including (1) advising the Governance & Nominating Committee on the selection of committee chairs, (2) approving the agenda, schedule and information sent to the directors for Board meetings, (3) working with the chairman/CEO to propose an annual schedule of major discussion items for the Board’s approval, (4) guiding the Board’s governance processes, including the annual board self-evaluation, succession planning and other governance-related matters, (5) leading the annual chairman/CEO evaluation, and (6) providing leadership to the Board if circumstances arise in which the role of the chairman/CEO may be, or may be perceived to be, in conflict. The lead director oversees the Board’s periodic review of the Board leadership structure to evaluate whether it remains appropriate for the Company. The lead director also makes himself available for consultation and direct communication with the Company’s major shareowners.

9.	Meetings of Independent Directors

At the conclusion of every Board meeting, the Board will have an executive session without any directors that are officers or employees of the Company present. At such times as determined by the lead director (and at least annually), the independent directors will have executive sessions without any non-independent directors present. The lead director will preside at executive sessions where management is not present. Executive sessions of the independent directors will be presided by the lead director. During executive sessions, the non-management directors or independent directors, as the case may be, shall have complete access to such Company personnel as they may request.

10.	Self-Evaluation

The Board and each of the committees will perform an annual self-evaluation. Each year, each director will be asked to provide his or her assessment of the effectiveness of the Board and its committees, as well as director performance and Board dynamics. The individual assessments will be organized and summarized for discussion with the Board and the committees at a subsequent meeting. On a periodic basis, the Governance & Nominating Committee may engage an independent governance expert to facilitate the evaluation process.

11.	Setting Board Agenda

The Board shall be responsible for its agenda. At the last scheduled Board meeting for each calendar year, the chairman of the Board and the lead director will propose for the Board’s approval key issues of strategy, risk and integrity to be scheduled and discussed during the course of the next calendar year. Before that meeting, the Board will be invited to offer its suggestions. As a result of this process, a schedule of major discussion items for the following year will be established, including discussion of key material risks. The chairman of the Board shall review the agenda for each Board meeting, which shall be developed in consultation with the lead director, and the lead director shall have authority to approve the agenda for the meeting. The chairman of the Board and the lead director, or committee chair, as appropriate, shall review and approve the nature and extent of information that shall be provided regularly to the directors before each scheduled Board or committee meeting. Directors are urged to make suggestions for agenda items, or additional pre-meeting materials, to the chairman of the Board, the lead director or appropriate committee chair at any time.

12.	Ethics and Conflicts of Interest

The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s code of conduct set forth in the Company’s integrity manual, “The Spirit & The Letter”. The Company will not make any personal loans or extensions of credit to directors or executive officers. No independent director may provide personal services for compensation to the Company or GE, other than in connection with serving as a director. The Board will not permit any waiver of any ethics policy for any director or executive officer.

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If an actual or potential conflict of interest arises for a director, the director shall promptly inform the chairman/CEO and the lead director. The Governance & Nominating Committee shall resolve any such conflicts, subject to the specific rules governing Related Party Transactions, as defined and further described below. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Governance & Nominating Committee shall resolve any conflict of interest question involving the CEO or an executive officer reporting directly to the CEO, and the CEO shall resolve any conflict of interest issue involving any other officer of the Company.

Pursuant to Stockholders Agreement, any transaction between the Company, on the one hand, and GE or its affiliates (other than the Company), on the other hand (each, a Related Party Transaction) is required to be on arm’s-length terms and in the best interest of the Company. Related Party Transactions under the Transaction Documents (as defined in the Stockholders Agreement) have been approved by the Board in connection with the approval of the Stockholders Agreement. The Conflicts Committee must provide prior written approval of any amendment to, or modifications or terminations of, or material waivers, consents or elections under, any Related Party Transaction, as described in the Related Party Transaction Policy in the Stockholders Agreement. The Conflicts Committee must also provide prior written approval of any material amendments or modifications or terminations of any of the Transaction Documents or material waivers, consents (other than any consents of the managing member of BHGE LLC contemplated by its LLC agreement where neither GE nor any of its affiliates is a counterparty to or beneficiary of the matter in question, and such matter would not otherwise require the prior written approval of the Conflicts Committee) or elections of the Company’s or BHGE LLC’s rights under any of the Transaction Documents.

All Related Party Transactions that are not contemplated by the Transaction Documents will be governed by the Related Party Transactions Policy. Pursuant to the Related Party Transactions Policy, Related Party Transactions that involve payments in excess of $25 million (individually or in the aggregate with all substantially related payments) or that are otherwise material (with materiality determined in a manner consistent with the Company’s Security and Exchange Commission (SEC) disclosure requirements) are subject to the prior written approval of the Conflicts Committee. Related Party Transactions below the $25 million threshold may be approved by Company management; provided that the proposed transaction is on an arm’s- length basis, in the best interests of the Company, and follows the Related Party Transaction Policy in letter and spirit. Such transactions must be reported to the Conflicts Committee on a quarterly basis.

13.	Reporting of Concerns to the Audit Committee

The Audit Committee and the independent directors have established the following procedures to enable anyone who has a concern about the Company’s conduct, or any employee who has a concern about the Company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone to special addresses and a toll-free phone number that are published on the Company’s website. Comments, complaints and concerns are initially processed by the Corporate Ombudsperson’s office, which acknowledges receipt to the person submitting the communication. The Corporate Ombudsperson’s Office supplies any such communication relating to accounting, internal accounting controls or auditing matters (or a summary) that could materially affect financial reporting directly to the Audit Committee chair. Depending on the nature of the issues or concerns raised, the Corporate Ombudsperson’s Office also regularly provides copies or summaries of other comments, complaints and concerns directly to directors.

With respect to all other communications, the Corporate Ombudsperson’s Office provides regular reports to the full Audit Committee. These reports summarize the communications by subject matter and frequency, and break out significant concerns. The reports also include a summary of the status of significant matters that are under review or investigation in response to a concern. This approach ensures that concerns are raised to the directors in an effective manner that accurately informs them of the nature and frequency of the concerns. The Audit Committee chair may direct that certain matters be presented to the Audit Committee or the full Board and may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company’s integrity manual prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

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14.	Compensation of the Board

The Governance & Nominating Committee shall have the responsibility for recommending to the Board compensation and benefits for independent directors. In discharging this duty, the committee shall be guided by the following goals: compensation should fairly pay directors for work required in an organization of the Company’s size and scope; compensation should align directors’ interests with the long-term interests of shareowners; and the structure of the compensation should be simple, transparent and easy for shareowners to understand. The committee believes that these goals will be served by providing no more than 40% of the independent director compensation in cash and the remainder in restricted stock units or other equity compensation. Each year, the Governance & Nominating Committee shall review independent director compensation and benefits. Directors who are current officers or employees of the Company or GE shall not separately be compensated by the Company for service as directors.

15.	Succession Plan

The Board shall approve and maintain a succession plan for the CEO and senior executives, based upon recommendations from the Compensation Committee. The Board views CEO selection and management succession as one of its most important responsibilities. In coordination with the Compensation Committee, the Board: (1) develops criteria for the CEO position that reflects the Company’s business strategy; (2) routinely reviews and discusses succession planning; and (3) identifies potential internal successors for the CEO. The Board also maintains an emergency succession plan that is reviewed periodically.

16.	Annual Compensation Review of Senior Management

The Compensation Committee has primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions, including the CEO, and for overseeing the development of executive succession plans. As part of this responsibility, the committee oversees the design, development and implementation of the compensation program for the CEO and the other executive officers. The committee evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program. The CEO and the committee together assess the performance of the other executive officers and determine their compensation, based on initial recommendations from the CEO.

17.	Access to Senior Management

Non-management directors are encouraged to interact with senior management of the Company without senior corporate management present.

18.	Access to Independent Advisors

The Board and its committees shall have the right at any time to retain independent outside accounting, financial, legal or other advisors, and the Company shall provide appropriate funding, as determined by the Board or any committee, to compensate such independent outside advisors, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out their duties.

19.	Director Education

New directors participate in an orientation program provided by the General Counsel and the Chief Financial Officer. Each new director shall spend a day at the Company’s headquarters or other offices for personal briefing by senior management on the Company’s strategic plans, its financial statements, and its key policies and practices. In addition, directors shall be provided with continuing education on subjects that would assist them in discharging their duties, including regular programs on the Company’s financial planning and analysis, compliance and corporate governance developments; business-specific learning opportunities through site visits and Board meetings; and briefing sessions on topics that present special risks and opportunities to the Company. The Company will also provide the directors with access to outside educational programs pertaining to the directors’ responsibilities, such as “directors’ colleges.”

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20.     Voting Standard

Directors shall be elected by a plurality of the votes cast at a meeting of shareowners by the holders of shares entitled to vote in the election.

21.     Stock Ownership Requirements

We require our CEO, executive officers reporting directly to the CEO and certain directors to own significant amounts of Company stock. All non-management directors who are not officers or employees of GE or its affiliates are required to hold at least five times the cash portion of their annual retainer (currently $500,000) worth of Company stock and/or restricted stock units while serving as a director of the Company.

In addition, our CEO and executive officers reporting to the CEO are required to hold Company stock that is equivalent to a multiple of the officer’s base salary as of the date of his or her election or appointment, calculated based upon the average closing Company stock price for the 365-day period immediately preceding the date of calculation:

Position	Multiple
CEO	6x
CFO	3x
Other executive officers reporting to the CEO	2x

Individual and joint holdings of Company stock with immediate family members as specified by the committee, including those shares held trust for the benefit of the director, officer or his or her immediate family, in the Company’s 401(k) plan or any deferred compensation accounts, count toward the guidelines, as well as deferred stock units and restricted stock and restricted stock united, whether or not vested.

Directors (as applicable) and executive officers have five years to attain the foregoing ownership threshold from the date elected or appointed to the relevant position. Directors and executive officers who have not met the ownership requirements within the time required are required to hold seventy-five percent of the net shares acquired from future exercises or vestings through the Company’s equity compensation programs (e.g., stock option exercises and restricted stock and performance unit vestings) until the ownership levels are met.

22.     Prohibition on Hedging Company Stock

Company directors and executive officers should not enter into any derivative transaction in Company stock, including short sales, forwards, equity swaps, options or collars that are based on the Company’s stock price. Company directors and executive officers should not pledge shares of Company stock as collateral or security for indebtedness.

23.     Shareowner Approval of Severance and Death Benefits

If the Board were to agree to pay severance benefits to any of the officers named in the summary compensation table in the Company’s proxy statement (the “named executive officers”), the Company would seek shareowner approval of such benefits if: (i) the executive’s employment was terminated prior to retirement for performance reasons; and (ii) the value of the proposed severance benefits would exceed 2.99 times the sum of the executive’s base salary and bonus.

For this purpose, severance benefits would not include: (a) any payments based on accrued pension benefits; (b) any payments of salary or bonus amounts that had accrued at the time of termination; (c) any restricted stock units paid to an executive who was terminated within two years prior to age 60; (d) any stock-based incentive awards that had vested or would otherwise have vested within two years following the executive’s termination; and (e) any retiree health, life or other welfare benefits. The Board will also seek shareowner approval for any future agreement or policy that would require the Company to make payments, grants or awards of unearned amounts following the death of any of its named executive officers. This policy does not apply to payments, grants or awards of the sort that are offered to other Company employees. For this purpose, “future agreement” includes the modification or amendment of any existing agreement.

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24.     Potential Impact on Compensation from Executive Misconduct

If the Board determines that an executive officer has engaged in conduct detrimental to the Company, the Board may take a range of actions to remedy the conduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the conduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics, which affect the executive officer’s compensation, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the accurate financial statements or performance metrics; provided that if the Board determines that an executive engaged in fraudulent misconduct it will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

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ANNEX B

Baker Hughes, a GE company
Audit Committee Charter

The Audit Committee (the Committee) of the Board of Directors (the Board) of Baker Hughes, a GE company (the Company), is created by the Board to discharge the responsibilities set forth in, and shall have the authority and membership and operate according to the procedures provided in this charter.
The Committee shall consist of three directors. Members of the Committee shall be appointed by the Board upon the recommendation of the Governance & Nominating Committee and may be removed by the Board in its discretion. All members of the Committee shall be independent directors under the New York Stock Exchange’s (the NYSE) listing requirements and the Company’s independence guidelines, as set forth in the Company’s Governance Principles, and shall also satisfy the Securities and Exchange Commission’s (the SEC) more rigorous independence requirement for members of the audit committee. At least one member of the Committee shall be a Company Independent Director, as defined in the Stockholders Agreement (as defined below). At least one member of the Committee shall qualify as an “audit committee financial expert” under the federal securities laws and each member of the Committee shall have sufficient financial experience and ability to discharge his or her responsibilities as required under the NYSE listing requirements. This charter is intended to implement the provisions of the Stockholders Agreement (the Stockholders Agreement) dated July 3, 2017 between the Company and General Electric Company. In the event of any conflict between this charter and the Stockholders Agreement, the provisions of the Stockholders Agreement shall prevail.
In view of the demands and responsibilities of the Committee, members of the Committee shall not serve on more than two additional audit committees of other public companies, and the chair of the Committee should not serve on more than one other audit committee of a public company.
The Board shall designate a member of the Committee as chairperson. The Committee will meet at least four times a year in such places as it deems necessary to fulfill its responsibilities. All meetings of the Committee will be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof and quorum and voting requirements, and written minutes of each meeting will be duly filed in the Company records.
The purpose of the Committee shall be to assist the Board in its oversight of the integrity of the financial statements of the Company, of the Company’s compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor and of the performance of the Company’s internal audit function and independent auditors. The Committee has an oversight role, and, in fulfilling that role, it relies on the reviews and reports noted below.
In furtherance of this purpose, the Committee shall have the following authority and responsibilities, in addition to any other responsibilities which may be assigned from time to time by the Board:

1.
To meet to review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any other matters required to be reviewed under applicable legal, regulatory or NYSE listing requirements.

2.
To discuss with management and the independent auditor, as appropriate, prior to their release to the public, earnings, press releases and financial presentations provided to analysts and rating agencies.

3.
To select the independent auditor to examine the Company’s accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate, compensate and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). The independent auditor and each such registered public accounting firm will report directly to the Committee. The Committee shall have the sole

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authority to approve all audit engagement fees and terms and the Committee, or the chair of the Committee, must pre-approve any audit and non-audit service provided to the Company by the Company’s independent auditor.

4.	To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response.

5.
As required by NYSE listing requirements, to discuss with management the Company’s risk assessment and risk management policies and processes, including risk policies and processes relating to financial statements, financial systems, financial reporting processes, regulatory, compliance and litigation risks and auditing.

6.
The Committee shall review (i) significant matters regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and significant matters as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative Generally Accepted Accounting Principles methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

7.
To review and approve the internal corporate audit staff function, including: (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and staffing; and (iii) concurrence in the appointment, compensation and rotation of the internal audit leader.

8.	To ensure the rotation of the lead audit partner having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit, as required by law.

9.
To review, with the chief financial officer, chief accounting officer, the internal audit leader or such others as the Committee deems appropriate, the Company’s internal system of audit and financial controls and the results of internal audits.

10.
To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm’s internal quality-control procedures; the auditing firm’s independence; and any material issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry (including inspections by the Public Company Accounting Oversight Board) or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Company.

11.	To prepare and publish an annual Committee report in the Company’s proxy statement.

12.	To set policies for the hiring of employees or former employees of the Company’s independent auditor.

13.
To review and investigate any matters pertaining to the integrity of management or adherence to standards of business conduct as required in Company policies. This should include regular reviews of compliance processes and programs in general and the corporate ombudsman process in particular. In connection with these reviews, the Committee will meet, as deemed appropriate, with the general counsel and other Company officers or employees.

14.
To establish and oversee procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

15.	The Committee shall meet separately, periodically, with management, the internal audit leader and the Company’s independent auditors.

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The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate so long as at least one member of the subcommittee shall be a financial expert.
The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.
The Committee shall report its actions and any recommendations to the Board after each Committee meeting and shall conduct an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

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ANNEX C
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

The Company presents its financial results in accordance with U.S. GAAP which includes the results of BHI and GE O&G from the merger closing date of July 3, 2017. However, management believes that using additional non-GAAP measures on a combined business basis will enhance the evaluation of the profitability of the Company and its ongoing operations. Combined business results combine the results of GE O&G with BHI as if the acquisition date had occurred on the first day of all periods presented. All combined business results presented in this Proxy Statement are unaudited. Such combined business results are not prepared in accordance with Article 11 of Regulation S-X. The following tables reconcile BHGE GAAP financial information with combined business basis financial information (non-GAAP) used in the Proxy Statement of BHGE for the year ended December 31, 2017.

Year ended December 31, 2017
(in millions)	BHGE	Add: Baker Hughes (1)(January 1, 2017 to July 3, 2017)	Combined Business Basis
Consolidated results
Orders	$17,376	$4,662	$22,038
Revenue	17,259	4,662	21,921
Operating income/(loss) (GAAP)	(107)	(126)	(233)
Operating income (adjusted)	922	111	1,033
Research and development	501	135	636

Year ended December 31, 2016
(in millions)	BHGE	Add: Baker Hughes (1)	Combined Business Basis
Consolidated results
Orders	$11,273	$9,833	$21,106
Revenue	13,269	9,833	23,102
Operating income/(loss) (GAAP)	659	(1,925)	(1,266)
Operating income/(loss) (adjusted)	1,346	(735)	611
*Certain columns and rows may not sum up due to the use of rounded numbers.

(1)	Certain reclassifications and adjustments were performed to conform BHI results to the current BHGE presentation. These consist of the following:

•	Adjusted orders and revenue exclude royalty income of $4 million and $8 million for the year ended December 31, 2017 and December 31, 2016, respectively.

•
Operating income (loss), both GAAP and adjusted, to exclude other income and royalties originally of $35 million and $4 million for the year ended December 31, 2017, respectively, and $55 million and $8 million for the year ended December 31, 2016, respectively. Of the $55 million of other income for the year ended December 31, 2016, $24 million was adjusted from corporate operating income.

•	Reclassified $67 million and $41 million of litigation charges for the year ended December 31, 2017 and 2016, respectively, from operating income (corporate) to restructuring, impairment & other.

•	Reclassified $97 million of loss on sale of business from non-operating income to restructuring, impairment and other charges included in operating income for the year ended December 31, 2016.

•	Reclassified $142 million of loss on extinguishment of debt from non-operating income to restructuring, impairment and other charges included in operating income in the year ended December 31, 2016.

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The reconciliations of GAAP and adjusted operating income/(loss) for year ended December 31, 2017 and December 31, 2016 are as follows:

Year ended December 31, 2017
(in millions)	BHGE	Add: Baker Hughes (January 1, 2017 to July 3, 2017)	Combined Business Basis
Operating loss (GAAP)	$(107)	$(126)	$(233)
Inventory impairment and related charges	244	—	244
Restructuring, impairment and other	412	157	569
Merger and related costs	373	80	453
Total operating income adjustments	1,029	237	1,266
Adjusted operating income (non-GAAP)	$922	$111	$1,033

Year ended December 31, 2016
(in millions)	BHGE	Add: Baker Hughes	Combined Business Basis
Operating income/(loss) (GAAP)	$659	$(1,925)	$(1,266)
Inventory impairment and related charges	138	617	755
Restructuring, impairment and other	516	2,015	2,531
Goodwill impairment	—	1,858	1,858
Merger and related costs	33	(3,301)	(3,268)
Total operating income adjustments	687	1,189	1,876
Adjusted operating income/(loss) (non-GAAP)	$1,346	$(735)	$611

The calculation of adjusted earnings (loss) before interest and taxes (EBIT) for the six months ended December 31, 2017 is as follows:

(in millions)	Six months ended December 31, 2017
Net loss attributable to Baker Hughes, a GE company (GAAP)	$(73)
Net loss attributable to noncontrolling interests	(282)
Provision for income taxes	42
Equity in loss of affiliate	11
Loss before income taxes and equity in loss of affiliate	(302)
Other non operating income, net	(10)
Interest expense, net	98
EBIT	(214)
Inventory impairment and related charges	225
Restructuring, impairment and other	310
Merger and related costs	222
Total EBIT adjustments	757
Adjusted EBIT (non-GAAP)	$544

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The calculation of adjusted free cash flow for the six months ended December 31, 2017 is as follows:

(in millions)	Six months ended December 31, 2017
Cash flow from operating activities (GAAP)	$(410)
Add: cash used in capital expenditures, net of proceeds from disposal of assets	(362)
Free cash flow (non-GAAP)	(772)
Impact of ending monetization program	1,223
Deal & restructuring cash outflows	511
Total free cash flow adjustments	1,734
Adjusted cash flow (non-GAAP)	$962

Adjusted revenue is the consolidated revenue (GAAP) for the six months ended December 31, 2017 of $11,138 million adjusted for the impact of foreign exchange of $61 million resulting in adjusted revenue (non-GAAP) of $11,199 million.

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ANNEX D

BAKER HUGHES, A GE COMPANY
EMPLOYEE STOCK PURCHASE PLAN

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TABLE OF CONTENTS

ARTICLE I
PURPOSE, SHARE COMMITMENT AND INTENT
1.1	Purpose	D-4
1.2	Share Commitment	D-4
ARTICLE II
DEFINITIONS

ARTICLE III
ELIGIBILITY
3.1	General Requirements	D-5
3.2	Exclusions from Participation	D-5
ARTICLE IV
OPTIONS
4.1	Terms of an Offering	D-5
4.2	Grant of Options	D-5
4.3	Maximum Number of Shares Subject to Option	D-5
4.4	Formula or Specific Share Limitation Established by the Company	D-5
4.5	Annual $12,000 Limitation	D-5
4.6	Adjustments of Options	D-5
4.7	Insufficient Number of Shares	D-6
ARTICLE V
PAYROLL DEDUCITONS
5.1	Authorization of Payroll Deductions	D-6
5.2	Payroll Deductions Continuing	D-6
5.3	Right to Stop Payroll Deductions	D-6
5.4	Accounting for Funds	D-6
5.5	Participating Company's Use of Funds	D-6
5.6	Return of Funds	D-6

ARTICLE VI
IN SERVICE ELECTION CHANGES; TERMINATION OF EMPLOYMENT
6.1	In Service Election Changes	D-6
6.2	Termination of Employment Prior to the Exercise Date	D-7

ARTICLE VII
EXERCISE OF OPTION
7.1	Purchase of Shares of Stock	D-7
7.2	Issuance of Shares of Stock	D-7
ARTICLE VIII
ADMINISTRATION
8.1	Powers	D-7
8.2	Standard of Judicial Review of Committee Actions	D-8

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ARTICLE I

PURPOSE, SHARE COMMITMENT AND INTENT

1.1     Purpose. The purpose of the Plan is to provide Employees that are selected by the Company to participate in the Plan an opportunity to purchase shares of Stock through periodic offerings of options to purchase shares of Stock at a discount and thus develop a stronger incentive to work for the continued success of the Company. The Plan is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

1.2     Share Commitment. The aggregate number of shares of Stock authorized to be sold pursuant to Options granted under the Plan is 15,000,000, subject to adjustment as provided in Section 4.6. In computing the number of shares of Stock available for grant, any shares of Stock relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1     “Account” means the bookkeeping account maintained by the Committee that reflects the amount of payroll deductions credited on behalf of a Participant under the Plan.

2.2     “Affiliate” means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or General Electric Company.

2.3     “Authorized Leave of Absence” means a bona fide leave of absence from service with the Company or an Affiliate if the period of the leave does not exceed 90 calendar days, or, if longer, so long as the individual’s right to reemployment with the Company or an Affiliate is guaranteed either by statute or contract.

2.4     “Base Compensation” means regular straight-time earnings or base salary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.

2.5     “Board” means the Board of Directors of the Company, as constituted from time to time.

2.6     “Change in Control” has the meaning assigned to it in the Baker Hughes, a GE company 2017 Long-Term Incentive Plan, as may be amended from time to time.

2.7     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8     “Company” means Baker Hughes, a GE company.

2.9     “Committee” means a committee of the Board acting in accordance with the provisions of Section 8.1, designated by the Board to administer the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to Section 8.1(b).

2.10     “Employee” means any employee of a Participating Company.

2.11     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12     “Exercise Date” means the last Trading Day of each Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

2.13     “Fair Market Value” means, with respect to any share of Stock, the closing price of a share of Stock on the date as of which the determination is being made or as otherwise determined in a manner specified by the Committee.

2.14     “Grant Date” means the first day of each Offering Period, which is the day all eligible Employees are granted an Option under the Plan.

2.15     “Offering” means a given offering of Options under the Plan.

2.16     “Offering Period” means, with respect to a given Offering, the period beginning on the Grant Date and ending on the Exercise Date. The Offering Periods shall begin and end at such times as are specified by the Board or the Committee. Unless and until the Board or the Committee specifies different Offering Periods in writing, there shall be four quarterly Offering Periods during a calendar year, each of which commences on the first day of the quarter and ends on the last day of the quarter.

2.17     “Option” means an option granted under the Plan to purchase shares of Stock at the Option Price on the Exercise Date.

2.18     “Option Price” means the price per share of Stock to be paid by each Participant upon exercise of an Option. The Option Price may be stated as either a percentage or as a dollar amount. The Option Price shall be subject to adjustment under Section 4.6. Unless the Board or the Committee establishes in writing a different Option Price that will apply with respect to a given Offering Period, the Option Price shall be an amount that is equal to 85 percent of the Fair Market Value of a share of Stock on the Exercise Date. The Committee has no authority to establish an Option Price that is lower than the amount specified in the preceding sentence unless such lower Option Price is approved by the Board or the Committee in advance of the applicable Offering Period. Without limiting the foregoing, the Board or the Committee may establish in writing, in advance of the applicable Offering Period, an Option Price equal to a specified percentage but not less than 85 percent of the Fair Market Value of a share of Stock on (a) the Grant Date or (b) the Exercise Date, whichever is lower.

2.19     “Participant” means, with respect to an Offering, an Employee who elects to participate in such Offering.

2.20     “Participating Company” means the Company or any of its Subsidiaries that is selected for participation in the applicable Offering pursuant to Article IX.

2.21     “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

2.22     “Plan” means the Baker Hughes, a GE company Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

2.23     “Stock” means the Class A common shares of the Company, $0.0001 par value, and such other securities as may become available, pursuant to an adjustment under Section 4.6.

2.24     “Subsidiary” means (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.24     “Trading Day” means a day on which the principal securities exchange on which the shares of Stock are listed is open for trading.

ARTICLE III

ELIGIBILITY

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3.1     General Requirements. Each Employee of each Participating Company who is not excluded from participation pursuant to Section 3.2 is eligible to participate in a given Offering if such Employee is in the employ of a Participating Company on the Grant Date. Participation in the Plan by any Employee is voluntary.

3.2     Exclusions From Participation. Options will be granted to all Employees of all Participating Companies under each Offering; provided, however, the Committee, in its sole discretion, may determine to exclude any Employee or group of Employees from any Offering, including, without limitation, due to administrative, financial or local law considerations. For clarity, the following individuals are excluded from coverage under an Offering: an individual classified by the Participating Company as an independent contractor or a non-employee consultant, an individual who is performing services for a Participating Company through a leasing or employment agency, or an employee of an entity other than a Participating Company.

ARTICLE IV

OPTIONS

4.1     Terms of an Offering. The terms of an Offering shall be established by the Committee. The terms shall be set forth in writing and communicated to eligible Employees prior to the Grant Date for the Offering. The terms of an Offering shall include (1) a designation of the Participating Company, (2) the identification of any exclusions from participation applicable to the Offering (which exclusions must be permitted under Section 3.2), (3) the Offering Period, and (4) the Option Price. Offerings may be consecutive and overlapping, and the terms of each Offering need not be identical.

4.2     Grant of Option. Effective as of the Grant Date of each Offering, the Company shall grant an Option to each Participant which shall be exercisable on the Exercise Date through funds accumulated by the Participant through payroll deductions made during the Offering Period. Each Option grant is subject to the availability of a sufficient number of shares of Stock reserved for purchase under the Plan. In the event there is an insufficient number of shares reserved for purchase under the Plan, the number of shares purchased shall be adjusted as provided in Section 4.7.

4.3     Maximum Number of Shares Subject to Option. An Option granted to an Employee for any Offering shall be for that number of shares of Stock equal to the least of the number of whole shares of Stock that may be purchased during the Offering Period (1) at the Option Price with the amount credited to the Participant’s Account on the Exercise Date, (2) under limitations established by the Committee pursuant to Section 4.4, or (3) under the limitation set forth in Section 4.5. The number of shares of Stock that may be purchased under an Option shall be subject to adjustment under Sections 4.6 and 4.7.

4.4     Formula or Specific Share Limitation Established by the Company. The Committee shall establish and announce to Participants prior to an Offering a maximum number of shares of Stock that may be purchased by a Participant during the Offering Period. The Committee may specify that the maximum amount of Stock that a Participant may purchase under an Offering is determined on the basis of a uniform relationship to the total compensation, or the basic or regular rate of compensation, of all Employees. Notwithstanding any other provision of the Plan, unless the Committee determines otherwise with respect to an Offering, the maximum number of shares of Stock that a Participant shall be permitted to purchase during an Offering Period is the lesser of (1) 1,275 shares or (2) the number of shares of Stock that may be purchased with $3,000 at a per share price of 85% of the Fair Market Value of a share of Stock (determined as of the Grant Date).

4.5     Annual $12,000 Limitation. No Employee will be permitted to purchase shares of Stock under the Plan at a rate which exceeds $12,000, or with respect to any Employee whose Base Compensation is denominated in a currency other than United States dollars, the equivalent amount as denominated in such local currency, as determined by the Committee, in Fair Market Value of the shares of Stock (determined at the time the Option is granted) for each calendar year in which any Option granted to the Employee is outstanding at any time.

4.6     Adjustments of Options. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares shall be issued in respect of the outstanding shares of Stock, or the shares of Stock shall be changed into the same or a different number of the

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same or another class of stock, the total number of shares of Stock authorized to be committed to the Plan, the number of shares of Stock subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide for (a) the acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

4.7     Insufficient Number of Shares. If the number of shares of Stock reserved for purchase for any Offering Period is insufficient to cover the number of shares which Participants elect to purchase during such Offering Period, then the number of shares of Stock which each Participant has a right to purchase on the Exercise Date shall be reduced to the number of shares of Stock which the Committee shall determine by multiplying the number of shares of Stock reserved under the Plan for such Offering Period by a fraction, the numerator of which shall be the number of shares of Stock which the Participant elected to purchase during the Offering Period and the denominator of which shall be the total number of shares of Stock which all Participants elected to purchase during such Offering Period.

ARTICLE V

PAYROLL DEDUCTIONS

5.1     Authorization of Payroll Deductions. For an Employee to participate during a given Offering Period, he must elect to participate in the Offering by authorizing deductions from his Base Compensation prior to the Grant Date in accordance with procedures established by the Committee. Unless the Participant changes the rate of the Participant’s payroll deductions, the Participant’s payroll deductions shall continue through the last pay date prior to the Exercise Date. A Participant may not make additional payments to the Participant’s Account. An Employee who does not authorize payroll deductions from his Base Compensation with respect to a given Offering shall be deemed to have elected to not participate in the Offering.

5.2     Payroll Deductions Continuing. A Participant’s payroll deduction authorization may remain in effect for all ensuing Offering Periods until changed by the Participant in accordance with procedures established by the Committee.

5.3     Right to Stop Payroll Deductions. Except for a complete cessation of participation pursuant to Section 6.1, a Participant shall have no right to discontinue the Participant’s payroll deduction authorization.

5.4     Accounting for Funds. As of each payroll deduction period, the Participating Company shall cause to be credited to the Participant’s Account in a ledger established for that purpose the funds withheld from and attributable to the Participant’s Base Compensation for that period. No interest shall be credited to the Participant’s Account at any time. The obligation of the Participating Company to the Participant for this Account shall be a general corporate obligation and shall not be funded through a trust or secured by any assets which would cause the Participant to be other than a general creditor of the Participating Company.

5.5     Participating Company’s Use of Funds. All payroll deductions received or held by a Participating Company may be used by the Participating Company for any corporate purpose, and the Participating Company shall not be obligated to segregate such payroll deductions.

5.6     Return of Funds. Except as specified herein, as soon as administratively practicable after the expiration of an Offering Period, payroll deductions that are not used to purchase Stock during such Offering Period will be refunded to the Participants without interest.

ARTICLE VI

IN SERVICE ELECTION CHANGES; TERMINATION OF EMPLOYMENT

6.1     In Service Election Changes. A Participant may decrease the amount of payroll deductions, and may stop payroll deductions altogether, during an Offering Period. A Participant may not increase payroll deductions during an Offering Period (which also means that a Participant who stops payroll deductions during an Offering Period may not contribute for the rest of that period). Election changes must be made in accordance with established administrative procedures, and will not result in refunds of any previous contributions. If the Participant wishes to

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participate in any future Offering Period, he must file a new payroll deduction election within the time frame required by the Committee for participation in the next Offering Period.

6.2     Termination of Employment Prior to the Exercise Date. If a Participant’s employment with the Company and all Affiliates terminates for any reason, including but not limited to retirement, death, or disability, prior to the Exercise Date, any unapplied payroll deductions will be used to purchase Shares, and contributions will not resume unless and until the Participant again becomes an Employee and enrolls in the Plan.

ARTICLE VII

EXERCISE OF OPTION

7.1     Purchase of Shares of Stock. Subject to the provisions of the Plan, on the Exercise Date of the applicable Offering Period for an Offering, each Participant’s Account shall be used to purchase shares of Stock, which may result in the crediting of fractional shares at the Option Price for that Offering. Any fractional shares will be computed to four decimal places. After the purchase of all shares of Stock available on the Exercise Date, all Options granted for the Offering to the extent not used are terminated and no Option shall remain exercisable after the Exercise Date.

7.2     Issuance of Shares of Stock. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of shares of Stock certificates or any other means as the Committee, in its discretion, deems appropriate; provided that no Stock certificates will be delivered for any fractional shares. The Committee may, in its discretion, hold a certificate for any shares of Stock or cause shares of Stock to be legended in order to comply with the securities laws of the applicable jurisdiction, or should the shares of Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Stock as the Committee considers necessary or advisable to comply with applicable law.

ARTICLE VIII

ADMINISTRATION

8.1     Powers. Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any law or regulation in jurisdictions in which Participants are eligible to receive Options under any Offering.

(a)     Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority:

i.     to delegate or make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

ii.     to construe all provisions of the Plan;

iii.     to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

iv.     to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

v.     to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants’ entitlement to benefits;

vi.     to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between a Participating Company and a Participant, and any questions it believes advisable for the proper administration of the Plan; and;

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vii.     to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.

(b)     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including any Participating Company, any Affiliate, any Participant, any stockholder, and any Employee. Actions of the Committee may be taken by:

i.     the Chairman of the Committee;

ii.     a subcommittee, designated by the Committee;

iii.     the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by the Chairman, such a subcommittee or by the Committee (whether upon the abstention or recusal of such members or otherwise), shall be the action of the Committee for purposes of the Plan; or

iv.     one or more officers or managers of the Company or any Subsidiary, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.

8.2     Standard of Judicial Review of Committee Actions. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties, including without limitation all Participants and their beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

ARTICLE IX

PARTICIPATION IN PLAN BY SUBSIDIARIES

9.1     Participation Procedure. The Company, acting through the Committee, shall designate the Subsidiaries of the Company that may participate in a given Offering. A Subsidiary that is selected to participate in an Offering shall provide the Company all information required by the Company in order to administer the Plan.

9.2     No Joint Venture Implied. Neither the participation in the Plan or an Offering by a Subsidiary nor any act performed by it in relation to the Plan shall create a joint venture or partnership relation between it and the Company or any other Subsidiary.

ARTICLE X

TERMINATION, CHANGE IN CONTROL AND AMENDMENT OF THE PLAN

10.1     Termination. The Company may, by action of the Board or the Committee, terminate the Plan at any time and for any reason. Upon any such termination, all outstanding Options shall, as determined by the Board or the Committee in its sole discretion, (a) terminate, and as soon as administratively feasible there shall be refunded to each Participant the remaining funds in the Participant’s Account, or (b) a date established by the Board or the Committee that is on or before the date of such termination shall be treated as the last day of the Offering Period, and all outstanding Options shall be exercisable on such date. The Plan shall automatically terminate upon the purchase by Participants

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of all shares of Stock committed to the Plan, unless the number of shares of Stock committed to the Plan is increased by the Committee or the Board and approved by the stockholders of the Company.

10.2.     Change in Control. In the event of a Change in Control, the Board or the Committee, in its sole discretion, may provide for any of the following: (a) each Option shall be assumed or an equivalent option shall be substituted by the acquirer in such Change in Control, (b) a date established by the Board or the Committee that is on or before the date of such Change in Control shall be treated as the last day of the Offering Period, and all outstanding Options shall be exercisable on such date, or (c) all outstanding Options shall terminate and as soon as administratively feasible there shall be refunded to each Participant the remaining funds in the Participant’s Account.

10.3     Amendment. The Board or the Committee has the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable. The Board or the Committee may suspend the operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant’s Account, reduce a Participant’s rights with respect to shares of Stock previously purchased and held on the Participant’s behalf under the Plan or adversely affect the current Option a Participant already has outstanding under the Plan without the Participant’s agreement. Any amendment changing the aggregate number of shares of Stock to be committed to the Plan and any other change for which stockholder approval is required under regulations issued by the Department of Treasury or the listing rules of the New York Stock Exchange or such other stock exchange or national market system on which shares of Stock are listed or quoted, must be approved by the stockholders of the Company in order to be effective.

10.4     Plan Term; Approval by Stockholders. Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect from the date of the adoption of the Plan by the Board until terminated in accordance with Section 10.1. The Plan shall be submitted for approval by the stockholders of the Company prior to the first Exercise Date. Options may be granted prior to such stockholder approval; provided, however, that if such approval has not been obtained prior to the first Exercise Date, all Options previously granted under the Plan shall thereupon terminate without being exercised, and the funds credited to each Participant’s account shall be returned to such Participant as soon as administratively feasible after such termination.

ARTICLE XI

MISCELLANEOUS

11.1     Plan Not An Employment Contract. The adoption and maintenance of the Plan is not a contract between any Participating Company and its Employees which gives any Employee the right to be retained in his employment. Likewise, it is not intended to interfere with the rights of any Participating Company to discharge any Employee at any time or to interfere with the Employee’s right to terminate the Employee’s employment at any time.

11.2     Options Are Not Transferable. Any Option granted to a Participant under the Plan is not transferable by the Participant other than by will or the laws of descent and distribution, and must be exercisable, during the Participant’s lifetime, only by the Participant. In the event any Participant attempts to violate the terms of this Section 11.2, any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in the Participant’s Account, all of the Participant’s rights under the Plan will terminate.

11.3     No Rights of Stockholder. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he acquires shares of Stock as provided in the Plan.

11.4     Governmental Regulations. The obligation to sell or deliver the shares of Stock under the Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of the shares of Stock.

11.5     Notices. All notices and other communications in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at the Participant’s last known address or to the Participant’s designated personal representative or beneficiary as determined in accordance with Section11.11, or to the Participating Company or its designated representative, as the case may be.

11.6     Indemnification. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable

BHGE 2018 Proxy Statement | D-9

expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

11.7     Tax Withholding. At the time a Participant’s Option is granted or exercised or at the time a Participant disposes of some or all of the shares of Stock purchased under the Plan, the Participant must make adequate provision for the Participating Company’s federal, state, foreign or other tax withholding obligations, if any, which arise upon the grant or exercise of the Option or the disposition of the shares of Stock. At any time, the Participating Company may, but shall not be obligated to, withhold from the Participant’s Option, by way of net settlement, the number of Shares otherwise issuable on exercise of such Option as is necessary for the Participating Company to meet applicable withholding obligations.

11.8     Gender and Number. If the context requires it, words of one gender when used in the Plan shall include the other gender, and words used in the singular or plural shall include the other.

11.9     Data Privacy. By participating in the Plan, each Participant agrees to the collection, processing, use and transfer of personal information by the Participating Company that employs the Participant, the Company, and the Committee in order to administer the Plan.

11.10     Dispositions in Compliance with Securities Laws. By becoming a Participant in the Plan, each Participant agrees that any dispositions of shares of Stock by such Participant shall be in compliance with the provisions of federal, state and foreign securities laws, including the provisions of Section 16(b) of the Exchange Act.

11.11     Beneficiary(ies). At the time of the Participant’s or former Participant’s death, any shares of Stock in the Account shall be distributed to such Participant’s or former Participant’s (a) executor or administrator or (b) his heirs at law, if there is no administration of such Participant’s or former Participant’s estate. Before any distribution is made, the Committee may require appropriate written documentation of (1) the appointment of the personal representative of the Participant’s estate or (2) heirship.

11.12     Severability. Each provision of the Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

11.13     Binding Effect. The Plan shall be binding upon any successor of the Company.

11.14     Limitation on Liability. Under no circumstances shall the Company incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any Person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s role as Plan sponsor.

11.15     Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law without regard to conflict of law.

11.16     Section 409A of the Code. Options granted under the Plan to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Options granted to U.S. taxpayers under the Plan will be subject to such terms and conditions that will permit such Options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares subject to an Option be delivered within the short-term deferral period. If the Committee determines that an Option or the exercise, payment, settlement, or deferral thereof is subject to Section 409A of the Code, the Option will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other Person if an Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto.

BHGE 2018 Proxy Statement | D-10

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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E43438-P04857

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DETACH AND RETURN THIS PORTION ONLY

BAKER HUGHES, A GE COMPANY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Withhold
1a. W. Geoffrey Beattie	☐	☐
1b. Gregory D. Brenneman	☐	☐
1c. Clarence P. Cazalot, Jr.	☐	☐
1d. Martin S. Craighead	☐	☐
1e. Lynn L. Elsenhans	☐	☐
1f. Jamie S. Miller	☐	☐
1g. James J. Mulva	☐	☐
1h. John G. Rice	☐	☐
1i. Lorenzo Simonelli	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. An advisory vote related to the Company's executive compensation program.	☐	☐	☐
3. The approval of the Company's Employee Stock Purchase Plan.	☐	☐	☐
4. The ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2018.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E43439-P04857

BAKER HUGHES, A GE COMPANY
Annual Meeting of Stockholders
May 11, 2018 9:00 AM, CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lorenzo Simonelli and William D. Marsh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of the Class A Common Stock and Class B Common Stock of BAKER HUGHES, A GE COMPANY that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on May 11, 2018, at 2001 Rankin Road, Baker Street Conference Room, Houston, Texas 77073, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side